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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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DOLLAR TREE, INC.
(Name of Registrant as Specified In Its Charter)

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JOINT LETTER FROM
OUR EXECUTIVE CHAIRMAN AND
OUR LEAD INDEPENDENT DIRECTOR

Dear Fellow Shareholders,

              You are cordially invited to join us for our 2021 virtual annual meeting of shareholders, which will be held on Thursday, June 10, 2021, at 8:00 a.m. Eastern Time. As part of our precautions regarding the COVID-19 coronavirus pandemic, the 2021 annual meeting of shareholders of Dollar Tree, Inc. will be held exclusively online via webcast. You will be able to attend the 2021 annual meeting, vote your shares electronically, and submit questions during the meeting by visiting

www.virtualshareholdermeeting.com/DLTR2021

              You may also submit questions in advance of the meeting at www.proxyvote.com after logging in with your control number. The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting.

              As we look forward to our 2021 annual meeting of shareholders, we wanted to write to you to share the Board's perspective on the year just completed.

COMPANY PERFORMANCE & BUSINESS STRATEGY

              The Dollar Tree and Family Dollar teams accomplished a great deal in 2020 and their health and safety, as well as the health and safety of the communities they serve, remains a top priority. Since the beginning of the COVID-19 pandemic in North America, the Company's frontline store and distribution center associates, along with support from the field leadership and Store Support Center teams, have continued to work diligently to help mitigate risks, while maintaining clean environments, keeping store shelves stocked, and providing vital products at great values in convenient, close-to-home locations. The Company incurred approximately $279.0 million in COVID-related costs throughout the year, which was mainly paid through wage premiums and bonuses in recognition of our frontline associates' extraordinary efforts, as well as cleaning supplies and personal protective equipment. The Company's management believes that it is important to support its frontline associates who have shown persistent commitment, dedication, and hard work in keeping stores open in order to provide essential products when customers need it most. These efforts contributed to the Company's successes in 2020.

              During times of uncertainty, the Company believes its more than 15,600 Dollar Tree and Family Dollar stores are "part of the solution" for millions of households seeking great values, in convenient and safe shopping locations. The Board continues to be engaged and is regularly briefed by management on the Company's ongoing proactive and precautionary actions to help mitigate the effects of the COVID-19 pandemic.

              The Company's annual sales exceeded $25 billion for the first time in 2020, and we believe there is a long runway for growth ahead. The strategic initiatives that have been refined and tested, along with a streamlined execution plan led by the Company's seasoned leadership team, built a strong foundation to produce record results in 2020—driving an enterprise same-store sales increase of 6.1%, on top of the prior year's increase of 1.8%; growing gross profit to more than $740.0 million, a 70 basis point improvement from the prior year; leveraging selling, general and administrative expenses by 140 basis points, despite the COVID-related costs; improving enterprise operating profit to 7.4%, a 210 basis point improvement from the prior year; and delivering annual diluted earnings per share of $5.65.

              At the end of fiscal 2020, the Company had more than $1.4 billion in cash on its balance sheet and now has $2.4 billion remaining on its share repurchase authorization, following the $2.0 billion increase to the plan that the Board authorized on March 2, 2021. The Company expects that capital expenditures for 2021 will total approximately $1.2 billion and the majority of the excess cash flow may be dedicated to share repurchases.

              Throughout 2020, the Dollar Tree brand continued to test, modify, and improve the Dollar Tree Plus! initiative. As announced in late 2020, the Company is expanding the multi-price assortment from the current base to a total of 500 stores by August 2021. Dollar Tree Plus! exceeded the Company's sales plan in the fourth quarter of 2020 and there was great sell-through on its seasonal products, toys, and household consumables. The Company also expects to see additional buying synergies as some of the $3 and $5 merchandise will be offered in both the Dollar Tree and Family Dollar stores. Also in 2020, the brand completed the expansion of its successful Crafter's Square® section to all U.S. Dollar Tree stores, which gives customers great solutions for the current "learn-from-home" and "work-from-home" environment. Customers love the values from both the Dollar Tree Plus! and Crafter's Square offerings.

              The Company is writing a bold new chapter in its business with two great stores coming together, growing across America like no other retailer can. Building on the success of the Family Dollar H2 store renovation program, which saw a same-store sales lift of greater than 10% at renovated stores, the Company recently announced its newest, tested, and proven concept, the Combination (or Combo) Stores. Combining the best of the Dollar Tree and Family Dollar brands, the Combo Stores serve small towns and rural communities across the U.S. and delivered a same-store sales lift of greater than 20% on average. Nearly 50 of these stores were open at the end of fiscal 2020 and the Company will begin rolling out the Combo Stores in 2021, with more than 3,000 markets identified for future growth. Both the H2 format and Combo Stores will be part of the Family Dollar new store and renovation strategy moving forward. The goal is to have various store formats that offer the best of the Dollar Tree and Family Dollar brands to serve customers in all types of geographic markets. The Company will continue to change, evolve, and improve to deliver long-term value to its shareholders.

              Since acquiring Family Dollar, the Company has opened nearly 3,250 new stores, renovated more than 2,800 Family Dollar stores, continually generated strong cash flow from operations, aggressively paid down debt, repurchased $600 million in shares, proactively mitigated the majority of impacts from tariffs, consolidated its two store support centers, and realigned its leadership under one executive team. These actions have enhanced the Company's ability and flexibility to better leverage the two powerful brands to drive improved productivity, efficiencies, and returns in 2021 and beyond.

ADDRESSING SUSTAINABILITY RISKS

              It is our strong belief, shared with the rest of the Board, that safeguarding shareholder value requires that Dollar Tree carefully assess and address the risks inherent in our business. In particular, our Board and management recognize the importance of planning for the potential impact of climate change and other sustainability risks, and we are taking action to evaluate how our long-term business strategy may be adapted to address these potential challenges.

              Our vision has widened over the decades to encompass concerns in the communities where we work and live. Early on our attention was drawn to developing standards about the products we sell, what goes into making them, and how our vendors and supply chain can promote a safer, more equitable world. At the same time, our customers and our shareholders were asking for more details about our efforts across a range of sustainability topics. In 2019, we realized that stakeholders were seeking even more robust data and we committed to expanding our Corporate Sustainability Report. That document, updated annually, now covers climate change risks and provides significant additional information about Dollar Tree's response to the crisis. As management works to identify and disclose key environmental, social, and governance (ESG) risks, we have also added diversity, equity and inclusion (DEI) and other social metrics to our reporting. We were driven not only by a desire to calculate and mitigate, but also by the promise that our efforts could make a real difference and set us on a path to a brighter future.

CORPORATE GOVERNANCE & BOARD REFRESHMENT

              We believe that a "fit-for purpose" Board with diverse backgrounds, perspectives and experiences is critically important for ensuring the execution of good corporate governance and effective oversight of management and the business. In last year's letter, we announced our adoption of a waterfall strategy with the goal of reaching and thereafter maintaining a relatively balanced mix of short, medium and long-tenured directors. In carrying out this strategy, the Board, through its Nominating, Governance and Sustainability Committee, launched a formal search for a diverse candidate to replace Conrad Hall who retired in June 2020. As a result of this search, the Board appointed Winnie Park in December 2020. She is a retail Chief Executive Officer with substantial experience in brand-building, omni-channel, special and multi-brand retail and wholesale, and public board experience. Ms. Park brings a wealth of highly relevant and complimentary experience to our Board. Since 2016, the Board has made significant changes to its composition by adding six highly qualified independent directors, three of them women. Collectively, the newer directors provide skillsets that are important to our business, which includes retail, e-Commerce, brand-building, marketing, financial expertise, risk management, cybersecurity, strategic planning and public board experience, all of which aligns to our business strategy.

              As part of the Board's ongoing commitment to the waterfall strategy, Thomas A. Saunders III, who served on the board for 28 years, and Carl Zeithaml, who served on the Board for 14 years, have decided to retire at our annual meeting. Both Mr. Saunders and Dr. Zeithaml have been instrumental in Dollar Tree's many achievements over the years and we extend our thanks for their hard work and dedication. With the recent appointment of Ms. Park and the upcoming retirements, the average tenure of our Board will decrease from 9.2 years to 7.1 years and reflect a balanced mix of newer directors with fresh perspectives and seasoned directors with deep institutional knowledge of the Company. We believe that a well-balanced, skilled and diverse Board that is aligned to our business strategy will ensure the long-term success of our Company.

              Whether or not you plan to attend the virtual annual meeting, your vote is important, and we encourage you to vote your shares promptly.

              We also want to thank all of you for your confidence in the Board as we continue to execute our strategy for long-term value creation while reacting responsibly to the health concerns and economic challenges presented by the coronavirus pandemic. We wish you good health and look forward to engaging with you in the months and years ahead.

              Sincerely yours,

Bob Sasser Executive Chairman	Greg Bridgeford Lead Independent Director

QUICK INFORMATION

              The following charts provide quick information about Dollar Tree's 2021 annual meeting and our corporate governance and executive compensation practices. These charts do not contain all of the information provided elsewhere in the proxy statement; therefore, you should read the entire proxy statement carefully before voting.

Annual Meeting Information

DATE & TIME	VIRTUAL MEETING	RECORD DATE

Thursday, June 10, 2021 at 8:00 a.m., Eastern Time	The 2021 annual meeting will be held in a virtual meeting format. Shareholders can access the meeting online through	April 9, 2021
www.virtualshareholdermeeting.com/DLTR2021

Proposals That Require Your Vote

Proposal	Voting Options	Board Recommendations	More Information

Proposal No. 1 Election of Directors	FOR, AGAINST, or ABSTAIN for each Director Nominee	FOR each Nominee on the proxy card	Page 103

Proposal No. 2 Advisory Vote on NEO Compensation	FOR, AGAINST, or ABSTAIN	FOR	Page 104

Proposal No. 3 Ratification of Appointment of Independent Auditors	FOR, AGAINST, or ABSTAIN	FOR	Page 105

Proposal No. 4 Approval of the Company's 2021 Omnibus Incentive Plan	FOR, AGAINST, or ABSTAIN	FOR	Page 108

See "Information About the Annual Meeting and Voting" beginning on page 98 for the various ways available for submitting your vote.

Corporate Governance & Compensation Quick Facts

Governance or Compensation Item	Dollar Tree's Practice

Board Composition, Leadership and Operations
(excludes Mr. Saunders and Dr. Zeithaml who are retiring at the 2021 annual meeting)

Number of directors	11

Director independence	82%

Standing Board committee independence	100%

Separate Chairman of Board and Chief Executive Officer	Yes

Robust Independent Lead Director Role	Yes

Majority Voting standard in director elections	Yes

Director resignation policy	Yes

Board oversight of company strategy and risks	Yes

Annually-elected Board	Yes

Average director age	62

Average director tenure	7.1

Directors attending fewer than 75% of meetings	None

Annual Board, committee and individual director self-evaluation process	Yes

Independent directors meet without management present	Yes

Number of Board meetings held in 2020	9

Total number of Board and committee meetings held in 2020	32

Sustainability and Corporate Responsibility

Expanded Board oversight of sustainability	Yes

Environmental Policy	Yes

Human Rights Policy	Yes

Occupational Health and Safety Policy	Yes

Political Contribution and Expenditure Policy Statement	Yes

Corporate Sustainability Report	Yes

Strategic report on impact of climate change (included in Corporate Sustainability Report)	Yes

Vendor code of conduct	Yes

Governance or Compensation Item	Dollar Tree's Practice

Other Governance Practices

Codes of conduct for directors, officers and associates	Yes

Shareholder engagement policy	Yes

Anti-hedging policy	Yes

Robust stock ownership policies	Yes

Shares pledged by officers and directors	None

Material related party transactions with directors	None

Family relationships	None

Independent auditor	KPMG LLP

Compensation Practices

Executive compensation programs designed to reward performance, incentivize growth and drive long-term shareholder value	Yes

Robust Clawback policy	Yes

Employment agreements for executive officers	No

Incentive awards based on challenging performance targets	Yes

Percentage of incentive compensation at risk	100%

Annual risk assessment of compensation policies and practices	Yes

Frequency of say on pay advisory vote	Annual

Shareholder votes in favor of say on pay proposal in 2020	92%

Independent compensation consultant	Korn Ferry

Double-trigger change-in-control provisions	Yes

Policy for timing of annual grant of incentive awards	Yes

Repricing of underwater options	No

Excessive perks	No

DOLLAR TREE, INC.
500 Volvo Parkway
Chesapeake, Virginia 23320

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on
Thursday, June 10, 2021

To Our Shareholders:

              In light of the ongoing public health impact of the Coronavirus disease (COVID-19) pandemic, we have decided to hold our annual meeting this year in a virtual format to avoid the need for in-person shareholder attendance, as we are committed to the health and well-being of our employees and shareholders. As a result, the entire meeting will be held online and there will be no physical location for shareholders to attend. Shareholders may participate in the annual meeting on Thursday, June 10, 2021 at 8:00 a.m. Eastern Time by logging in at:

www.virtualshareholdermeeting.com/DLTR2021

Shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. During the meeting, shareholders will be able to listen, vote and submit questions from any location using any internet-connected device. You may submit questions in advance of the meeting at www.proxyvote.com after logging in with your control number. Questions may also be submitted during the annual meeting through www.virtualshareholdermeeting.com/DLTR2021. To be admitted to the annual meeting, you must enter the control number found on your proxy card, voting instruction form or notice.

              The following items of business are on the agenda for the annual meeting:

  •
  To elect eleven director nominees to the Company's Board of Directors ("Board") as identified in the attached proxy statement, each to serve as a director for a one-year term;

  •
  To approve, by a non-binding advisory vote, the compensation of the Company's named executive officers;

  •
  To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year 2021;

  •
  To approve the Company's 2021 Omnibus Incentive Plan; and

  •
  To act upon any other business that may properly come before the meeting or any adjournments or postponements thereof.

              Shareholders of record at the close of business on April 9, 2021 will receive notice of and be allowed to vote at the annual meeting.

              We have elected to distribute our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each shareholder. We believe this will increase shareholder value by decreasing our printing and distribution costs, reducing the potential for environmental impact by conserving natural resources, and allowing for convenient access to and delivery of materials in an easily searchable format. If you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials that is being mailed to our shareholders on or about April 30, 2021.

              Your vote is important to us. To ensure the presence of a quorum at the annual meeting, we encourage you to read the proxy statement and then vote your shares promptly by Internet, by phone or by signing, dating and returning your proxy card (if you request a paper copy). Sending in your proxy card will not prevent you from voting your shares at the annual meeting, as your proxy is revocable at your option.

By Order of the Board of Directors

WILLIAM A. OLD, JR. Corporate Secretary
Chesapeake, Virginia April 23, 2021

IMPORTANT NOTICE ABOUT THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 10, 2021

The Company's proxy statement and annual report to shareholders for the fiscal year ended January 30, 2021 are available at https://www.dollartreeinfo.com/investors/financial/annuals.

OUR BOARD AND CORPORATE GOVERNANCE

The Work of the Board

              Our Board of Directors is highly engaged and focused on strategy and the best use of capital to maximize shareholder value. The Board is also committed to having highly qualified and diverse directors with varying experiences, skills and perspectives to accomplish that goal. In fiscal 2020, the Board met nine (9) times, the Nominating, Governance and Sustainability Committee met five (5) times, the Audit Committee met eight (8) times and the Compensation Committee met ten (10) times.

              Each year, strategy and capital allocation are a primary focus of the Board, which regularly reviews a wide array of strategic choices. The Board continues to have robust discussions regarding the Company's long-term strategic plans, most recently in 2021, and believes that the existing strategic plan provides the foundation for long term sustainable growth and shareholder value.

              Additionally, the Board plays a critical role in overseeing enterprise risk, primarily through the work of its committees, which report matters relating to their areas of responsibility back to the full Board. Our Board has been engaged with management and has overseen the Company's actions in response to the COVID-19 pandemic and its impact on the Company and its stakeholders.

              In March 2021, the Board's Nominating and Corporate Governance Committee changed its name to Nominating, Governance and Sustainability Committee to reflect its integral and enhanced role in the oversight of the Company's strategy and risks relating to ESG and sustainability. In carrying out its expanded role, the Committee is responsible for developing and recommending policies and procedures relating to the environment, human rights, labor, health and safety, workforce diversity, supply chain, governance and similar matters affecting Company stakeholders and increasing stakeholder transparency into such policies The Board, through its Compensation Committee, expanded its responsibilities to include the oversight of the Company's strategies and policies related to human capital management, including with respect to diversity, equity and inclusion, workplace environment and culture, and talent development and retention.

              More particularly, in March 2020, the Board determined that it would be in the best interest of the Company and its stakeholders to prepare a report evaluating the challenges posed by climate change to our continued ability to create sustainable shareholder value. The Company engaged with certain of its institutional shareholders on this topic over the past several months and hired a consultant to assist the Company with the expanded corporate sustainability report that was published in April 2021.

Board Self-Assessment and Skills Matrix

              The Board is committed to ensuring it has a relevant diversity of skills and experience to oversee the Company, its management, its strategic plan and the execution of that plan. Expertise in retail investments, retail operations, retail merchandising, retail supply chain, change and risk management, capital markets, finance, accounting, technology, e-Commerce, marketing, human resource and talent development are important to our Board oversight. This expertise can be gained in a variety of ways, such as being the chief executive officer of a public retailer, serving as a member of the board or in the "C" suite, or managing private equity investments. We regularly evaluate candidates that can provide new voices and additional perspectives which will be relevant to the Company as its strategic plan continues to evolve.

              The Board's annual self-evaluation led by the Nominating, Governance and Sustainability Committee is the foundation of our skills assessment process. Through the evaluation, the Board assesses its composition, processes, committee structure and composition, meetings and overall effectiveness. The directors provide feedback on the Board and its committees through questionnaires, and the results are aggregated on an anonymous basis to encourage candor among the directors. The Nominating, Governance and Sustainability Committee presented a summary of the results to the Board and key insights from the assessment were discussed during the March 2021 Committee and Board meetings. As a result of its assessment, the Board determined that our director nominees, as a group, represent an effective mix of skills, experiences, diversity and fresh perspectives.

              The table below summarizes the key skills, experiences, diversity and other qualifications of our nominees for director. The director biographies beginning on page 7 describe each nominee's background and relevant experience in more detail.

Director Skills, Experiences, Diversity and Other Qualifications

	Witynski (CEO)	Sasser (Chair)	Barron	Bridgeford	Dickson	Lewis	Naylor	Park	Stahl	Wheeler	Whiddon
Director Skills and Experiences											
Executive Leadership											
Public Company CEO Experience	•	•			•						
Private Company CEO Experience						•		•	•		
Senior Executive Experience	•	•	•	•	•		•		•	•	•
Financial Expertise											
Public Company CFO Experience							•			•	•
Private Company CFO Experience						•				•	
CPA/Audit/Accounting Experience						•	•				•
Investment Banking/Private Equity/M&A/Capital Markets						•	•		•	•	•
Other Professional Expertise											
Consumer/Retail Industry	•	•	•	•	•		•	•	•	•	•
Marketing/Advertising/Communications	•	•		•		•		•	•		
Strategic Planning	•	•	•	•	•		•	•	•	•	•
Operations	•	•	•		•	•					•
Human Resources			•			•			•		
Information Technology						•	•	•			•
Cybersecurity						•	•				
Risk Management							•				•
Global Sourcing/Supply Chain	•	•	•		•						•
Director Qualifications											
Dollar Tree Independent Director			•	•	•	•	•	•	•	•	•
Dollar Tree Board Tenure (years)	<1	16	13	5	2	13	3	<1	3	2	17
Other Public Board Experience		•	•		•	•	•	•	•	•	•
Demographic Background											
Age	58	69	73	66	65	74	62	50	54	49	68
Gender:											
Male	•	•	•	•	•	•	•				•
Female								•	•	•	
Ethnicity:											
White/Caucasian	•	•	•	•	•		•		•	•	•
Black or African American						•					
Asian								•

*
The information in the table above does not include Mr. Saunders or Dr. Zeithaml who plan to retire at the 2021 annual meeting.

Director Refreshment and Tenure

              In 2019, the Board, in consultation with SpencerStuart, adopted a waterfall strategy where each year beginning in 2020, as our newer members continue to gain needed experience, we expect to engage thoughtfully in additional Board refreshment. Our goal is to reach and thereafter maintain a relatively balanced mix of short, medium and long-term tenured directors. The Board, through its Nominating, Governance and Sustainability Committee, launched a formal search to find a diverse candidate to replace Conrad Hall, who retired in June 2020. As a result of this search, the Board appointed Winnie Park in December 2020. Ms. Park is a Chief Executive Officer with deep experience in retail, brand-building, omni-channel and merchandising and she brings a diverse perspective to the Board. The Board continues to make progress on its waterfall strategy with the recent announcement of Mr. Saunders and Dr. Zeithaml's retirement at the 2021 annual meeting.

              Since 2016, Dollar Tree has added six highly qualified independent directors to its Board and plans to continue its multi-year effort to achieve a "fit-for-purpose" Board. Following the annual meeting, the tenure profile of our Board will reflect a balanced mix of short, medium and long-tenured directors with four (4) directors having two (2) years or less in tenure, three (3) between three (3) to five (5) years in tenure and four (4) with over ten years.

CORPORATE GOVERNANCE HIGHLIGHTS

              As the Company grows and evolves, our Board of Directors is engaged in a multi-year effort to enhance its membership and refine its governance policies and practices. The Board seeks to further increase its effectiveness as well as its alignment with and transparency to shareholders. These changes include:

►
Board refreshment.    In 2020, the Board continued to execute on its waterfall strategy by launching a formal director search for a diverse candidate to replace Conrad Hall who retired from the Board at the 2020 annual meeting of shareholders. As a result this search, the Board appointed Winnie Park in December 2020. Ms. Park's experience as a retail CEO and her substantial experience in brand-building, omni—channel, specialty and multi-brand retail and wholesale helps us achieve a "fit for purpose" Board of Directors. Over several years, the Board has thoughtfully increased the diversity of perspectives and voices within the boardroom, ensuring the Board has the right skills and experience to guide Dollar Tree through its next phase of development. Since 2016:
  ◊
  Six (6) independent directors have joined the Board,

  ◊
  Six (6) directors have left the Board, four (4) of them non-independent, including the three Dollar Tree co-founders Macon F. Brock, Jr., H. Ray Compton and J. Douglas Perry,
  ◊
  Three (3) women have joined the Board, and

  ◊
  Thomas A. Saunders III and Carl Zeithaml plan to retire from the Board at the 2021 annual meeting of shareholders.
►
Board leadership.    Led by its independent members, the Board:
  ◊
  In 2019, elected a new Lead Independent Director, Gregory M. Bridgeford, who has robust authority to oversee the Board's operations and relationship with management, and
  ◊
  In 2019, appointed Gregory M. Bridgeford as Chair of our Compensation Committee and appointed Stephanie Stahl as Chair of our Nominating, Governance and Sustainability Committee.
  ◊
  In March 2021, appointed Jeffrey G. Naylor as Chair of our Audit Committee.
►
Strengthened ESG oversight.    Over the last couple of years the Board has enhanced ESG oversight through the Nominating, Governance and Sustainability Committee and undertaken to increase transparency about the Company's sustainability and ESG risks. Among other things, the Board:
  ◊
  Directed the Nominating, Governance and Sustainability Committee to evaluate, discuss, and, as appropriate, direct the disclosure of the Company's risks relating to corporate social responsibility and sustainability and ESG risks, at least twice a year,

  ◊
  Specified that coverage should include the environment, human rights, labor, health and safety, workforce diversity, supply chain, governance and similar matters affecting Company stakeholders,
  ◊
  Directed the Compensation Committee to oversee the Company's strategies and policies related to human capital management, including matters related to diversity, equity and inclusion, workplace environment and culture, and talent development and retention,
  ◊
  Reviewed and approved the Company's publication of an expanded corporate sustainability report evaluating the potential challenges posed by climate change to our business and our continued ability to create sustainable shareholder value.
►
Enhanced governance best practices.    The Board previously adopted best practices such as a declassified board, a majority voting standard for uncontested elections of directors and proxy access, which are intended to increase accountability to shareholders. Building on these actions, the Board:
  ◊
  Formalized an enhanced Shareholder Engagement Policy with guidelines promoting direct interactions between independent directors and shareholders,
  ◊
  Determined to set Board tenure goals with a waterfall approach annually to foster an on-going mix of directors with short-, medium- and longer-term tenures,
  ◊
  Engaged independent outside consultants to evaluate the performance of the Board and make recommendations with respect to Board governance and composition,
  ◊
  Enhanced already robust Corporate Governance Guidelines, and
  ◊
  Strengthened our executive long-term incentive program to create further alignment between pay and performance.

DIRECTOR BIOGRAPHIES

              Biographical and other information for our directors is provided below.

ARNOLD S. BARRON DIRECTOR SINCE MARCH 2008 AGE: 73 BOARD COMMITTEES: Compensation Committee	Mr. Barron served as the Senior Executive Vice President, Group President of The TJX Companies, Inc. from 2004 until his retirement in January 2009. His employment with The TJX Companies began in 1979.

PREVIOUS WORK AND BOARD EXPERIENCE

•

2000 to 2004: Executive Vice President, Chief Operating Officer, The Marmaxx Group (the combined entity of T.J. Maxx and Marshalls)

•

1996 to 2000: Senior Vice President, Group Executive, The TJX Companies

•

1993 to 1996: Senior Vice President, General Merchandising Manager, T.J. Maxx

•

1979 to 1993: held several other executive positions within The TJX Companies, Inc.

•

2009 to 2013: served as a director on the Board of rue21 (Chair of the Compensation Committee, Chair of the Corporate Governance and Nominating Committee)

EDUCATION

•

Received a B.A. in Mathematics from Boston University.

EXPERTISE

•

With more than thirty years of retail experience in senior management, operations, merchandising, supply chain, strategic planning, human resources and systems in the United States, Canada, United Kingdom and Europe, Mr. Barron brings a combination of skills and experience spanning areas key to our business.

GREGORY M. BRIDGEFORD DIRECTOR SINCE MAY 2016 AGE: 66 LEAD INDEPENDENT DIRECTOR BOARD COMMITTEES: Compensation Committee, Chair Nominating, Governance and Sustainability Committee	Mr. Bridgeford served as the Chief Customer Officer of Lowe's Companies, Inc. from 2012 to 2014 until his retirement. His employment with Lowe's began in 1982 where he held various senior level positions.

PREVIOUS WORK AND BOARD EXPERIENCE

•

2004 to 2012: Executive Vice President of Strategy and Business Development, Lowe's

•

1999 to 2004: Senior Vice President of Strategy and Business Development, Lowe's

•

1998 to 1999: Senior Vice President of Marketing, Lowe's

•

1994 to 1998: Senior Vice President and General Merchandising Manager, Lowe's

•

1989 to 1994: Vice President of Merchandising, Lowe's

•

1986 to 1989: Vice President of Corporate Development, Lowe's

•

1982 to 1986: Director of Corporate Development, Lowe's

EDUCATION

•

Graduated with a B.A. from the University of Virginia and received an MBA from Wake Forest University.

EXPERTISE

•

Mr. Bridgeford brings to our Board more than thirty years of retail experience in the areas of customer experience, merchandising, real estate, international, marketing, advertising and communications, strategic planning and business process improvement.

THOMAS W. DICKSON DIRECTOR SINCE DECEMBER 2018 AGE: 65 BOARD COMMITTEES: Compensation Committee	Mr. Dickson served as the Chief Executive Officer of Harris Teeter Supermarkets, Inc., a leading regional supermarket chain located primarily in the Southeastern and Mid-Atlantic United States, from February 1997 until his retirement in January 2014. He currently serves on the Board of Brixmor Property Group, Inc. where he is a member of the Compensation Committee.

PREVIOUS WORK AND BOARD EXPERIENCE

•

February 1996 to February 1997: Executive Vice President, Harris Teeter

•

February 1994 to February 1996: President of American & Efird, Inc., a wholly-owned subsidiary of Harris Teeter

•

February 1991 to February 1994: Executive Vice President, American & Efird, Inc.

•

1989 to 1991: Senior Vice President, Marketing and International, American & Efird, Inc.

•

1987 to 1989: Vice President, International Operations, American & Efird, Inc.

•

December 2016 to September 2018: Board of Directors of Conagra Brands, Inc. (Nominating, Governance and Public Affairs Committee)

•

March 2016 to June 2017: Board of Directors of CST Brands, Inc. (Nominating and Corporate Governance)

•

April 2014 to March 2015: Chair of the Board of The Pantry, Inc.

•

March 2006 to January 2014: Chair of the Board of Harris Teeter

EDUCATION

•

Mr. Dickson graduated with a B.A. from the University of Virginia and an MBA from the University of Virginia Darden School of Business.

EXPERTISE

•

Mr. Dickson brings to our Board more than thirty years of executive leadership with extensive experience in the retail and consumer products industries, a broad real estate knowledge, and substantial public board experience. He also brings extensive knowledge in strategic planning and international experience in managing foreign operations and sourcing.

LEMUEL E. LEWIS DIRECTOR SINCE JULY 2007 AGE: 74 BOARD COMMITTEES: Audit Committee	Mr. Lewis served as the Executive Vice President and Chief Financial Officer of Landmark Communications, Inc. from 2000 until his retirement in 2006. He currently serves on the Board of Directors of Markel Corporation (Audit Committee, Chair).

PREVIOUS WORK AND BOARD EXPERIENCE

•

1981 to 2000: held various senior level positions, including President of The News Channel 5 Network from 1992 to 1999, and President of KLAS TV from 1986 to 1990

•

2011 to 2019: Director, Owens & Minor, Inc. (Audit Committee Chair from 2014-2019)

•

2008 to 2010: Chair of the Board of the Federal Reserve Bank of Richmond

•

2005 to 2008: Chair of the Audit Committee for the Federal Reserve Bank of Richmond

•

2006 to 2008: Director, Board of Landmark Communications

•

2002 to 2006: Director, Board of The Weather Network

EDUCATION

•

Mr. Lewis graduated with a B.A. in Economics from the University of Virginia and an MBA from the University of Virginia Darden School of Business.

EXPERTISE

•

Mr. Lewis brings to the Board many years of experience in accounting, finance, human resources, marketing, mergers and acquisitions and business unit operations. The Board also benefits from his valuable financial experience as a former Chief Financial Officer and his service on the Board of the Federal Reserve Bank of Richmond. In addition, our Board has determined that Mr. Lewis qualifies as an Audit Committee financial expert.

JEFFREY G. NAYLOR DIRECTOR SINCE MARCH 2018 AGE: 62 BOARD COMMITTEES: Audit Committee, Chair Nominating, Governance and Sustainability Committee	Mr. Naylor is a former Chief Financial Officer and Senior Executive of The TJX Companies. He is the Managing Director of his consulting firm, Topaz Consulting LLC, where he advises private equity firms on potential transactions and provides services in the area of strategy and finance. In addition, he currently serves on the Board of Directors of Synchrony Financial (Lead Independent Director; Chair, Audit Committee; Compensation Committee), Emerald Expositions Events, Inc. (Chair, Nominating and Corporate Governance Committee; Compensation Committee), and Wayfair, Inc. (Audit Committee).

PREVIOUS WORK AND BOARD EXPERIENCE

•

February 2013 to April 2014: Senior Corporate Advisor, TJX Companies, Inc.

•

January 2012 to February 2013: Senior Executive Vice President and Chief Administrative Officer, TJX Companies, Inc.

•

February 2009 to January 2012: Senior Executive Vice President, Chief Financial and Administrative Officer, TJX Companies, Inc.

•

June 2007 to February 2009: Senior Executive Vice President, Chief Administrative and Business Development Officer, TJX Companies, Inc.

•

September 2006 to June 2007: Senior Executive Vice President, Chief Financial and Administrative Officer, TJX Companies, Inc.

•

February 2004 to September 2006: Chief Financial Officer, TJX Companies, Inc.

•

2001 to 2004: Chief Financial Officer, Big Lots, Inc.

•

Held senior level positions with Limited Brands, Sears, Roebuck and Co., and Kraft Foods, Inc.

•

Mr. Naylor began his career as a Certified Public Accountant with Deloitte Haskins & Sells.

•

2010 to 2016: Board Member (Audit Committee), Fresh Market,  Inc.

EDUCATION

•

Mr. Naylor graduated with a B.A. in Economics from Northwestern University and an MBA from J.L. Kellogg School of Management.

EXPERTISE

•

Mr. Naylor brings to our Board an extensive financial and accounting background as well as significant leadership and retail experience. In addition, our Board has determined that Mr. Naylor qualifies as an Audit Committee financial expert.

WINNIE Y. PARK DIRECTOR SINCE DECEMBER 2020 AGE: 50 BOARD COMMITTEES: Audit Committee	Ms. Park is the Chief Executive Officer of Paper Source, Inc., an omni-channel specialty retailer, a position she has held since September 2015. She currently serves on the Board of Directors of Express, Inc. (Audit Committee). Paper Source filed for Chapter 11 bankruptcy on March 2, 2021 following the adverse effects of the COVID-19 pandemic. Prior to the pandemic, Paper Source had achieved rapid expansion and sustained sales growth under Ms. Park's leadership.

PREVIOUS WORK AND BOARD EXPERIENCE

•

2012 to 2015: Executive Vice President, Global Marketing and eCommerce, DFS Group Ltd.

•

2006 to 2012: Global Vice President, Fashion, DFS Group Ltd.

•

2004 to 2006: Senior Director, Women's Merchandising for the Dockers brand, Levi Strauss & Co.

•

2003 to 2004: Director, Global Strategy for the Dockers brand, Levi Strauss & Co.

•

2001 to 2003: Engagement Manager, McKinsey & Company

EDUCATION

•

Ms. Park graduated with a B.A., Cum Laude, in Public and International Affairs from Princeton University and an MBA in Corporate Finance and Marketing from Northwestern University.

EXPERTISE

•

Ms. Park is a retail and marketing leader with deep experience in brand-building, e-Commerce, omni-channel specialty retail, merchandising and international expertise. In addition, the Board has determined that Ms. Park qualifies as an Audit Committee expert.

BOB SASSER Executive Chairman DIRECTOR SINCE JUNE 2004 AGE: 69	Mr. Sasser is the Executive Chairman of Dollar Tree Board of Directors. He previously served as the Chief Executive Officer of Dollar Tree from 2004 to September 2017.

PREVIOUS WORK AND BOARD EXPERIENCE

•

2004 to 2017: Chief Executive Officer, Dollar Tree

•

2004 to 2013: President and Chief Executive Officer, Dollar Tree

•

2001 to 2003: President and Chief Operating Officer, Dollar Tree

•

1999 to 2000: Chief Operating Officer, Dollar Tree

•

1997 to 1998: Senior Vice President, Merchandise and Marketing, Roses Stores, Inc.

•

1994 to 1996: Vice President, General Merchandise Manager, Michaels Stores, Inc.

•

Prior to 1994: Managed areas of increasing responsibility, primarily at Roses Stores, Inc. in field operations, corporate sales promotion and marketing, buying, global sourcing, merchandising and executive management.

•

2012 to 2016: Board Member (Audit Committee), Fresh Market, Inc.

EDUCATION

•

Mr. Sasser graduated with a BS in Marketing from Florida State University.

EXPERTISE

•

Mr. Sasser's demonstration of outstanding leadership skills, business acumen, commitment to excellence, and his major contributions to the Company's growth and success as the former Chief Executive Officer of Dollar Tree provides essential insight and guidance to our Board. During his thirteen year tenure as Chief Executive Officer, shareholder value increased 733%, as compared to the S&P 500 increase of 125% during the same timeframe. In addition, the Board benefits from Mr. Sasser's forty-eight years of discount retail leadership experience across all areas of corporate and field operations, including merchandising, marketing, sales promotion, advertising, branding, and customer engagement. He brings to the Board expertise in the areas of merchandising, global sourcing, supply chain, buying, allocation and replenishment, real estate and retail technology.

THOMAS A. SAUNDERS III* DIRECTOR SINCE 1993 AGE: 84 BOARD COMMITTEES: Nominating, Governance and Sustainability Committee *MR. SAUNDERS IS RETIRING AT THE 2021 ANNUAL MEETING	Mr. Saunders is the CEO of Ivor & Co., LLC, a private investment firm. He is a founder of Saunders Karp & Megrue, a private equity firm that owned 50% of Dollar Tree at the time of its IPO and whose retail companies included Ollie's Bargain Outlet, Bob's Discount Furniture, Marie Callender's, Café Rio, Mimi's Café, Miller's Ale House, Children's Place, rue21, Charlotte Russe, Tommy Bahama, Hat World, Targus and Norcraft Companies. He is a Senior Advisor to numerous private equity firms and serves as a trustee of the Heritage Foundation, New York Historical Society, Marine Corps University Foundation, Cold Spring Harbor Laboratory, and the American Civil War Museum and the Norton Museum of Art.

PREVIOUS WORK AND BOARD EXPERIENCE

•

2013 to Present: Lead Director and Chairman of the Nominating and Corporate Governance Committee of VitalConnect

•

1996 to 2016: Director for Hibbett Sports serving on the Audit, Nominating and Corporate Governance, and Compensation Committees

•

2005 to 2018: Trustee and Chairman of the Heritage Foundation

•

2011 to 2012: Chairman of the Nominating and Corporate Governance Committee for Teavana Holdings

•

2001 to 2005: Member of the Board of Visitors of the University of Virginia; Chairman of the Finance Committee

•

1974 to 1989: Managing Director of Morgan Stanley & Co., leading its Capital Markets Group, managing its Syndicate Department and serving as Chairman of its Leveraged Equity Fund II ("MSLEF II")

•

2007 to 2019: Lead Independent Director, Dollar Tree

•

2001 to 2021: Nominating, Governance and Sustainability Committee, and Chair from 2001 to 2007 and 2009 to 2019, Dollar Tree

•

2001 to 2007: Chair of the Audit Committee, Dollar Tree

EDUCATION

•

Mr. Saunders holds a BSEE from Virginia Military Institute and an MBA from the University of Virginia Darden School of Business.

EXPERTISE

•

Mr. Saunders is a financial expert with preeminent experience in investment banking and domestic and global capital markets. He worked closely with Morgan Stanley clients managing IPOs, equity and debt financings and advising on capital structures. His innovation led to the implementation of new public offering techniques still used in today's equity markets. Mr. Saunders has extensive experience with retail company strategy, operations and corporate governance. He drove investment and valuation analysis to maximize equity value across a portfolio of over 50 retail, industrial and healthcare companies, and he has a deep understanding of the Dollar Tree business.

STEPHANIE P. STAHL DIRECTOR SINCE JANUARY 2018 AGE: 54 BOARD COMMITTEES: Nominating, Governance and Sustainability Committee, Chair Compensation Committee	Ms. Stahl is the Chief Executive Officer and Co-Founder of Ace of Air, a 100% zero waste and fully circular beauty and wellness brand, a position she has held since 2017. She currently serves on the Board of Directors of Knoll, Inc. (Chair, Nominating and Corporate Governance Committee; Audit Committee), and Founders Table Restaurant Group.

PREVIOUS WORK AND BOARD EXPERIENCE

•

2015 to current: Owns and operates Studio Pegasus, LLC, an investment and advisory company focused on onsumer sector digital start ups.

•

2012 to 2015: Executive Vice President, Global Marketing & Strategy, Coach, Inc.

•

2010 to 2011: Chief Executive Officer, Tracy Anderson Mind & Body, LLC

•

2003 to 2006: Executive Vice President, Chief Marketing Officer, Revlon, Inc.

•

1998 to 2003: Partner and Managing Director, The Boston Consulting Group, Inc.

•

1997: Vice President, Strategy & New Business Development, Toys "R" Us, Inc.

•

Ms. Stahl began her career as a Financial Analyst for Morgan Stanley & Co.

EDUCATION

•

Ms. Stahl graduated with a B.S. in Quantitative Economics from Stanford University and an MBA (with distinction) from Harvard University.

EXPERTISE

•

Ms. Stahl brings to our Board significant experience in marketing, digital, sustainability, brand building and strategic development. Ms. Stahl has spent her career focused on the retail/consumer sector with extensive experience in developing, executing and optimizing major change initiatives including mergers and acquisitions, post-merger integration and fundamental strategic redirection.

CARRIE A. WHEELER DIRECTOR SINCE MARCH 2019 AGE: 49 BOARD COMMITTEES: Audit Committee	Ms. Wheeler is the Chief Financial Officer of Opendoor Technologies, Inc., a leading digital platform for residential real estate, a position she has held since September 2020. She was previously a Partner and Head of Consumer and Retail Investing at TPG Global, a global private equity firm, for 21 years. She currently serves on the Board of Directors of APi Group Corporation (Audit Committee; Compensation Committee).

PREVIOUS WORK AND BOARD EXPERIENCE

•

1996 to 2017: Partner and Head of Consumer and Retail Investing, TPG Global

•

1993 to 1996: Analyst, Goldman, Sachs & Co.

•

2010 to 2018: Director, J. Crew Group (Audit Chair; Compensation Committee Chair)

•

2013 to 2017: Director, Board of Gelson's (Compensation Committee Chair)

•

2006 to 2015: Director, Board of PETCO Animal Supplies (Audit Committee Chair)

•

2005 to 2013: Director, Board of Neiman Marcus Group (Audit Committee)

EDUCATION

•

Ms. Wheeler graduated with a Bachelor of Commerce (Honors), from Queens University.

EXPERTISE

•

Ms. Wheeler is an accomplished Wall Street leader with significant investment and board experience. In addition, she is the CFO of a publicly-traded company. She brings to our Board broad experience evaluating, valuing and managing investments with a focus on retail and consumer sectors. She has substantial experience in business assessment, evaluating and executing major acquisitions, structuring debt financing, raising private capital and guiding IPO and public market transactions. In addition, our Board has determined that Ms. Wheeler qualifies as an Audit Committee financial expert.

THOMAS E. WHIDDON DIRECTOR SINCE DECEMBER 2003 AGE: 68 BOARD COMMITTEES: Audit Committee Nominating, Governance and Sustainability Committee	Mr. Whiddon retired from Berkshire Partners, LLC as an Advisory Director in 2013. He currently serves on the Board of Directors of Sonoco Products Company, Inc., (Audit Committee Chair, Corporate Governance and Nominating Committee, Executive Compensation Committee).

PREVIOUS WORK AND BOARD EXPERIENCE

•

2005 to 2013: Advisory Director, Berkshire Partners,  LLC

•

2004 to 2006: Interim Executive Operating Roles, Berkshire Partners, LLC

•

2000 to 2003: Executive Vice President of Logistics and Technology, Lowe's Companies, Inc.

•

1996 to 2000: Executive Vice President, and Chief Financial Officer, Lowe's Companies, Inc.

•

1994 to 1996: Chief Financial Officer and Treasurer, Zale Corporation

•

1986 to 1993: Treasurer, Eckerd Corporation

•

1984 to 1986: Tax Partner, KPMG

•

2003 to 2020: Board of Directors of Carter's, Inc. (Audit Committee)

EDUCATION

•

Mr. Whiddon graduated with a BS from the University of Alabama.

EXPERTISE

•

Having served as Chief Financial Officer and Treasurer of successful large public retail companies, coupled with his many years of experience in public accounting, Mr. Whiddon brings to our Board extensive financial expertise. In addition, our Board has determined that Mr. Whiddon qualifies as an Audit Committee financial expert. His service on the Board and a number of Committees of Sonoco Products Company, Inc. and his prior experience on the Board and Audit Committee of Carters, Inc. further enhances his contributions to our Board. He also brings a fresh perspective to Dollar Tree's logistics and technology focus.

MICHAEL A. WITYNSKI DIRECTOR SINCE SEPTEMBER 2020 AGE: 58	Mr. Witynski is the President and Chief Executive Officer of Dollar Tree and has served in this role since July 2020.

PREVIOUS WORK AND BOARD EXPERIENCE

•

December 2019 to July 2020: Enterprise President, Dollar Tree

•

June 2017 to December 2019: President and Chief Operating Officer, Dollar Tree Stores

•

July 2015 to June 2017: Chief Operating Officer, Dollar Tree Stores

•

August 2010 to July 2015: Senior Vice President of Stores, Dollar Tree Stores

•

2009 to 2010: President, Shaws Supermarkets

•

2006 to 2009: Group Vice President, Private Brands at Supervalu, Inc.

•

2005 to 2006: Executive Vice President, Merchandising Marketing at Supervalu, Inc.

•

1999 to 2004: Vice President Merchandising, Marketing at Cub Foods

EDUCATION

•

Mr. Witynski graduated with a BA in Business Administration from Benedictine University.

EXPERTISE

•

Mr. Witynski has more than 39 years of retail experience, including 29 years in the grocery industry, and has lead the merchandising, store operations, and supply chain functions for Dollar Tree, Family Dollar, and Dollar Tree Canada. His business acumen has driven operational excellence in stores and he has been heavily involved in the transformation of the Family Dollar brand and the continued growth of Dollar Tree. Mr. Witynski's tenure at Dollar Tree, along with his grocery background, brings a broad knowledge base to the Board.

CARL P. ZEITHAML* DIRECTOR SINCE JULY 2007 AGE: 71 BOARD COMMITTEES: Compensation Committee *DR. ZEITHAML IS RETIRING AT THE 2021 ANNUAL MEETING	Dr. Zeithaml is the Dean Emeritus of the McIntire School of Commerce at the University of Virginia. Over the past 23 years, Dean Zeithaml led the implementation of McIntire's strategy to achieve a position of global preeminence in business education. He is also a Professor in the Management Area specializing in strategic management and marketing.

PREVIOUS WORK AND BOARD EXPERIENCE

•

1986 to 1997: Faculty, Kenan-Flagler Business School at the University of North Carolina-Chapel Hill.

EDUCATION

•

Dr. Zeithaml graduated with a B.A. in Economics from University of Notre Dame, a MBA in Health and Hospital Management from University of Florida, and a Doctor of Business Administration in Strategic Management from University of Maryland.

EXPERTISE

•

Dr. Zeithaml provides the Board with expertise in strategic management, executive leadership, and marketing, with an emphasis on competitive strategy, corporate governance and global strategy. He brings to the Board extensive educational experience and a strong understanding of change management and risk management.

THE BOARD AND ITS COMMITTEES

              The Board of Directors currently consists of 13 directors who are elected annually. The Board has re-nominated all current directors for appointment as directors to serve for a one-year term, except for Thomas A. Saunders III and Carl P. Zeithaml who are retiring from the Board when their terms expire at the 2021 annual meeting of shareholders. The size of the Board will be reduced from 13 directors to 11 directors effective as of the annual meeting.

              The Board of Directors has three standing committees, each comprised solely of independent directors: the Audit Committee, the Compensation Committee and the Nominating, Governance and Sustainability Committee. The charters of our Board committees are available on our corporate website, at www.dollartreeinfo.com/investors/corporate.

              Current committee assignments are as follows:

Director	Independent Director(1)	Audit Committee(2)	Compensation Committee	NGS Committee
Arnold S. Barron	■		■
Gregory M. Bridgeford	LD		C	■
Thomas W. Dickson	■		■
Lemuel E. Lewis	■	■
Jeffrey G. Naylor	■	C		■
Winnie Y. Park	■	■
Bob Sasser
Thomas A. Saunders III*	■			■
Stephanie P. Stahl	■		■	C
Carrie A. Wheeler	■	■
Thomas E. Whiddon	■	■		■
Michael A. Witynski
Carl P. Zeithaml*	■		■
*
Retiring at the 2021 annual meeting of shareholders

LD
Lead Director

C
Committee chair

(1)
Our Board reviewed the composition of each committee and determined that the independence and other qualifications of its members meet the listing standards of the NASDAQ Stock Market and SEC regulations.

(2)
The Board, after review of each individual's employment experience and other relevant factors, has determined that Lemuel Lewis, Jeffrey Naylor, Winnie Park, Carrie Wheeler and Thomas Whiddon are qualified as audit committee financial experts within the meaning of SEC regulations.

Audit Committee

              At each regular meeting, the Audit Committee meets in executive sessions with the Company's independent auditors, Chief Legal Officer, Vice President—Internal Audit, Chief Financial Officer and Senior Vice President—Principal Accounting Officer to discuss accounting principles, financial and accounting controls, the scope of the annual audit, internal controls, regulatory compliance and other matters. The independent auditors have complete access to the Audit Committee without management present to discuss the results of their audits and their opinions on the adequacy of internal controls, quality of financial reporting and other accounting and auditing matters.

              Key functions of this committee include:

  •
  reviewing management's assessment of our internal control over the financial reporting process;

  •
  reviewing results of internal control testing related to Section 404 of the Sarbanes-Oxley Act of 2002;

  •
  reviewing and discussing the Company's practices with respect to risk assessment and risk management, including financial, operational, information security, data privacy, business continuity and legal and regulatory risks;

  •
  reviewing our quarterly and annual financial statements;

  •
  reviewing the audit efforts of our independent auditors and internal audit department;

  •
  reviewing related party transactions; and

  •
  selecting the independent auditors and any independent counsel or other advisers it deems necessary.

              The Audit Committee met eight (8) times in 2020. In addition, the Chair of the Committee conducted periodic updates with the independent auditors and/or financial management.

              All members of the Audit Committee during 2020 met the independence requirements and of the NASDAQ Stock Market and regulations of the Securities and Exchange Commission. The report of the Committee can be found beginning on page 106.

Compensation Committee

              The Compensation Committee sets all elements of compensation for our named executive officers based upon consideration of their contributions to the development and operating performance of the Company, and is primarily responsible for monitoring risks relating to the Company's compensation policies and practices to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company.

              Key functions of this Committee include:

  •
  overseeing our compensation and benefit practices;

  •
  establishing the compensation arrangements for our executive officers;

  •
  overseeing the Company's strategies and policies related to human capital management, including with respect to matters such as diversity, equity and inclusion, workplace environment and culture, and talent development and retention;

  •
  reviewing at least semi-annually the Company's initiatives related to human capital management, diversity, equity and inclusion programs and other workforce initiatives;

  •
  reviewing and discussing with management key human capital metrics that may be used by the Company;

  •
  administering our executive compensation plans and Employee Stock Purchase Plan;

  •
  administering and considering awards under our equity-based compensation plans; and

  •
  reviewing annually executives' stock ownership levels to ensure compliance with the Company's executive ownership policy.

              The Compensation Committee met ten (10) times in 2020. In addition, the Chair separately engaged in numerous in-depth discussions with members of management.

              All members of the Compensation Committee during 2020 met the independence requirements of the NASDAQ Stock Market and regulations of the Securities and Exchange Commission. The report of the Committee, together with our Compensation Discussion and Analysis and information regarding executive compensation, can be found beginning on page 46.

Nominating, Governance and Sustainability Committee

              The purpose of the Nominating, Governance and Sustainability Committee is to advise the Board of Directors on the composition, organization and effectiveness of the Board and its committees and on other issues relating to the corporate governance of the Company. The Committee is also responsible for monitoring and evaluating the Company's sustainability and ESG risks affecting its stakeholders. The Committee's primary duties and responsibilities include:

  •
  recommending candidates to be nominated by the Board, including the re-nomination of any currently serving director, to be placed on the ballot for shareholders to consider at the annual shareholders' meeting;

  •
  if the Chairman of the Board is not independent, recommending an independent director to be elected as Lead Director;

  •
  recommending nominees to be appointed by the Board to fill interim director vacancies;

  •
  reviewing periodically the membership and Chair of each committee of the Board and recommending committee assignments to the Board, including rotation or reassignment of any Chair or committee member;

  •
  reviewing and resolving requests for waivers from directors of any provision of the Company's Code of Conduct;

  •
  monitoring current developments in regulations and best practices concerning corporate governance and the duties and responsibilities of each director;

  •
  reviewing and assessing the adequacy of our Corporate Governance Guidelines and recommend changes to the Board;

  •
  conducting an annual performance self-evaluation of the corporate governance and nominating functions of the Committee, establishing criteria and processes for, and leading the Board in, the Board's annual performance self-evaluation, and conducting an annual review of each of the directors on the Board;

  •
  overseeing and reviewing the Shareholder Engagement Policy and reporting and recommending any proposed changes to such policy to the Board for approval, monitoring the process for shareholders to communicate with the Board, and assessing and recommending action on any matters raised in such communications relating to governance topics;

  •
  at least semi-annually, evaluating, discussing, and, as appropriate, directing the disclosure of the Company's risks relating to corporate social responsibility and sustainability, including the environment, human rights, labor, health and safety, workforce diversity, supply chain, governance and similar matters affecting Company stakeholders ("Sustainability Risks");

  •
  reviewing and overseeing our governance structure and other facets of the Company's corporate governance, including the structure of the Board, provisions of the Company's articles and bylaws, arrangements containing provisions that become operative in the event of a change in control of the Company and other documents, policies and procedures in the governance framework;

  •
  recommending policies for compensation and equity ownership guidelines for Board members who are not executive officers, as well as expense reimbursement policies;

  •
  reviewing annually the directors' stock ownership levels to ensure compliance with our director target ownership policy; and

  •
  monitoring annually the education of Board members on matters related to their service on the Board.

              The Committee's primary duties and responsibilities in the area of sustainability and environmental, social and governance ("ESG") oversight are to:

  •
  oversee the Company's strategy on ESG and sustainability and develop and recommend to the Board policies and procedures relating to the Company's ESG and sustainability activities;

  •
  oversee the Company's systems for evaluating materials risks and opportunities related to ESG and sustainability matters;

  •
  oversee the Company's approach to shareholder and stakeholder engagement on ESG and sustainability matters;

  •
  oversee external disclosures relating to material ESG and sustainability matters;

  •
  receive periodic reports from management regarding the identification, evaluation, management and mitigation of Sustainability Risks;

  •
  receive periodic reports from management regarding the Company's policies and procedures to prevent and mitigate Sustainability Risks, specifically to include the following Company communications:
  •
  Environmental Policy;
  •
  Human Rights Policy;
  •
  Occupational Health and Safety Policy;
  •
  Vendor Code of Conduct;
  •
  Political Contribution and Expenditure Policy Statement; and
  •
  Corporate Sustainability Report;
  •
  receive periodic reports from management regarding the Company's efforts to increase transparency into the Company's policies on Sustainability Risks for all Company stakeholders;

  •
  receive periodic reports from management regarding the Company's efforts to use as a resource in addressing Sustainability Risks relevant recommendations from national and international protocols including:
  •
  Sustainability Accounting Standards Board;
  •
  Task Force on Climate-related Financial Disclosures;
  •
  United Nations Universal Declaration of Human Rights;
  •
  United Nations Guiding Principles on Business and Human Rights; and
  •
  OECD Guidelines for Multinational Enterprises.

              The Nominating, Governance and Sustainability Committee met on five (5) occasions in 2020. During 2020, the Committee continued to review potential candidates for Board seats in order to further enhance the Board's effectiveness, and one new director and one new Committee Chair were appointed during this period. For further information on the Committee, please see "How Nominees to our Board are Selected" beginning on page 40.

Meetings of the Board of Directors

              The Board of Directors has scheduled four regular meetings in 2021 and recently held one of these meetings in March 2021. The Board will hold special meetings when Company business requires. During 2020, the Board held nine (9) meetings. Informational update calls are periodically conducted during the year. Each member of the Board attended more than 75% of all Board meetings and meetings of committees of which he or she was a member.

              We expect each of our directors to attend the annual meeting of our shareholders. All of the then incumbent directors were in attendance at the 2020 virtual annual meeting of our shareholders.

BOARD GOVERNANCE

              Our Board operates within a strong set of governance principles and practices, including:

Governance Practice		Dollar Tree's Governance Policies and Actions
All directors elected annually upon majority vote, except where contested	YES	Our Board is not classified, and in uncontested elections our directors are elected by the vote of a majority of the votes cast. See "Proposal No. 1-Election of Directors" on page 103.
Robust Independent Lead Director position	YES
When our Board Chairman is not independent, a Lead Director is elected from among the independent directors. Our Corporate Governance Guidelines enumerate the robust authority and responsibilities of the Lead Director in managing Board matters. See "Board Leadership Structure" on page 26.
Enhanced director stock ownership guidelines	YES
Increased the director stock ownership requirement so that each director must hold Dollar Tree stock worth no less than four times the annual cash retainer. See "Director Stock Holding Requirements" on page 27.
Enhanced shareholder engagement program	YES	We formalized our policy to facilitate shareholder access to senior management and independent directors. See "Engagement with Shareholders" on page 34.
A strong corporate commitment to environmental stewardship and sustainability	YES
We have made a commitment to environmental stewardship and are pursuing meaningful strategies and initiatives that address the sustainability risks associated with our business. We strongly support policies that benefit our customers, our associates, our communities and our environment. See "Sustainability" on page 29.
Thoughtful approach to director tenure and board diversity	YES
We endeavor to include women and minority candidates in the pool from which Board nominees are chosen and to consider diverse directors for leadership positions on the Board. While directors have no term limit, the Board finds benefit in having Board members represent an on-going mix of short-, medium- and longer-term tenures. See "Board Diversity" and "Board Tenure" on page 40 and page 41, respectively.

Independence

              Dollar Tree is committed to principles of good corporate governance and the independence of a majority of our Board of Directors from the management of our Company. The following eleven directors have been determined by our Board to be independent directors within the applicable listing standards of the NASDAQ Stock Market throughout 2020: Arnold S. Barron, Gregory M. Bridgeford, Thomas W. Dickson, Lemuel E. Lewis, Jeffrey G. Naylor, Winnie Y. Park (since appointment in December 2020), Thomas A. Saunders III, Stephanie P. Stahl, Carrie A. Wheeler, Thomas E. Whiddon and Carl P. Zeithaml.

              All members of our Audit Committee, our Compensation Committee and our Nominating, Governance and Sustainability Committee are independent under NASDAQ listing standards. Our Board has reviewed the various relationships between members of our Board and the Company and has affirmatively determined that none of our directors or nominees has material relationships with Dollar Tree, other than Messrs. Witynski, Philbin and Sasser, who are or were members of management. See "Certain Relationships and Related Transactions" on page 94 for further information.

              If the slate of directors proposed to be elected at the 2021 annual meeting of shareholders is elected, all committees of our Board will continue to be comprised solely of independent directors. The basis for an independence determination by our Board is either that the director has no business relationship other than his or her service on our Board, or that while a director may have some involvement with a Company or firm with which we do business, our Board has determined that such involvement is not material and does not violate any part of the definition of "independent director" under NASDAQ listing standards. None of our current executives sit on any of our committees.

              At the regular meetings of our Board of Directors, a private session, without management present, is conducted by the non-management members of our Board.

Board Leadership Structure

              Our Executive Chairman is a former Chief Executive Officer of the Company. As we have successfully done in the past, our executive leadership succession plan calls for the former Chief Executive Officer to spend a period as Executive Chairman, supporting and guiding the new Chief Executive Officer. Because our Executive Chairman is thus not independent, our independent directors elect an independent Lead Director, as required under our Corporate Governance Guidelines. In March 2019, Gregory M. Bridgeford was elected as independent Lead Director by the independent directors. Under our guidelines, the Lead Director has clearly defined and robust leadership authority and responsibilities, including:

  •
  conferring regularly with the Chief Executive Officer and Executive Chairman;

  •
  supporting a strong Board culture and encouraging director participation by fostering an environment of open dialogue and constructive feedback among the directors and facilitating communication across Board committees and among the Executive Chairman, the Chief Executive Officer, the Board as a whole and Board committees;

  •
  communicating feedback from the Board regarding the Chief Executive Officer's performance;

  •
  setting the agenda for and presiding over executive sessions of solely independent directors, and with the power to call meetings of the independent directors, with the expectation that the Lead Director will also coordinate feedback and follow-up as appropriate with the Executive Chairman and Chief Executive Officer, the chairpersons of relevant Board committees and other directors, as appropriate, concerning matters discussed among the independent directors;

  •
  advising the Executive Chairman and Chief Executive Officer as to the Board's information needs and work with the Executive Chairman and Chief Executive Officer as needed to coordinate and provide direction, feedback, changes, input and approval regarding Board meeting agendas, schedules and materials in order to support Board deliberations and enable sufficient time for discussion of all agenda items;

  •
  assisting the Chief Executive Officer and Executive Chairman with issues that concern the Board;

  •
  remaining well-informed about senior management and succession plans;

  •
  facilitating director input and discussion regarding the Company's strategy, performance and risks to the business;

  •
  facilitating as appropriate the responsibilities of the Board, the committees of the Board and senior management, and

  •
  being available, consistent with the Shareholder Engagement Policy described beginning on page 34, for consultation and direct communication with shareholders when appropriate.

              The Board has determined that its current leadership structure is the most appropriate for Dollar Tree and its shareholders. As part of the Company's ongoing commitment to corporate governance, the Board periodically considers its leadership structure and the role of the Lead Director.

Director Stock Holding Requirements

              In March 2019, the Board enhanced its stock ownership guidelines to require that each director should hold Dollar Tree stock worth no less than four (4) times the annual cash retainer paid to directors, valued on the date such director acquired the stock. Vested stock or stock units beneficially owned by the director, including stock or stock units held in the 2013 Director Deferred Compensation Plan, are counted in meeting the guidelines.

              As of April 2021, all of our directors owned shares in excess of the amount required by the new guidelines, with the exception of certain of our newer members: Thomas W. Dickson, Winnie Y. Park, Stephanie P. Stahl and Carrie A. Wheeler. Under our policy, each director has a grace period of five (5) years after he or she is first elected to the Board to meet the director stock holding requirements. Consistent with prior years, despite the directors owning shares in excess of this guideline, a majority of the directors have consistently chosen to defer a meaningful portion of their annual cash retainer as shares of common stock or as options, ranging from 60% to 100% of total compensation for participating directors during 2020.

Majority Voting in Uncontested Election of Directors

              Our bylaws provide for majority voting in uncontested director elections. Consequently, a director-nominee will be elected by a majority of votes cast in uncontested director elections and by a plurality of votes in contested elections.

              In addition, our Corporate Governance Guidelines also set forth our procedure if a director-nominee does not receive a majority of the votes cast in an uncontested election. Prior to an election, each director-nominee submits a resignation letter, contingent upon such individual failing to receive more than 50% of the votes cast in an uncontested election. In such event, the resignation would be considered by the Nominating, Governance and Sustainability Committee, which would recommend to the Board what action to take with respect to the resignation.

Board's Role in Risk Oversight

              The Board of Directors is actively involved in overseeing enterprise risk, primarily through the assistance of its committees, which address the risks within their areas of responsibility as provided in the committee charters or otherwise delegated by the Board to those committees. Each committee reports matters relating to risk to the full Board. In addition, the Lead Director is responsible for facilitating director input and discussion regarding risks to the Company's business.

              The Audit Committee has a key role in the assessment of risks related to our business. At least semi-annually, the Audit Committee reviews and discusses with senior management the Company's major risk exposures, including financial, operational, information security, data privacy, business continuity and legal and regulatory risks, the steps the Company has taken to identify, monitor and control such exposures, and the Company's risk assessment and risk management policies, including mitigation strategies. This includes a review and discussion of the Company's annual risk assessment conducted by the Internal Audit Department, which conducts an annual investigation and evaluation of enterprise risk focusing on areas that are essential to the successful operation of the Company. The Audit Committee engages in dialogue and receives updates at or between its meetings from the Vice President of Internal Audit, the Chief Financial Officer, Chief Legal Officer and the Chief Executive Officer on matters related to risk. The Audit Committee shares appropriate information with the Board, either at its next meeting or by other more immediate communication.

              The Nominating, Governance and Sustainability Committee oversees the Company's risks relating to ESG and sustainability, including the environment, human rights, labor, health and safety, workforce diversity, supply chain, governance and similar matters affecting Company stakeholders. In carrying out its oversight role, the Committee is responsible for developing and recommending to the Board policies and procedures relating to sustainability risks. The Chief Executive Officer and other members of management are responsible for assessing on an ongoing basis the Company's sustainability risks and providing regular reports to the Nominating, Governance and Sustainability Committee and/or the Board on the identification, evaluation, management and mitigation of those sustainability risks.

              The Compensation Committee, in setting executive compensation, considers risks that may be implicated by our compensation programs and endeavors to set executive compensation at a level that creates incentives to achieve long-term shareholder value without encouraging excessive risk-taking to achieve short-term results. The Committee also oversees the Company's human capital management strategies and policies and considers related risks.

Information Security Risk Management

              The Audit Committee oversees the Company's risks relating to information security and data privacy. Two members of the Audit Committee have cybersecurity experience obtained through their professional work experiences. At least semi-annually, the Audit Committee is responsible for reviewing and discussing with management the Company's risk exposures related to information security and data privacy. These management updates are designed to inform the Audit Committee of any potential risks relating to information security or data privacy as well as any relevant mitigation or remediation tactics being implemented.

              To more effectively prevent, detect and respond to information security threats, the Company has a dedicated Chief Information Security Officer (CISO) whose team is responsible for our overall information security, cyber risk, and business continuity programs. The CISO reports to the Chief Information Officer and serves as the designated executive leader for cyber or data-related incident response activities. The CISO regularly and routinely reviews our security model and its practices and future initiatives with external auditors to ensure alignment with industry best practices, changes in audit compliance requirements, and adherence to planned business objectives. The CISO provides an annual report directly to executive management and the Board on the State of Information Security, and meets annually with our Chief Executive Officer to review information security matters.

              We regularly conduct internal reviews and work with third-parties to identify and manage information security risks. We have an annual PCI-DSS assessment conducted by certified PCI-DSS Internal Security Assessors. External network review and penetration activities are conducted by an independent penetration examining firm. We also have an overall assessment and penetration evaluation led by external consulting firms each year.

              All associates receive information security training on protecting corporate data and digital assets. This training encompasses everything from password protection and social media expectations to physical asset protections. Targeted training is also provided on topics such as, but not limited to, phishing, secure application development, social media, and fraud.

              In addition to managing our internal information security risk programs, we maintain cyber risk insurance as part of our risk mitigation efforts. These policies are annually reviewed by industry underwriters at which time our security practices, programs, processes, and procedures are evaluated for purposes of determining our insurability.

              We have not experienced any computer data security breaches in the past three years as a result of a compromise of Dollar Tree or Family Dollar information systems. As a result, we did not incur any expenses, penalties or settlements relating to an information security breach of our systems during this period. In fiscal year 2020, there was a security incident suffered by a third-party service provider that affected the information of a small number of our associates. To resolve this issue, we worked with the third party and its forensics investigating firm, and appropriately notified affected associates and required state regulatory agencies. We incurred out-of-pocket expenses of approximately $23,000 in connection with the third-party incident.

Sustainability

              Dollar Tree is concerned about and committed to environmental sustainability, product safety, human rights and human capital management, and continues to enhance its efforts in these areas. From its beginning over thirty years ago, we have operated our business with integrity and concern for others. We are focused each day on promoting a welcoming and safe environment for our customers and associates. The principles that guide us are ingrained in our people and our operations. From the global impact of climate change to the safety of the products we sell to our concern for the individuals who make them, Dollar Tree strives to stay focused on these values.

Board and Management Oversight of Sustainability

              Our Board and management recognize the importance of assessing and planning for the potential impact of climate change and other sustainability risks on our business. This is an important part of the Board's enhanced ESG oversight that was implemented in 2020, including formalizing the responsibilities of the Nominating, Governance and Sustainability Committee in monitoring and evaluating the Company's sustainability and ESG risks affecting our stakeholders.

              Under its charter, the Nominating, Governance and Sustainability Committee has the lead role in overseeing the Company's risks and reporting related to ESG matters and sustainability. One of the Committee's primary duties and responsibilities is to at least semi-annually, evaluate, discuss, and, as appropriate, direct the disclosure of the Company's risks relating to corporate social responsibility and sustainability, including the environment, human rights, labor, health and safety, workforce diversity, supply chain, governance and similar matters affecting our stakeholders. The Committee also is responsible for developing and recommending to the Board policies and procedures relating to the Company's ESG and sustainability activities. This includes, among other things, directing senior management to assess on an ongoing basis the Company's sustainability risks, drafting or revising policies and procedures to prevent and mitigate sustainability risks, increasing transparency into the Company's policies on sustainability risks for all Company stakeholders, and providing regular reports to the Nominating, Governance and Sustainability Committee and/or the Board on the identification, evaluation, management and mitigation of sustainability risks including any which may arise in the future.

              In addition, as part of our commitment to sustainability, the Company formed an executive Sustainability Committee in 2020 that includes leaders from various key departments in the organization who will assist senior management and the Board in focusing our efforts on the sustainability issues that affect the Company.

Enhanced Sustainability and Climate Change Reporting

              We recognize that sustainability reporting is an area of interest for our stakeholders. The Board has included, as part of the 2021 Corporate Sustainability Report, disclosure regarding how we are aligning our long-term business strategy with the projected long-term constraints posed by climate change. For the first time, Dollar Tree has partnered with outside experts to define and measure its carbon emissions footprint, to set long-term greenhouse gas (GHG) emissions goals, and to prepare a formal climate disclosure report. Over the coming months and years, our goals and disclosures around environmental sustainability will continue to develop in response to our continued analysis and learning around climate change initiatives and renewable energy, anticipated governmental and regulatory requirements, and the demonstrated strong concerns of our customers and shareholders.

              Our initial climate-related goals include:

  •
  Beginning in 2022, all new stores will meet our In-Store Energy Efficiency Standard.

  •
  By 2031, we will reduce Scope 1 and 2 greenhouse gas emissions by 25% per square foot across our retail stores, distribution centers and Store Support Center.

  •
  We are committed to engaging with our top suppliers to understand their sustainability commitments. We target 75% of our supplier spend for merchandise to be with companies which have measurable greenhouse gas reduction or renewable energy targets by 2031.

              In developing our sustainability disclosures, we took into account shareholder input and prior voting results, including the passage of the shareholder proposal at our 2020 annual meeting requesting that the Company prepare a report "that describes how it is aligning its long-term business strategy with the projected long-term constraints posed by climate change" and "[t]he report should be prepared at reasonable expense and may exclude confidential information." The disclosure: (i) describes our long-term corporate strategy development process relative to climate change; (ii) summarizes the specific tasks performed by the Board and management in the course of this strategy development; and (iii) describes long-term goals for greenhouse gas reduction. The Board anticipates that this disclosure will continue to be valuable both for ongoing Board discussions of strategic matters and as a focal point for engaging with our stakeholders on matters of corporate sustainability and Board oversight.

Environmental Sustainability Initiatives

              Dollar Tree is focused on pursuing meaningful initiatives that minimize our environmental impact while reducing costs and driving efficiency, which we believe reduces risk and ultimately ensures the creation of sustainable shareholder value.

              While we have been focused on reducing our energy use and greenhouse gas (GHG) emissions for many years, 2020 marked the first year that we prepared a comprehensive GHG inventory to measure our carbon footprint to establish an initial baseline. We used the World Resources Institute's GHG Protocol Corporate Accounting and Reporting Standard to calculate metric tons of greenhouse gas emissions (Scope 1, 2 and select Scope 3) and energy. Our energy and GHG emissions come from the energy we consume across our stores and distribution centers, the emissions associated with the production of the goods we sell and the transportation of those goods from our suppliers to our stores.

              Having adopted our initial climate-related goals (see the prior section on page 30) in 2021, we are undertaking a variety of initiatives to achieve a reduction in our per-square-foot GHG emissions and to target our spend with merchandise suppliers with a similar commitment. These initiatives include the following:

  •
  Because electricity consumption constitutes the largest component of our operational footprint, since 2012 we have installed LED lighting in new stores and distribution centers, implemented an energy management system across our stores, replaced or serviced aging freezers with EPA-compliant refrigerants, installed energy-efficient HVAC units, and optimized our electric forklift fleet.

  •
  We have developed a Dollar Tree In-Store Energy Efficiency Standard for all new stores, relocations, or expansion projects. Beginning in 2022, all new stores will be equipped with LED lighting, have a cool roof system, which has a higher solar reflectance and higher thermal emittance than standard roofs, install low emissivity glass windows, utilize low energy hand dryers and motion detected occupancy sensors in restrooms, use high efficiency HVAC units, have a cardboard baler or cardboard recycling container available, and implement water saving features.

  •
  We are evaluating the use of renewable energy to lower our carbon footprint, including the possibility of utilizing renewable energy transactions, such as Virtual Power Purchase Agreements.

              Beyond these initiatives, we have taken other steps to reduce the environmental impact within our value chain, where emissions come from a variety of sources and suppliers. A large portion of our value chain emissions is from the transportation and distribution of our goods from our suppliers to our distribution centers and ultimately to our retail stores. To reduce the impact of trucking, we currently optimize full truckloads to reduce miles driven as measured on a per-store basis using state-of-the-art optimization software. This software maximizes the cargo utilization of each trailer shipped, thereby reducing total miles driven. Our Backhaul Miles Program works to reduce the number of trucks that go to and from the distribution centers. In addition, since 2013, we have participated in the U.S. Environmental Protection Agency's SmartWay Shipper Performance Program that seeks to reduce transportation-related carbon emissions by creating incentives for transportation providers to improve fuel efficiency. This program enhances our supply chain sustainability by measuring, benchmarking and improving freight transportation efficiency.

              Further reduction in Scope 3 emissions will rely on our engagement with our supply chain. In 2021, we set a goal to engage with our top suppliers on their carbon strategies, including GHG goals and renewable energy targets. We have also instituted a number of initiatives and programs to target reductions in waste-related emissions and waste generation, including battery recycling and cardboard and plastic recycling. In addition, we plan to reduce our impact by integrating recyclable materials into our packaging and reduce our overall use of packaging materials.

Product Safety and Sustainability

              We are dedicated to offering our customers products that are safe, reliable, and ethically sourced and manufactured. That means taking extra care to examine the practices of our vendors and manufacturers so that we can minimize our environmental impact while working to create a humane supply chain. We utilize independent and certified companies to test products that we import to assure that they meet or exceed all regulatory, legal or industry standards. We have one of the most robust testing programs for children's products, assuring that testing is done using random sample collection, often multiple times on each production run.

              We have also adopted a chemical policy to identify and reduce chemicals of high concern in our products, including lead, BPA and asbestos in children's products, cadmium and cadmium compounds, certain flame retardants, formaldehyde and various other chemicals we have identified as a priority concern. In 2019, Dollar Tree became the third retailer to join Clean Production Action's Chemical Footprint Project, in an effort to identify and further reduce our use of chemicals of high concern. In early 2021, we began re-evaluating our chemical priority list to incorporate new chemicals of concern so that we can continue evolving our requirements around high-priority chemicals as new information and recommendations become available.

              In addition, we are committed to providing environmentally and socially conscious products to our customers. For example, key clothing suppliers are part of the Sustainable Apparel Coalition, whose members are committed to measuring and improving social and environmental impacts within the apparel, footwear and textile industry.

Human Rights

              We enlist independent third parties to conduct social compliance audits on all of our suppliers' overseas factories to assure compliance with labor, health and safety, human trafficking, discrimination and other legal requirements. We will not do business with factories that do not respect basic human rights.

Human Capital Management

              We continue to build a rewarding, engaging, diverse and inclusive work environment. In 2020, we formed the Diversity, Equity and Inclusion Executive Council comprised of diverse leaders from every department within the Company who are charged with creating a DEI strategy aligned with our business goals and helping to drive cultural change throughout the organization. In addition to helping to foster a culture of diversity and inclusion, the DEI Executive Council will help drive accountability at the senior management level for progress on key DEI initiatives. The Compensation Committee of the Board of Directors has committed to meeting at least twice a year to review DEI and human capital matters.

              In 2019, we established the "Women of One, Power of One" (now known as "Champions of Women"), an employee resource group whose mission is to help foster a more inclusive environment that supports the development and advancement of women across the enterprise and enhance the Company's competitive advantage. The DEI Executive Council will provide support to the Champions of Women to help embed diversity, equity and inclusion into our organizational culture.

              In 2020, we continued to focus on talent development of our associates which resulted in more than 35,600 promotions. We believe in the growth and development of our associates and provide professional and leadership development experiences, including online and instructor-led trainings to assist associates in their current role and help prepare them for future growth. We are committed to providing market-competitive pay for all positions and we are a pay for performance organization, and performance-based compensation opportunities exist at almost all levels of the organization, including hourly paid positions. Both Dollar Tree and Family Dollar have implemented a Store Manager Bonus Program, which rewards store managers for strong performance.

              We also offer benefits to eligible associates such as participation in our 401(k) plan and Employee Stock Purchase Plan in order to help our associates plan for their retirement. All full-time and part-time associates are eligible for competitive health and welfare benefits, including medical, dental, vision, disability, life insurance and other benefits.

Code of Ethics

              Our Board has adopted a Code of Ethics for all our employees, officers and directors, including our Chief Executive Officer and senior financial officers, which was recently reviewed and approved by the Board on December 3, 2020. A copy of this code may be viewed at www.dollartreeinfo.com/investors/corporate. In addition, a printed copy of our Code of Ethics will be provided to any shareholder upon request submitted to the Corporate Secretary at our corporate headquarters address, which is 500 Volvo Parkway, Chesapeake, VA 23320.

Engagement with Shareholders

              Dollar Tree believes that effective corporate governance includes regular, constructive conversations with our shareholders. We strive for a collaborative approach to shareholder outreach and value the variety of investors' perspectives received, which helps deepen our understanding of their interests and priorities. Throughout the year, we seek opportunities to connect with our investors to gain and share valuable insights and receive feedback on the matters most important to them. The insights and feedback we receive is shared with the Board and its relevant committees.

              During 2020, we continued our outreach to shareholders to understand their views on issues important to them. The Vice President, Corporate Governance together with the office of the Corporate Secretary leads this shareholder engagement process on matters of corporate governance, incorporating other executives and members of the Board where appropriate or as requested by individual shareholders. We contacted holders of approximately 56% of outstanding shares to invite them into the process. We engaged with our shareholders on topics related to board refreshment, executive compensation, long-term business strategy, social issues that affect our business and environmental impact and sustainability matters, including climate change. A number of those we contacted indicated they did not feel an engagement call was necessary in 2020, given their comfort with the evidence of the Board's attentiveness and stewardship. Some shareholders indicated that while they appreciated our outreach and valued the opportunity to engage, they did not feel there were issues with the Company's governance or the Board's oversight which would necessitate their engagement annually.

              The Board reviewed feedback from these conversations to better understand our shareholders' priorities and perspectives. In response to feedback from shareholders, we took steps to increase our transparency and reporting on sustainability matters, including the preparation of an enhanced corporate sustainability report that evaluates how our long-term business strategy could be threatened by, and may be adapted to address, the potential challenges posed by climate change to our continued ability to create and build sustainable shareholder value. This report was published in April 2021. Consistent with feedback received from our large institutional shareholders, every director received shareholder support of at least 87% of votes cast at our 2020 annual meeting, and the advisory vote on our executive compensation program ("Say on Pay") received support from 92% of votes cast. In our 2020 shareholder outreach, no shareholders expressed significant concerns about executive compensation.

              To further our commitment to shareholder engagement, in March 2019 the Board of Directors adopted an enhanced Shareholder Engagement Policy. The Board believes that fostering long-term, open and institution-wide relationships with shareholders and maintaining their trust and goodwill is a core objective of our shareholder outreach program. Under the policy, our senior executive officers and the Investor Relations Department are primarily responsible for our communications and engagement with shareholders and the investment community. Management is responsible for promptly reporting to the Board all material shareholder comments and feedback it receives.

              Our Corporate Secretary and our Vice President, Corporate Governance serve as liaisons with our shareholders on governance matters. We authorized these positions to provide a more direct channel for communications with shareholders, to ensure an open dialogue on an ongoing basis and to promote increased understanding of industry standards for best practices in corporate governance as they evolve.

              Although shareholder outreach is primarily a function of management, our Board also believes that in appropriate cases, Board-level participation in dialogue with shareholders on matters of significance can be an effective means of promoting mutual understanding and enabling the Board to be informed as to shareholder perspectives. In addition to the engagement that is expected to occur by the Chief Executive Officer and the Executive Chairman, the Board expects that the Lead Director will generally be the primary independent director who would participate in such discussions, with the understanding that on certain matters, the Chairs of relevant Board committees or in certain cases other directors may also be asked by the Executive Chairman, the Lead Director or the Board to participate. Accordingly, directors may also from time to time participate in an organized and coordinated manner with management in one-on-one meetings or investor events to elicit shareholder views.

              Shareholders may direct a request for a meeting with independent directors to the attention of the Lead Director who will consider such request, in consultation with the Corporate Secretary. The request should:

  •
  Explain whether the person(s) making the request is (are) a shareholder or a representative of the Company's shareholders and the level of shareholdings held or represented;

  •
  Identify the persons wishing to attend the meeting;

  •
  Provide a description of the topics to be discussed; and

  •
  Describe any intention or arrangements for communicating the nature and results of the meeting to other persons, recognizing that private, constructive dialogues are most conducive to productive discussion.

              The Board has the right to decline requests for any meetings requested by shareholders for any reason it deems appropriate, including where the proposed topics are not appropriate and in order to limit the number of such meeting requests to a reasonable level and prioritize acceptances based on the interests of all shareholders.

              Where a meeting request is granted, the Corporate Secretary will either directly contact the person(s) making the request to confirm arrangements for the meeting or be informed of the arrangements by the Lead Director of the Board. The Company's Chief Legal Officer or the Investor Relations Department may be asked to attend the meeting in order to confirm compliance with the Company's obligations respecting fair disclosure and the maintenance and assessment of disclosure controls and procedures. In certain cases, directors (and management) may adopt primarily a "listen-only" approach at meetings, and shareholders should recognize that in addition to Board input, the input of management will often be sought as to matters discussed with shareholders.

COMMUNICATING WITH OUR BOARD MEMBERS

              Our shareholders may communicate directly with our Board of Directors. You may contact any member of our Board, any Board committee or any chair of any such committee by mail. To do so, correspondence may be addressed to any individual director, the non-management directors as a group, any Board committee or any committee chair by either name or title. Shareholders should direct a request for a meeting with independent directors to the attention of the Lead Director. All such mailings are to be sent in care of "Corporate Secretary" at our corporate headquarters address, which is 500 Volvo Parkway, Chesapeake, VA 23320. To communicate with our directors electronically, emails may be sent to CorpSecy@DollarTree.com.

              Mail received as set forth in the preceding paragraph may be examined by the Corporate Secretary for security purposes and for the purpose of determining whether the contents actually represent messages from shareholders to our directors. Depending upon the facts and circumstances outlined in the correspondence, the Corporate Secretary will forward the communication to the Board, or any director or directors, provided that the contents are not in the nature of advertising, promotions of a product or service, or patently offensive material.

              In addition, any person who desires to communicate financial reporting or accounting matters specifically to our Audit Committee may contact the Audit Committee by addressing a letter to the Chair of the Audit Committee at our corporate headquarters address, noted above, or electronically to AuditChair@DollarTree.com. Communications to our Audit Committee may be submitted anonymously, if sent by mail, addressed to the Audit Committee Chair. All correspondence will be examined by the Corporate Secretary and/or Internal Audit from the standpoint of security and depending upon the facts and circumstances outlined in the correspondence, the communications will be forwarded to our Audit Committee or Audit Committee Chair for review and follow-up action as deemed appropriate.

DIRECTOR COMPENSATION

              Director compensation is established by the Board of Directors and periodically reviewed. The Board determined that each non-employee director (i.e., all directors except for Bob Sasser and Michael Witynski) will receive an annual cash retainer of $180,000. In addition, the Audit Committee chair will receive $30,000 and Audit Committee members will receive $20,000; the Compensation Committee chair will receive $30,000 and Compensation Committee members will receive $15,000; the Nominating, Governance and Sustainability Committee chair will receive $20,000 and the Nominating, Governance and Sustainability Committee members will receive $10,000. The Lead Director will receive an additional $35,000. The Board approved in fiscal 2016 an annual equity grant with a value of $75,000 to be paid annually to each non-employee director in the form of shares of Dollar Tree common stock. The Board may also authorize additional fees for ad hoc committees, if any. Fees are paid quarterly in advance. We do not offer non-equity incentives or pension plans to non-employee directors.

              Under our shareholder-approved 2013 Director Deferred Compensation Plan, directors may elect to defer receipt of all or a portion of their Board and committee fees to be paid at a future date in either cash or shares of common stock, or to defer all or a portion of their fees into non-statutory stock options. Deferral elections must be made by December 31 for the deferral of fees in the next calendar year and must state the amount or portion of fees to be deferred; whether and to what extent fees are to be deferred in cash or shares or paid in the form of options; in the case of deferral into cash or shares, whether the payout shall be in installments or lump sum; and the date on which such payout will commence. In the case of deferrals into options, the number of options to be credited is calculated by dividing the deferred fees by 33% of the closing price on the first day of each calendar quarter, which is the date of grant. The options bear an exercise price equal to the closing price on the date of grant and are immediately exercisable. Deferrals into cash or stock are recorded in unfunded and unsecured book-entry accounts. Deferred shares to be credited are calculated by dividing the deferred fees by the closing price on the first day of each calendar quarter. If cash dividends are declared, deferred share accounts are credited with a corresponding number of deferred shares, based on the market price on the dividend date. In the case of deferrals into a deferred cash account, interest is credited to the account at the beginning of each quarter based on the 30-year Treasury Bond rate then in effect. See the Director's Compensation Table below for a description of deferrals in the most recent fiscal year.

              The following table shows compensation paid to each person who served as a director during fiscal year 2020 (compensation information for Bob Sasser, Michael Witynski and Gary Philbin can be found beginning on page 78).

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)

Arnold S. Barron	$195,000	$75,000	$—	$270,000
Gregory M. Bridgeford	255,000	75,000	—	330,000
Thomas W. Dickson	195,000	75,000	—	270,000
Conrad M. Hall	41,417	—	—	41,417
Lemuel E. Lewis	200,000	75,000	—	275,000
Jeffrey G. Naylor	210,000	75,000	—	285,000
Winnie Y. Park	58,808	—	—	58,808
Thomas A. Saunders III	190,000	75,000	—	265,000
Stephanie P. Stahl	215,000	75,000	—	290,000
Carrie A. Wheeler	200,000	75,000	—	275,000
Thomas E. Whiddon	220,000	75,000	—	295,000
Carl P. Zeithaml	195,000	75,000	—	270,000

(1)
This column shows amounts earned for retainers and fees, including fees paid for service on standing and ad hoc committees, not reduced for deferrals.

(2)
This column includes the grant date fair value of shares granted to non-employee directors on July 1, 2020. The number of shares were determined by dividing the value of the equity award by the Company's closing share price of $93.39 on the date of grant, resulting in 803 shares of common stock for each of the non-employee directors.

              The following table shows, for each of our non-employee directors, amounts deferred in fiscal year 2020 under our 2013 Director Deferred Compensation Plan, the number of shares underlying those deferrals and the aggregate number, as of January 30, 2021, of outstanding stock options, including options obtained through deferral of fees (all of which are fully vested), and deferred shares:

Name	Amounts Deferred in 2020 ($)(1)	Shares Underlying Amounts Deferred in 2020 (#)(2)	Total Deferred Shares (#)	Options Outstanding, including Options acquired through Deferral of Fees (#)	Total Shares Underlying Options and Deferred Amounts (#)

Arnold S. Barron	$192,000	2,106	23,836	—	23,836
Gregory M. Bridgeford	330,000	3,644	15,326	—	15,326
Thomas W. Dickson	270,000	2,975	4,175	—	4,175
Conrad M. Hall	41,417	568	31,638	—	31,638
Lemuel E. Lewis	275,000	3,031	59,450	—	59,450
Jeffrey G. Naylor	180,000	1,973	5,667	2,803	8,470
Winnie Y. Park	—	—	—	—	—
Thomas A. Saunders III	190,000	6,412	—	13,504	13,504
Stephanie P. Stahl	170,000	1,861	6,617	—	6,617
Carrie A. Wheeler	125,000	1,266	1,947	—	1,947
Thomas E. Whiddon	75,000	803	1,484	—	1,484
Carl P. Zeithaml	192,000	2,106	31,700	—	31,700

(1)
This column shows the dollar amount of retainers and fees deferred in 2020 under the 2013 Director Deferred Compensation Plan. Directors may choose to defer a portion or all of their fees into a deferred cash account, common stock equivalents (which we call "deferred shares") or options, as more fully described in the narrative in this section.

(2)
Shares in this column represent deferred shares and in the case of Mr. Saunders, deferral into options. Compensation expense related to these options, valued by the same method as that used for option grants to employees, is recorded upon grant; $275,178 was recorded in 2020 for Mr. Saunders.

HOW NOMINEES TO OUR BOARD ARE SELECTED

              Candidates for election to our Board of Directors are recommended by our Nominating, Governance and Sustainability Committee and ratified by our full Board of Directors for consideration by the shareholders. The Nominating, Governance and Sustainability Committee operates under a charter, which is available on our corporate website at https://www.dollartreeinfo.com/investors/corporate. A copy of the charter is also available to all shareholders upon request, addressed to our Corporate Secretary at the address on page 36. All members of the Committee are independent under the standards established by the NASDAQ Stock Market.

              In addition, our bylaws enable eligible shareholders to have their own qualifying director nominee(s) included in the Company's proxy materials, along with candidates nominated by our Board of Directors, as described in further detail under "Proxy Access" on page 42.

              Our Nominating, Governance and Sustainability Committee also considers candidates recommended by shareholders. Shareholders may recommend candidates for Nominating, Governance and Sustainability Committee consideration by submitting such recommendation using the methods described under the "Shareholder Nominations for Election of Directors" section on page 41 and "Communicating with our Board Members" on page 36. In making recommendations, shareholders should be mindful of the discussion of minimum qualifications set forth in the following paragraph. Although a recommended individual may meet the minimum qualification standards, it does not imply that the Nominating, Governance and Sustainability Committee necessarily will nominate the person so recommended by a shareholder.

              In evaluating candidates for election to the Board, our Nominating, Governance and Sustainability Committee takes into account the qualifications of the individual candidate as well as the composition of the Board as a whole.

              Among other things, the Committee considers:

  •
  the candidate's ability to help the Board create shareholder wealth,

  •
  the candidate's ability to represent the interests of shareholders,

  •
  the personal qualities of leadership, character and business judgment of the candidate,

  •
  the need of the Board for directors having relevant knowledge, diversity of background and experience in areas including operations, finance, accounting, technology, marketing, merchandise, human capital management and talent development, and

  •
  whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at meetings.

Board Diversity

              The Board values diversity, in its broadest sense, reflecting, but not limited to, geography, gender, age, sexual orientation, race, ethnicity, national origin, and life experience and is committed to a policy of inclusiveness. The Nominating, Governance and Sustainability Committee seeks to include women and minority candidates in the qualified pool from which Board candidates are chosen, and has included such candidates in its formal search for a new director which resulted in the appointment of Winnie Park in December 2020 occasioned by the retirement of Conrad M. Hall at the 2020 annual meeting. If elected by our shareholders, the Committee will consider women and minority directors for leadership positions on the Board and its committees. Three of the last four directors added to our Board are women and one of them was appointed as Chair of the Nominating, Governance and Sustainability Committee in 2019.

Board Tenure

              The Board does not believe it should formally limit the number of terms for which an individual may serve as a director at the outset of a director appointment. Directors who have served on the Board for an extended period of time can provide valuable insight into the operations and future of the Company and matters of Board oversight based on their experience with and understanding of the Company's history, policies and objectives. Nevertheless, the Board strongly values fresh insight and novel approaches provided by new or recently appointed directors. The Board therefore believes that, as an alternative to term limits, it should endeavor to nominate Board candidates representing an on-going mix of short-, medium- and longer-term tenures.

              Upon the retirement of Mr. Saunders and Dr. Zeithaml, the tenure profile of our Board will consist of four (4) directors having two (2) years or less in tenure, three (3) directors between three (3) and five (5) years in tenure, and four (4) with over ten years. Each year as our newer members continue to gain needed experience, we expect to engage thoughtfully in additional Board refreshment and director departures. The Board's goal is to continue with the execution of its waterfall strategy to reach and thereafter maintain a relatively balanced mix of short, medium and long-term tenured directors. With the appointment of Ms. Park and the upcoming retirements of Mr. Saunders, who has been a director for 28 years, and Dr. Zeithaml, who has been a director for 14 years, the average tenure of the Board will decrease from 9.2 years to 7.1 years. The Nominating, Governance and Sustainability Committee from time to time engages search firms to assist the Committee in identifying potential Board nominees, and we pay such firms a fee for conducting such searches. With the assistance of independent third-party consultants, the Nominating, Governance and Sustainability Committee conducts significant amounts of due diligence to ensure that a nominee possesses the qualifications, qualities and skills outlined above.

Shareholder Nominations for Election of Directors

              Shareholders generally can nominate persons to be directors by following the procedures set forth in our bylaws. In short, these procedures require the shareholder to deliver a written notice containing certain required information in a timely manner to our Corporate Secretary at our corporate headquarters address, which is located at 500 Volvo Parkway, Chesapeake, VA 23320. To be timely, the notice must be sent either by personal delivery or by United States certified mail, postage prepaid, and received no later than 120 days and no sooner than 150 days in advance of the anniversary date of the proxy statement for the previous year's annual meeting. If no annual meeting was held in the previous year, or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice must be sent not less than 90 days before the date of the applicable annual meeting. The notice must contain the information required by our bylaws about the shareholder proposing the nominee and about the nominee. A copy of our bylaws can be found online at https://www.dollartreeinfo.com/investors/corporate.

              Each shareholder's notice to the Corporate Secretary must include, among other things:

  •
  the name and address of record of the shareholder who intends to make the nomination;

  •
  a representation that the shareholder is a shareholder of record of our Company's capital stock and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;

  •
  the class and number of shares of our capital stock beneficially owned by the shareholder; and

  •
  a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder.

              For each person nominated, the notice to the Corporate Secretary must also include, among other things:

  •
  the name, age, business address and, if known, residence address, of the nominee;

  •
  his or her principal occupation or employment;

  •
  the class and number of shares of our capital stock beneficially owned by such person;

  •
  any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended; and

  •
  the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

Proxy Access

              Under the Company's proxy access bylaw, a shareholder, or a group of up to 20 shareholders, owning at least three percent (3%) of the Company's outstanding common stock continuously for at least three years, may nominate and include in our proxy materials director nominees not to exceed the greater of two (2) directors or twenty percent (20%) of the Board (rounded down), provided that the shareholders and nominees have complied with the requirements to be set forth in our bylaws and applicable law. Among other things, shareholders who wish to include director nominations in our proxy statement must follow the instructions in our bylaws as described in the "Shareholder Nominations for Election of Directors" section above.

EXECUTIVE OFFICERS

              Our executive officers as of April 1, 2021 are as follows:

NAME	AGE	POSITION

Bob Sasser	69	Executive Chairman
Michael A. Witynski	58	President and Chief Executive Officer
Betty Click	58	Chief Human Resources Officer
David Jacobs	52	Chief Strategy Officer
Alasdair James	50	Executive Vice President—Merchandising & Supply Chain
Michael E. Lech	61	Chief Logistics Officer
Richard L. McNeely	62	Enterprise Chief Merchandising Officer
Thomas R. O'Boyle, Jr.	51	Enterprise Chief Operating Officer
William A. Old, Jr.	67	Chief Legal Officer, Corporate Secretary
James A. Paisley	53	Chief Information Officer
Kevin S. Wampler	58	Chief Financial Officer

              Our executive officers are appointed by the Board and serve at the discretion of the Board. Although we do not have employment agreements with our executive officers, we have entered into change in control Retention Agreements and Executive Agreements with certain of our executive officers by which, in consideration for certain restrictive covenants, including a covenant not to compete, the Company has agreed to provide payments and benefits under certain circumstances following termination of employment. See "Termination or Change in Control Arrangements" and "Potential Payments upon Termination or Change in Control" beginning on pages 78 and 86, respectively.

Executive Officer Biographies

              Biographical information for Mr. Sasser and Mr. Witynski, is provided in the "Director Biographies" section beginning on page 7. Biographical information for our other executive officers is provided below.

BETTY CLICK Chief Human Resources Officer Dollar Tree, Inc.	Ms. Click, age 58, has served as the Chief Human Resources Officer of Dollar Tree since June 2017. Ms. Click is responsible for all Human Resource departments for Dollar Tree, Family Dollar and Dollar Tree Canada. Prior to joining Dollar Tree, Ms. Click spent fifteen years (2002 to 2017) in Senior Management Positions (approximately nine of those years as the Senior Vice President of Human Resources for Payless ShoeSource Holdings and Collective Brands, a footwear retailer with multiple brands and thousands of stores). Prior to Collective Brands, Ms. Click served in multiple Human Resources leadership roles at Verizon and GTE from 1981 to 2002.

DAVID JACOBS Chief Strategy Officer Dollar Tree, Inc.	Mr. Jacobs, age 52, has been the Chief Strategy Officer of Dollar Tree since 2012. He has responsibility for helping to develop the strategic direction and key strategic initiatives for the enterprise as well as overseeing our digital business and Family Dollar's Merchandise Strategy and Analytics Group. He was the Senior Vice President of Strategic Planning from 2009 to 2012, and Vice President of Strategic Planning from 2006 to 2009. From 1996 to 2006, he held a number of positions with The Boston Consulting Group, a leading global strategic management consulting firm, including Partner from 2003 to 2006. From 1994 to 1996, he was an attorney at Weil, Gotshal & Manges, LLC.

ALASDAIR JAMES Executive Vice President Merchandise & Supply Chain Dollar Tree, Inc.	Mr. James, age 50, has served as the Executive Vice President of Merchandising and Supply Chain of Dollar Tree since February 2021. Prior to joining Dollar Tree, Mr. James served as the Chief Executive Officer of Pier 1 Imports from 2017 to 2018. He previously served as the President of Kmart from 2014 to 2017. From 2007 to 2013, he worked for Tesco where he held various positions of increasing responsibility, including Chief Customer Officer, Global Brands for Tesco in the United Kingdom (from 2012 to 2013), a UK-based groceries and general merchandising retailer, and Executive Vice President and Chief Merchant in Shanghai, China from 2010 to 2012. Prior to that time, he held various senior management positions at GlaxoSmithKline from 2001 to 2007, including Global Brands Chief Marketing Officer from 2005 to 2007 and UK Chief Marketing Officer from 2002 to 2005.

MICHAEL LECH Chief Logistics Officer Dollar Tree, Inc.	Mr. Lech, age 61, has been the Chief Logistics Officer of Dollar Tree since May 2020. Previously, he served as the Senior Vice President of Logistics of Dollar Tree from February 2020 to May 2020. From 2018 to 2020, he was the Chief Operating Officer for Eclipse Advantage. From 2006 to 2018, he held the position of Regional Vice President at Supervalu Inc. Prior to Supervalu, he spent 11 years of his career at Shaw's Supermarkets, a division of Albertsons, where he served in roles of increasing responsibility, including the Vice President of the Supply Chain from 2002 to 2006.

RICHARD McNEELY Enterprise Chief Merchandising Officer Dollar Tree, Inc.	Mr. McNeely, age 62, has been the Enterprise Chief Merchandising Officer of Dollar Tree since December 2019 and has responsibility for leading the merchandising, marketing and global sourcing functions for the Dollar Tree and Family Dollar business segments. From May 2017 to December 2019, he served as the Chief Merchandising Officer of Dollar Tree Stores. He previously served as Senior Vice President of Merchandising of Dollar Tree Stores from April 2008 to May 2017. Prior to joining Dollar Tree, Mr. McNeely spent the first 28 years of his retail career in roles of increasing responsibility within merchandising, marketing, global sourcing, and store operations with several retail companies, including Dollar General, Rose's Stores and Fred's, Inc.

THOMAS R. O'BOYLE, JR. Enterprise Chief Operating Officer Dollar Tree, Inc.	Mr. O'Boyle, age 51, has been the Enterprise Chief Operating Officer of Dollar Tree since December 2019 and has responsibility for leading the store operations and real estate functions for the Dollar Tree and Family Dollar business segments. Previously, he served as the Chief Operating Officer of Family Dollar from October 2017 to December 2019. Mr. O'Boyle is a broad-based retail executive with substantial leadership experience, supplemented with functional experience in operations, merchandising, marketing, supply chain and logistics. Prior to joining Family Dollar, Mr. O'Boyle served as Chief Executive Officer of Marsh Supermarkets for five years and prior to that time served as President of the Food, Drug and Pharmacy business at Sears/Kmart. Mr. O'Boyle spent the first 22 years of his career in many executive leadership positions at Albertsons/American Stores (Jewel-Osco).

WILLIAM A. OLD, JR. Chief Legal Officer Dollar Tree, Inc.	Mr. Old, age 67, joined Dollar Tree as the Chief Legal Officer in 2013. Prior to joining Dollar Tree, he was the Vice President and Director at Williams Mullen, P.C. from 2004 to 2013 representing public companies in mergers and acquisitions, corporate governance and securities matters. Prior to becoming a licensed attorney, Mr. Old practiced as a certified public accountant in the Commonwealth of Virginia.

JAMES A. PAISLEY Chief Information Officer Dollar Tree, Inc.	Mr. Paisley, age 53, rejoined Dollar Tree as the Chief Information Officer in December 2020 and currently leads the Information Technology department with his more than 25 years of technology and business experience. From 2017 to 2020, he was the Vice President of Technology at Old Dominion Freight Line. From 2014 to 2017, he served as the Chief Information Officer for Advance Auto Parts. Prior to that time Mr. Paisley spent 19 years of his career at Dollar Tree where he served as the Chief Information Officer from 2012 to 2014.

KEVIN S. WAMPLER Chief Financial Officer Dollar Tree, Inc.	Mr. Wampler, age 58, has been the Chief Financial Officer of Dollar Tree since December 2008. Prior to joining Dollar Tree, he served as Executive Vice President, Chief Financial Officer and Assistant Secretary for The Finish Line, Inc. from October 2003 to November 2008. Mr. Wampler held various other senior positions during his fifteen-year career at The Finish Line, including Senior Vice President, Chief Accounting Officer and Assistant Secretary from 2001 to 2003. Mr. Wampler, a Certified Public Accountant, was employed by Ernst and Young LLP from 1986 to 1993.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Report on Executive Compensation

              The Compensation Committee of our Board of Directors is responsible for developing, overseeing and implementing our pay-for-performance compensation program for executive officers. In carrying out its responsibilities, each year the Compensation Committee reviews, determines and recommends to the independent members of the Board the approval of the compensation of our Chief Executive Officer and Executive Chairman. The Committee also approves the compensation of our other executive officers.

              The Compensation Committee is committed to structuring compensation for our executives that rewards actions that support the Company's focus on annual and long-term growth and sustainable long-term shareholder value. To achieve this objective, we conducted a review of our compensation programs in 2020 with the assistance of Korn Ferry, our independent compensation consultant, to determine the appropriateness and competitiveness of our executive compensation programs and to ensure that those programs incentivize growth and drive long-term shareholder value. During this process, we listened to feedback from our executives and shareholders.

              Our review of the Company's executive compensation programs in 2020 focused on determining the appropriate level and mix of compensation to motivate and incentivize our executives to achieve our growth and performance goals and be accountable for the results. As a result of this process, we provided a mix of annual and long-term compensation that was designed to align the short and long-term interests of our executives with those of our shareholders. Specifically, the Compensation Committee reviewed and established base salaries, approved targets and awards under our annual cash incentive plan and made long-term incentive awards, the vesting of which are subject to our achieving a specified level of corporate performance.

              A further discussion of the principles, objectives, components and determinations of the Compensation Committee is included in the Compensation Discussion and Analysis that follows this Compensation Committee report. The specific decisions of the Compensation Committee regarding the compensation of named executive officers are reflected in the compensation tables and narrative that follow the Compensation Discussion and Analysis.

              The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with our management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement for the 2021 annual meeting of shareholders.

SUBMITTED BY THE COMPENSATION COMMITTEE

Arnold S. Barron    Gregory M. Bridgeford    Thomas W. Dickson    Stephanie P. Stahl    Carl P. Zeithaml

Compensation Committee Interlocks and Insider Participation

              No member of the Compensation Committee was at any time during fiscal 2020 an officer or employee of the Company, and no member of the Compensation Committee was formerly an officer of the Company. In addition, none of the members of the Compensation Committee has or had any relationship with the Company during fiscal 2020 that requires disclosure in accordance with the applicable rules of the Securities and Exchange Commission relating to compensation committee interlocks and insider participation.

COMPENSATION DISCUSSION AND ANALYSIS

              The following Compensation Discussion and Analysis ("CD&A") describes our executive compensation program and philosophy, our compensation-setting process, the elements of our executive compensation program, and the compensation decisions and certain changes we made to our compensation program in 2020. This CD&A should be read together with the compensation tables and related disclosures that immediately follow, which provide further historical compensation information for our Named Executive Officers ("NEOs") as identified below.

Named Executive Officers

Name	Title
Michael Witynski	President and Chief Executive Officer
Gary Philbin	Former Chief Executive Officer
Kevin Wampler	Chief Financial Officer
Bob Sasser	Executive Chairman
Richard McNeely	Chief Merchandising Officer
Thomas O'Boyle, Jr.	Chief Operating Officer

Executive Summary

2020 Business Highlights

              We are North America's leading operator of discount variety stores, operating more than 15,200 discount variety retail stores under the names of Dollar Tree, Family Dollar and Dollar Tree Stores Canada. Highlights for fiscal 2020 include:

  ►
  Consolidated net sales for fiscal 2020 increased 8.0% to $25.51 billion from $23.61 billion in fiscal 2019. Enterprise same-store sales increased 6.1%. Same-store sales for the Family Dollar segment increased 10.5%. Dollar Tree same-store sales increased 2.2%.
  ►
  Adjusted operating income targets for fiscal 2020 were $1,778.6 million for the combined enterprise, $1,783.2 million for the Dollar Tree US banner and $323.8 million for the Family Dollar banner. In 2020, we achieved adjusted operating income of $2,186.8 million for the enterprise, $1,753.3 million for the Dollar Tree US banner and $783.9 million for the Family Dollar banner.
  ►
  In fiscal 2020, the management team continued to execute on our store optimization program for Family Dollar by rolling out the H2 concept to more stores, increasing the number of stores with adult beverages and developing a Combination Store. The H2 stores have significantly improved merchandise offerings, including Dollar Tree $1.00 merchandise sections and a minimum number of freezer and cooler doors throughout the stores. H2 stores have higher customer traffic and provide an average comparable store sales lift in excess of 10%, when compared to non-renovated stores, in the first year following renovation. As of January 30, 2021, we have approximately 2,385 H2 stores and plan to renovate at least 1,250 stores to this format in fiscal 2021 and plan to build new stores in this format.

  ►
  The Combination Store builds on the success of the H2 format and leverages both the Dollar Tree and Family Dollar brands to serve small towns across the country. Compared to other Family Dollar Stores located in small markets, these Combination Stores are delivering a same-store sales lift of greater than 20% on average. H2 stores and Combination Stores will both be a part of the Family Dollar new store and renovation strategy moving forward.
  ►
  In fiscal 2020, the management team completed the roll-out of our Crafter's Square program to all of our Dollar Tree stores. The Crafter's Square assortment carries mark-ups which are higher than our average mark-up. Additionally, for more than a year, we have tested a multi-price initiative referred to as Dollar Tree Plus! Based on learning from our test, the management team made modifications to: the mix of products offered to include primarily discretionary items; the displays and signage to drive awareness and excitement to the stores; the price points to focus on the $1, $3 and $5 price points; and increase the number of offerings above the $1 price point. We plan to expand this initiative into a total of 500 stores in 2021.

Organizational Leadership Changes for Fiscal Year 2020

  ►
  Michael Witynski was promoted to President and Chief Executive Officer of Dollar Tree, Inc. in July 2020 and will continue to lead our initiatives at both the Dollar Tree and Family Dollar business segments to deliver great value to our customers and shareholders.
  ►
  Alasdair James joined Dollar Tree in February 2021 as the Executive Vice President of Merchandising and Supply Chain. He is responsible for leading Merchandising, Global Sourcing, Marketing, Inventory Management and Logistics. Mr. James reports to Mr. Witynski, our President and Chief Executive Officer.
  ►
  James Paisley rejoined Dollar Tree as the Chief Information Officer in December 2020 and leads the Information Technology department with his more than 25 years of technology and business experience.

              To continue our success going forward, it is critical that we motivate and retain our highly talented executive team to execute our corporate strategic vision, business plans and initiatives. To do so, our Compensation Committee has thoughtfully developed incentive programs to reward executives for superior performance versus goals that align the interests of executives with the interests of our long-term shareholders.

Compensation Best Practices

              We seek to align our executives' interests with those of our long-term shareholders and to follow sound corporate governance practices.

Compensation Practice		Dollar Tree's Compensation Policies and Actions
Pay for Performance	YES
A significant portion of targeted direct compensation is linked to the financial performance of key metrics. Approximately 86% of our Chief Executive Officer's pay in 2020 was variable and at risk. One hundred percent (100%) of our annual bonus compensation and equity incentive compensation is based on corporate performance. See "Key Compensation Decisions for 2020" "Target Pay Mix" and "Alignment of Pay and Performance."
Clawback policy	YES
In 2018, the Board adopted a more robust clawback policy that requires mandatory reimbursement of excess incentive compensation from any executive officer if the Company's financial statements are restated due to material noncompliance with financial reporting requirements under the securities laws. This policy is in addition to our existing clawback policy covering the Company's Chief Executive Officer and Chief Financial Officer under the 2011 (and proposed 2021) Omnibus Incentive Plan. See "Recoupment ("Clawback") Policy."
Robust stock ownership guidelines	YES
Our executive stock ownership guidelines were revised in 2017 to increase the number of shares to be held by executives so as to create further alignment with shareholders' long-term interests. See "Executive Stock Ownership Guidelines."

Compensation Practice		Dollar Tree's Compensation Policies and Actions
No hedging or pledging of Dollar Tree securities or holding Dollar Tree securities in margin accounts	YES
Our policy prohibits executive officers and Board members from hedging their ownership of our stock and holding our stock in a margin account. None of our executive officers and directors engaged in transactions involving the pledging of Company stock during fiscal 2020. See "Policy Against Hedging of Company Stock" and "No Pledges of Company Stock."
No excise tax gross-ups	YES	We do not provide excise tax gross-up payments.
Double-trigger provisions	YES
Equity awards under our equity incentive plan and all change in control Retention Agreements with executive officers include a "double-trigger" vesting provision upon a change in control. See "Termination or Change in Control Arrangements."
No repricing or cash buyout of underwater stock options without shareholder approval	YES
Our equity incentive plan prohibits modifications to stock options and stock appreciation rights to reduce the exercise price of the awards, or replacing awards with cash or another award type, without shareholder approval.

Executive Compensation Overview

              We are committed to an executive compensation program that ties pay to performance. The program is also designed to focus executives on the long-term growth and profitability of our business, without encouraging excessive risk-taking. A significant portion of pay is performance-based and therefore, variable and at risk. In determining the components of compensation, we seek to appropriately balance fixed and variable, short- and long-term and cash and equity components of the program, and to mitigate risks in the program with stock ownership guidelines that apply to our executive officers. Our compensation program is designed to reward our executive officers for achieving Company performance goals on metrics that we believe create sustainable shareholder value. When we do not achieve the performance goals, our executive officers' compensation reflects that performance.

Executive Compensation Program

              Our executive compensation program consists of three principal components: base salary, annual cash bonus incentives payable under our Management Incentive Compensation Plan ("MICP"), and long-term equity incentives awarded under our 2011 Omnibus Incentive Plan. The long-term equity incentives consist of performance-based restricted stock unit ("RSU") awards under our Long-Term Performance Plan ("LTPP"), which we refer to as "LTPP awards," and performance stock unit ("PSU") awards. The Compensation Committee considers these components individually and reviews the overall distribution between them but does not target specific allocation percentages or amounts.

Element	Term	Strategic Role
Base Salary	Short Term	• Helps attract and retain executives through market-competitive base pay • Based on individual performance, experience and scope of responsibility
Annual Cash Bonus Incentive	Short Term (cash)	• Encourages achievement of short-term strategic and financial performance metrics that create shareholder value • Cash bonus incentives are based 100% on adjusted operating income goals
Long-Term Equity Incentive Awards	Long Term (equity)

•

Aligns executives' interests with those of shareholders

•

Motivates executives to deliver long-term sustained performance

•

Creates a retention incentive through multi-year vesting and robust stock ownership guidelines

•

Long-term awards consist of performance-based LTPP and PSU awards, which in 2020 were 100% based on adjusted EBITDA goals

              In addition, we also provide our executives with the benefits that are commonly available to our full-time associates, including participation in our retirement savings plan, employee stock purchase plan, health, dental and vision plans and various insurance plans, including disability and life insurance.

2020 Changes to Compensation Program

              In March 2020, the Committee changed the performance metric for the PSU awards from adjusted operating income to adjusted EBITDA while continuing to utilize adjusted operating income as the performance metric for the annual cash bonus incentive. The Committee also adjusted the payout curve for the LTPP awards to raise the minimum performance threshold from 85% to 90% and changed the form of the award to consist solely of performance-based RSUs as opposed to 50% cash and 50% RSUs. This change better aligns the interests of executives with those of our long-term shareholders.

	2019 Performance Program	Changes Implemented in 2020

Performance Stock Units (PSUs)

•

PSUs vest after first year achievement of at least 85% of adjusted operating income target, with time-based vesting of one-third of the award on the first three anniversaries of the grant date

•

In order to increase the at-risk elements of the award, the award earned by an executive ranges from 75% of the target award for performance of 85% up to a cap of 150% of the target award for performance of 115% or greater

•

The performance metric for the PSUs changed from adjusted operating income to adjusted EBITDA. The purpose of this change was to differentiate the performance metric for the PSUs from the performance metric for the MICP awards while continuing to reflect a metric that represents the core operating performance of the business.

Long-Term Performance Plan Awards (LTPP)

•

Performance-based vesting on three-year cumulative achievement of at least 85% of target adjusted EBITDA

•

The percentage of a targeted award that may be earned by an executive ranges from 25% of the award for performance of 85% of target adjusted EBITDA up to a cap of 200% of the award for performance of 125% of target adjusted EBITDA

•

Award is paid 50% in cash and 50% in performance-based RSUs

•

The payout curve was adjusted to raise the threshold achievement level from 85% to 90% to align with best practices

•

The percentage of a targeted award that may be earned ranges from 50% of the target adjusted EBITDA up to a cap of 200% beginning with the 2020 LTPP awards

•

Based on our ongoing efforts to implement best practices, our LTPP awards will consist solely of performance-based RSUs rather than our historical practice of providing LTPP awards in the form of 50% RSUs and 50% cash

Note: To evaluate performance in a manner consistent with how management evaluates our operating results, the financial metrics in our annual and long-term incentive plans are measured on a non-GAAP basis.

Key Compensation Decisions For 2020

►	Base Salaries	The Compensation Committee made adjustments to base salaries based on various factors, including job performance and the salaries of executives in similar positions at peer companies.
►	Annual Cash Incentive Bonus Opportunity

The percentage of base salary that represented the target annual incentive opportunity for the President and Chief Executive Officer increased from 130% to 150% as a result of his promotion in July 2020. His annual cash incentive bonus was prorated based on his increased base salary and bonus target following his promotion. The target annual incentive opportunity for the Chief Financial Officer increased from 70% to 90%. There were no changes in the percentage of base salary that represented the target annual incentive opportunity for the other NEOs in 2020. The target percentages were set based on external and internal factors applicable to the positions held by these individuals.

►	Annual Cash Incentive Performance Goals

There was a rigorous process to set corporate performance goals for the combined enterprise, the Dollar Tree US banner and the Family Dollar banner. The corporate performance accounts for 100% of the annual incentive performance goals. The program has a threshold performance level of 85% of the applicable target level of adjusted operating income, which must be met or exceeded in order for any payout to be earned, with a maximum performance level of 115% of target.

►	Annual Cash Incentive Payout

In 2020, the Company achieved enterprise adjusted operating income of $2,186.8 million, which was 122.95% of the target amount. This resulted in a maximum payout of 212.5% to our executives. However, the Compensation Committee exercised discretion to reduce the cash payout to 146.8%. The Compensation Committee granted the difference in restricted stock units with a two year vesting period. For additional information on the Committee's decision regarding the 2020 performance bonuses, see "Approval of 2020 Bonuses."

►	Long-Term—Performance Stock Units and LTPP Awards	Performance Stock Units (PSUs) were granted, as well as grants of RSUs under the 2020-2022 LTPP. In 2020, the performance metric utilized for both the PSUs and LTPP awards was adjusted EBITDA. Based on the enterprise adjusted EBITDA goal for the 2020 PSUs, the Company achieved adjusted EBITDA of $2,872.7 million, which was 116.92% of the target amount. This resulted in a maximum payout of 150% of the target amount to our executive officers subject to the enterprise adjusted EBITDA goal.
►	Long-Term—LTPP Payout

Based on the Company's three-year adjusted operating income goal from 2018 to 2020, the Company achieved adjusted operating income of $5,294.8 million, which was 81.0% of the target amount. The three-year adjusted operating income goal established in 2018 did not anticipate or adjust for punitive tariffs under Section 301 or COVID-19 expenses. Because the performance level achieved was below the 83% threshold required for a payout, and the Compensation Committee did not adjust the performance goal retroactively to account for these unanticipated items (and has never exercised positive discretion), the 2018 LTPP awards were forfeited.

Key Compensation Decisions For 2021

              The Company continued to engage with its top institutional shareholders in 2020 and received feedback on various topics, including the Company's executive compensation program. Based on the Compensation Committee's consideration of our shareholders' input, the Committee decided to introduce a substantially different performance metric to its long term incentive plan. Beginning in 2021, total sales will replace the adjusted EBITDA performance metric for the LTPP awards. We believe the use of total sales for our LTPP awards, adjusted EBITDA for our PSU awards and adjusted operating income for our annual cash bonus incentive plan will properly incentivize our executive team and align with our business strategy to help drive profitability and top-line growth.

Target Pay Mix

              Consistent with our desire to align pay and performance, our Compensation Committee takes our primary pay elements (base salary, annual incentives and long-term incentives) and develops a target pay package for each executive that is more heavily weighted towards variable or at-risk pay. Although our Compensation Committee does not target a specific allocation for each pay element, the Committee is nevertheless cognizant of delivering an appropriate balance between fixed and variable elements, as well as short- and long-term incentives, as evidenced here in the following 2020 target pay mix allocation charts:

Compensation Governance

              Our pay-for-performance philosophy and compensation practices provide an appropriate framework for our executives to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions. Some of our core practices include:

Alignment of Pay and Performance

              Our compensation program is grounded in a pay-for-performance philosophy. Performance goals in both our short- and long-term incentive plans are set at challenging levels, with the ultimate goal that achievement will drive long-term, sustainable shareholder value growth. When financial targets and performance goals are not met, pay outcomes for our executives should reflect this reality. For example, in 2019 and 2018 when our performance did not meet enterprise targets, the MICP payout was 54.5% and 36.4% of the target amount, respectively, and our LTPP payout was 48.2% and 71.0% of the target amount, respectively. In 2020, when our performance exceeded targets, our payouts also exceeded targets.

              Our analysis of the link between pay and performance indicates that when share price and performance go up, the value of outstanding pay rises. Conversely, when share price goes down or performance goals are not achieved, the value of pay declines. While there are certainly other factors to consider, including a lag effect due to the timing of award grants and the CEO transition that occurred during July 2020, the total realizable compensation of the Chief Executive Officers over the past three years, as shown in the following table, is indicative of this directional pay and performance alignment.

Note: Total realizable compensation for each fiscal year includes the sum of base salary, the cash bonus paid under the MICP, cash earned pursuant to vested LTPP awards, the value of unvested cash-based awards under the LTPP, and the value of all unvested equity incentive awards calculated using the closing market price of our stock as of the end of such fiscal year.

Say on Pay Votes

              At our 2020 annual shareholders' meeting, our annual non-binding advisory vote on executive compensation was overwhelmingly approved by our shareholders, receiving approximately 92% support. The Compensation Committee reviewed these final vote results, which we believe reinforce shareholder support for our pay for performance philosophy and the appropriateness of our compensation structure. The Compensation Committee determined that the structure of our executive compensation program continues to be appropriately aligned to the achievement of Company goals and objectives and in the best interests of our shareholders.

              The Compensation Committee regularly reviews the executive compensation program to determine if adjustments are needed to remain competitive and aligned with our shareholders' interests. Further, the Compensation Committee and management recognize the value of engaging in a dialogue with our shareholders and receiving feedback on an ongoing basis to ensure alignment between our executive officers' compensation, our business objectives and the interests of our shareholders.

              In 2019, we contacted holders of approximately 64% of our outstanding shares to invite them into the process. While there were no concerns raised regarding our executive compensation program, the Compensation Committee in March 2020 found it appropriate to change the performance metric of the PSU awards from adjusted operating income to adjusted EBITDA beginning with the PSUs granted to our executives in 2020. The Company continued to use adjusted operating income as the performance metric for the annual cash bonus incentives and adjusted EBITDA for the LTPP awards in order to maintain at least two different performance metrics for our incentive plans. To further align the interests of our executives with those of our shareholders, we changed the form of the LTPP award to performance-based RSUs only as opposed to 50% RSUs and 50% cash.

              In 2020, we continued our engagement efforts by contacting holders of approximately 56% of our outstanding shares to seek input and to provide perspective on our pay for performance philosophy and other governance matters. Based on shareholder feedback, the Compensation Committee decided to make additional changes by introducing a third performance metric to its incentive awards that is substantially different from the existing performance metrics used by the Company.

Beginning in 2021, total sales will replace the formerly used adjusted EBITDA performance metric for the LTPP awards. The Compensation Committee believes that growth in total sales is determined primarily by increases in comparable store sales, which is a key driver of profitability, and growth in the number of our stores, which is an additional source of sales growth and an important part of our long-term strategy. The Committee believes the use of total sales for the LTPP awards, adjusted EBITDA for the PSU awards and adjusted operating income for the annual cash bonus incentive plan properly incentivizes our executives and aligns their interests with our business strategy to help drive profitability and top-line growth.

Executive Compensation Setting Process

Our Compensation Program Philosophy and Objectives

              The Compensation Committee has adopted a pay-for-performance policy for executive officers that balances each executive's total compensation between cash and non-cash, and current and long-term, components. The principal objectives of our compensation policies are to:

  •
  align executive pay with shareholders' interests with a dominant pay-for-performance design;

  •
  provide executive pay that is competitive among our peer group;

  •
  recognize and reward achievement of corporate performance goals;

  •
  attract, motivate and retain highly qualified executives; and

  •
  unite the executive management team to a common objective.

              The Compensation Committee begins its work each year with the determination of the peer group. The goal is to select public retailers with revenues, market capitalization and qualitative factors similar to Dollar Tree. Although the Compensation Committee does not mandate a specific percentile of the peer group for total direct compensation of any executive, to ensure our compensation is competitive among our peer group, we use the 50th percentile as a point of reference in setting total direct compensation. To align pay with shareholder interests, we target the Chief Executive Officer's at-risk compensation to be more than 85% of his total compensation (86% in 2020). For other named executive officers, 84% of their total compensation was at-risk in 2020. To further align compensation with long-term shareholder value, we also believe that the Chief Executive Officer's long-term incentive compensation should be a substantial majority of his total at-risk pool (65% of total compensation in 2020).

              For 2020, we chose to use adjusted operating income and adjusted EBITDA as the performance metrics for at-risk compensation to unite the executive management team in pursuit of a common objective. Beginning in 2021, the Compensation Committee approved the use of total sales as the performance metric for the LTPP awards. We believe that adjusted operating income for MICP bonuses, adjusted EBITDA for PSU grants and total sales for LTPP awards are the best objective metrics to motivate our executive team and help drive profitability and top-line growth.

              We believe that the adjusted operating income goal for the cash bonus and adjusted EBITDA goal for the PSU grant should be challenging but not impossible to achieve. Targets were not fully achieved in 2018 or 2019 but were exceeded in 2020.

              Because it is much more difficult to forecast the performance of a retailer over three years because of factors beyond management's control (the economy, weather, trade wars, etc.), we try to set the three-year target (total sales beginning in 2021) for our LTPP awards at a realistic level. Even so, certain challenges such as tariffs and COVID-19 may not be foreseen when LTPP targets are set. The LTPP payout was 0% for 2020, 48.2% for 2019 and 71.0% for 2018. We also believe that the pay and performance curve for the annual cash bonus, PSU and LTPP awards should be relatively steep, giving the executives meaningful downside risk and upside benefit if performance falls short of or exceeds the target. This approach again aligns the executive's pay with shareholder return.

Use of Peer Group

              The Compensation Committee, with the assistance of Korn Ferry, approved in December 2020 a new peer group of 18 companies that we believe are similarly situated to Dollar Tree and are representative of the markets in which we compete for executive talent.

              The peer group was developed based primarily upon Dollar Tree's industry and size. Revenue growth and market capitalization were selected as the appropriate size filters. The Committee also considered qualitative factors such as retail presence, price points, customer base and whether the company can be deemed an essential business. Korn Ferry assisted the Compensation Committee with identifying executive positions comparable to those of our named executive officers and providing the Committee with benchmarking data for both total direct compensation and each element of total direct compensation within the peer group. This analysis provided the Committee with a perspective on Dollar Tree's pay-for-performance relationship relative to its peers.

              Using these criteria, the Compensation Committee determined that 15 companies from the 2019 peer group would continue to be included in the new peer group established in December 2020. Four companies, Aramark Corporation, CarMax, Inc., L Brands, Inc. and Sysco Corporation, were removed from the peer group, and three companies, BJ's Wholesale Club, Inc., Home Depot, Inc. and Target Corporation, were added to the peer group. These changes reflected the higher weighting that was placed on essential businesses and companies with a similar customer base. Additionally, companies with revenue greater than three times Dollar Tree revenue were allowed to enter the peer group to help balance the number of companies clustered between $9 billion and $15 billion in revenue. As a result of these changes, the following 18 companies constituted our peer group beginning in December 2020 and are representative of the markets in which we compete for executive talent:

Bed Bath & Beyond, Inc.	Macy's Inc.
Best Buy Co. Inc.	McDonalds Corporation
BJ's Wholesale Club, Inc.	Nordstrom, Inc.
Dollar General Corporation	Rite Aid Corporation
Gap, Inc.	Ross Stores, Inc.
Genuine Parts Company	Starbucks Corporation
Home Depot, Inc.	Target Corporation
Kohl's Corporation	TJX Companies, Inc.
Lowe's Companies, Inc.	Tractor Supply Company

              The Committee does not target a specific market data percentile for total direct compensation or individual components of compensation but rather reviews data from the peer group companies as a point of reference to help ensure that our overall compensation remains competitive.

Executive Compensation Principles

              We selected the components of compensation to achieve our stated executive compensation objectives. Our executive compensation program consists of base salaries, annual cash incentives and long-term incentives generally in the form of RSU and PSU awards. These components of executive compensation are used together to strike an appropriate balance between cash and stock compensation and between short-term and long-term incentives. We expect a significant portion of an executive's total compensation to be at risk, tied both to our annual and long-term performance as well as to the creation of sustainable shareholder value. In particular, we believe that both short-term and long-term incentive compensation should be tied directly to the achievement of corporate performance goals. In addition, we believe that long-term incentive compensation should reward an executive for his or her contribution to our long-term corporate performance and shareholder value creation. Under our policy, performance above the targeted goal results in increased total compensation, and performance below the targeted goal results in decreased total compensation.

              We differentiate compensation to executives based on the principle that total compensation should be commensurate with an executive's position and responsibility, while at the same time, a greater percentage of total compensation should be tied to corporate performance, and therefore be at risk, as position and responsibility increases. Thus, executives with greater roles and responsibilities associated with achieving our performance targets should bear a greater proportion of the risk if those goals are not achieved and should receive a greater proportion of the reward if our performance targets are met or surpassed. In addition, as an executive's position and responsibility increase, the use of long-term incentive compensation should increase as a percentage of total compensation because our senior executives have the greatest influence on our strategic performance over time.

              The compensation of our named executive officers in 2020 was based on the application of the executive compensation principles described above in light of their respective roles and responsibilities in the Company. The compensation of our Chief Executive Officer, Mr. Witynski, is based on his primary responsibility as the principal executive officer overseeing the business, management and operations of the Company. Mr. Witynski is also responsible for assessing risks to the Company and ensuring they are monitored and mitigated. Mr. Witynski has a unique role as primary architect of the Company's strategic vision and is responsible for the planning and implementation of the Company's strategic and operational initiatives and goals, including the goal of identifying and delivering value to our shareholders.

              Mr. Sasser serves as our Executive Chairman with primary responsibilities for Board leadership and engagement with our management team. As the former Chief Executive Officer of the Company, Mr. Sasser is uniquely qualified to serve in these capacities. Mr. Sasser's Board leadership responsibilities include, among other things, mentoring the Chief Executive Officer, overseeing the general functioning of the Board and its committees, assessing the composition of the Board, recruiting potential candidates for the Board as necessary, consulting regularly with the Lead Director to discuss matters that concern the Board, leading the Board's annual review of the Company's business strategy, financial plans and capital resources, and leading the Board's role in succession planning for executive officers.

              Mr. Sasser's management responsibilities include providing advice and support to the President and Chief Executive Officer on critical Company initiatives and shareholder communications, the perpetuation of the Company's successful business culture and the maintenance of market and customer relevance through development of long-term strategic plans. In addition, Mr. Sasser is responsible for challenging and holding management accountable, as appropriate, and transferring his institutional knowledge and principles to the organization. As liaison between the Board and management, Mr. Sasser is responsible for providing opportunities for the Board and management to engage in open discussions of strategic initiatives, opportunities and industry outlook, for ensuring that management understands and carries out the Board's decisions and for helping the Board remain connected to the individual managers who are executing the Company's business plans.

              As Executive Chairman, Mr. Sasser does not receive director compensation for carrying out his duties under the Company's bylaws. Such duties include presiding at meetings of the shareholders and of the Board of Directors, managing the business and affairs of the Company as directed from time to time by the Board of Directors and seeing that all orders and resolutions of the Board are carried into effect.

              In 2020, in comparison to our other executive officers, our Chief Executive Officer and Executive Chairman received greater total compensation as a result of their greater authority, responsibility and oversight.

Role of the Compensation Committee

              The Compensation Committee consists entirely of non-employee, independent members of our Board of Directors and operates under a written charter approved by the Board. The Compensation Committee has the direct responsibility to review and determine the compensation of all named executive officers, including the determination of performance metrics and goals and the achievement of performance goals.

              The Compensation Committee considers shareholder feedback and other factors as it seeks to align the objectives and operation of our executive compensation program with the interests of our shareholders. The Compensation Committee has historically consulted, and expects to continue to consult, with the Chief Executive Officer and senior management, as well as an independent external compensation consultant retained by the Compensation Committee when deemed appropriate, in the exercise of its duties. Notwithstanding such consultation, the Compensation Committee retains absolute discretion over all compensation decisions with respect to the named executive officers.

              In determining the compensation of our executive officers, the Compensation Committee evaluates total overall compensation, as well as the mix of salary, cash bonus incentives and equity incentives, using a number of factors including:

  •
  our financial and operating performance, measured by attainment of specific strategic objectives and operating results;

  •
  the compensation practices of our peer group; and

  •
  our historical cash and equity compensation levels.

Role of the Chief Executive Officer in Compensation Decision-Making

              In general, at the Compensation Committee's request, our Chief Executive Officer may review and recommend to the Compensation Committee or its consultants the compensation structure and awards for the other named executive officers. The Chief Executive Officer participates in the development of business plans and annual budgets, and corresponding performance metric goals. The Chief Executive Officer also provides information to the Compensation Committee and its consultants regarding the job performance and overall responsibilities of the other named executive officers. He makes no recommendations concerning his own compensation to the Compensation

Committee or its consultants. The Chief Executive Officer does not vote on executive compensation matters nor is he present when his compensation is being discussed or approved.

Role of the Compensation Consultant

              Pursuant to its written Charter, the Compensation Committee has the authority to engage the services of outside independent advisers. Previously, the Committee engaged Aon Consulting to provide executive compensation services from 2010 through September 2019. In October 2019, the Compensation Committee retained Korn Ferry to assist the Committee in determining the appropriateness and competitiveness of our executive compensation program. Korn Ferry did not provide any other services to the Company in 2019 and 2020. No executive officer had the authority to direct the work of Korn Ferry with regards to its work with the Compensation Committee. The Compensation Committee bears ultimate responsibility for approving the compensation of all named executive officers. In connection with the Compensation Committee's engagement of Korn Ferry as a consultant, the Committee considered the six independence factors set forth in Rule 10C-1 under the Securities Exchange Act of 1934 and determined that Korn Ferry could provide objective advice to the Compensation Committee on executive compensation matters.

Assessment of Risk

              The Compensation Committee has responsibility for establishing our compensation philosophy and objectives, determining the structure, components and other elements of our programs and reviewing and approving the compensation of our NEOs. In addition, an important objective of our overall executive compensation program is to reduce any incentives that may influence executives to take imprudent risks that might harm the Company or our shareholders. At least annually, the Compensation Committee assesses the risk of our compensation program. The Compensation Committee has overseen the establishment of a number of controls that address compensation-related risk and serve to mitigate such risk, including stock ownership guidelines for executive officers and maintaining prohibitions on the hedging of Dollar Tree stock or holding Company stock in a margin account. As a result, we have reviewed our compensation policies and practices for all employees and concluded that such policies and practices are not reasonably likely to have a material adverse effect on our Company.

Components of Executive Compensation

              The executive compensation program for 2020 consisted of market-competitive base salary tied to the executive's individual performance, experience and scope of responsibility; an annual cash bonus opportunity under the MICP based on achievement of short-term adjusted operating income goals; and long-term equity incentives in the form of PSUs and LTPP awards based on adjusted EBITDA performance goals. A description of each of these components is provided in more detail in the following discussion.

Base Salary

              Our base salary philosophy is to provide reasonable current income to our named executive officers in amounts that will attract and retain individuals with a broad, proven track record of performance. To accomplish this objective, we provide base salaries that are intended to be competitive relative to similar positions at comparable companies. Base salaries are reviewed annually and adjustments are made as required to recognize outstanding individual performance, expanded duties or changes in the competitive marketplace.

              The Compensation Committee, with the assistance of Korn Ferry, approved base salary amounts for the executive officers during its March 2020 meeting. The base salaries of Messrs. Witynski, McNeely and O'Boyle were increased in connection with their respective promotions while the salaries of all other named executive officers remained the same as their salaries approved in March 2019. In determining the base salaries for 2020, the Compensation Committee reviewed market data from its peer group, Korn Ferry's data on salary increases for executives and other relevant internal factors such as individual performance and internal pay equity.

Executive	2019 Base Salary	2020 Base Salary	Year over Year Change
Michael Witynski(1)	$1,050,000	$1,300,000	23.8%
Gary Philbin	$1,400,000	$1,400,000	0%
Kevin Wampler	$800,000	$800,000	0%
Bob Sasser	$1,000,000	$1,000,000	0%
Richard McNeely(2)	$675,000	$800,000	18.5%
Thomas O'Boyle, Jr.(2)	$600,000	$650,000	8.3%

(1)
In connection with Mr. Witynski's promotion to President and Chief Executive Officer in July 2020, the Compensation Committee approved a 23.8% increase to his base salary.

(2)
In connection with Mr. McNeely's promotion to Enterprise Chief Merchandising Officer and Mr. O'Boyle's promotion to Enterprise Chief Operating Officer in December 2019, the Compensation Committee approved base salary increases of 18.5% and 8.3% to Messrs. McNeely and O'Boyle, respectively.

Annual Cash Bonus Incentives

              We provide our executive officers, including the named executive officers, with the opportunity to annually earn cash incentives under the MICP. These incentives are designed to encourage the achievement of corporate and individual objectives and to reward those individuals who significantly impact our corporate results.

    2020 Bonus Opportunities

              Executive bonus opportunities are set as a percentage of salary. For 2020, the executive bonus opportunities were as follows:

Executive	Bonus Incentive Opportunity (as a % of base salary)
Michael Witynski(1)	140%
Gary Philbin(2)	140%
Kevin Wampler	90%
Bob Sasser(3)	—
Richard McNeely	100%
Thomas O'Boyle, Jr.	100%

(1)
In July 2020, the Compensation Committee increased Mr. Witynski's executive bonus opportunity from 130% of his base salary to 150% in connection with his promotion to President and Chief Executive Officer. Mr. Witynski's bonus was calculated on a prorated basis using the bonus target in effect both before and after the effective date of his promotion. The prorated bonus targets resulted in a blended bonus incentive opportunity as a percent of base salary of 140%.

(2)
Mr. Philbin was not eligible for a bonus due to his retirement in September 2020, prior to the time the 2020 bonus was paid.

(3)
Beginning in 2019, Mr. Sasser no longer participates in our annual cash bonus incentive plan.

              Beginning in fiscal 2019, the Compensation Committee eliminated the individual performance component for purposes of calculating the annual cash bonus incentive and determined that bonuses would be weighted 100% on the achievement of the corporate performance target (adjusted operating income in 2020), thereby more closely aligning executives' interests with the interests of shareholders. The 2020 incentive targets, as in prior years, were set using the market data provided from the peer group and our assessment of appropriate targets within our management structure.

              The Company performance goals for the annual cash bonus incentive are generally derived from operating income targets defined by the annual budget as approved by the Board of Directors at the beginning of the fiscal year. Thus, these performance goals are consistent with the Board's overall outlook of the Company's potential performance over a one year horizon. For executive compensation purposes, the Compensation Committee approves adjusted operating income targets for the enterprise and the Dollar Tree and Family Dollar banners that adjust for various items that the Compensation Committee considers appropriate. The definition used the adjusted operating income metric that is provided on page 66.

              In March 2020, the Compensation Committee determined that the use of adjusted operating income as the performance metric in fiscal 2020 for the annual cash bonus incentive plan was appropriate because it encourages achievement of strategic and financial performance metrics that create sustainable shareholder value, it is something over which executive officers have control and it is an important metric for evaluating the performance of retail companies. The performance targets are intended to be challenging but achievable, and serve to focus our management team on a common goal while aligning efforts with shareholder interests.

              In order for an executive to receive any bonus, however, we must achieve at least 85% of the adjusted operating income target. Annual incentive awards in 2020 were determined as follows:

    2020 Corporate Performance Metrics

              The Compensation Committee establishes the MICP corporate performance target, which is derived from the annual budget approved by the Board of Directors at the beginning of the fiscal year. For 2020, the corporate performance target was determined to be adjusted operating income, with a target set at $1,778.6 million for the combined enterprise, $1,783.2 million for the Dollar Tree US banner and $323.8 million for the Family Dollar banner. These targets reflect the adjusted operating income underlying the annual budget approved by the Board of Directors.

    Corporate Performance Goals for NEOs

              The corporate performance measure for the named executive officers relates to the adjusted operating income target for the combined corporate enterprise which was set at $1,778.6 million in 2020.

              The following table summarizes the potential payout percentages for MICP awards based on the percentage of the applicable corporate performance target attained.

% of Corporate Performance Target Attained	Potential MICP Payout Percentage
Below 85.0%	0%
85%	25%
90%	50%
95%	75%
100%	100%
105%	137.5%
110%	175%
115.0% or above	212.5%

              The MICP bonuses relating to performance in a given fiscal year are paid in the following year when annual financial results are available, generally in March or April. The amount of the MICP awards must be determined and approved by the Compensation Committee which considers the Company's overall financial results and the level of performance achievement. The Compensation Committee may, in its sole discretion, decrease the amount of MICP awards that may otherwise be payable upon the attainment of the applicable performance goals. Although it has never done so, the Compensation Committee also has the discretion to adjust the MICP awards to mitigate or exclude the impact of unanticipated items that are determined to be unusual in nature or amount or infrequent in occurrence. Any modification would be carefully considered by the Committee, applied only in special circumstances that warrant the modification, and fully disclosed.

              The definition of adjusted operating income approved by the Compensation Committee for purposes of measuring the 2020 target performance under the MICP excluded the effects relating to or resulting from: (i) Canadian currency fluctuations; (ii) changes in accounting policies, practices and pronouncements; (iii) Summit Pointe expenses to the extent different than the estimates contained in the 2020 Fiscal Budget; (iv) non-cash goodwill and intangible impairment charges; (v) expenses incurred with respect to future mergers, acquisitions, or divestitures; (vi) any loss, cost or expense related to an uninsured disaster; (vii) lease costs, expenses, asset write-offs, incentive compensation, and severance related to closed stores or distribution centers; (viii) costs related to shareholder activism and corporate governance; (ix) any future changes in laws or regulations; (x) any unbudgeted loss as a result of the resolution of legal matters in excess of $5 million in the aggregate; (xi) the negative financial impact of COVID-19; and (xii) changes in the manner shared services are allocated based upon the methodology used in the 2020 Fiscal Budget approved by the Board of Directors ("Fiscal Budget").

    Approval of 2020 Bonuses

              Under the definition of adjusted operating income adopted in March 2020, the negative financial impact of COVID-19 and losses relating to uninsured disasters were to be added back to operating income for purposes of determining adjusted operating income under the MICP. The definition was intended to exclude the impact of circumstances outside of the executives' control. These adjustments totaled $297.2 million ("Adjustments") in 2020. If these Adjustments could have been estimated at the time the Committee set the target, the Committee would have reduced the target instead of adjusting the definition of operating income. At the outset of the pandemic, a reasonable estimate was not possible.

              During eight meetings, the Committee focused on this provision and how COVID-19 would financially impact the Company's performance and executive compensation. The Committee's independent consultant, Korn Ferry, participated in four (4) of those meetings to offer guidance. The Compensation Committee's deliberations and thought processes are summarized below:

  •
  $248.4 million of the Adjustments were for "premium" pay or bonuses, sometimes referred to as "Hero Pay," to store and distribution associates and managers. This incremental pay was in recognition of their extraordinary efforts to ensure that our stores remained open safely while providing our customers and communities with continued availability of essential goods during the pandemic. A majority of the remaining Adjustments were for personal protective equipment and other COVID-19 expenses to protect our associates and customers. The payments reflected prudent management decisions to fairly compensate our front-line workers and protect our brand, delivering essential goods during an unforeseen time of national emergency. None of the payments were the result of poor or inadequate planning or execution.

  •
  The Committee noted that the management team's performance produced MICP results at the maximum level under the plan originally adopted in March 2020, and at the 146.8% level without considering the Adjustments. The management team exceeded consensus earnings estimates in each quarter during 2020 despite a most challenging retail environment. Sources of supply were often challenged, requiring the management team to adapt. Customers visited the physical stores less frequently and at different times, again requiring the management team to react to these new trends. The Company complied with new and costly Centers for Disease Control, state, and local mandates to protect its customers and associates. Moreover, the team successfully operated two different brands that faced different challenges during the pandemic. For example, Dollar Tree's critical offerings are discretionary goods such as Easter, party, and holiday goods, that were subject to a significant decrease in demand during much of 2020.

  •
  For the reasons discussed above, the Committee determined it was necessary to follow the original target and the original definition of adjusted operating income, and compensate the management team for extraordinary performance under trying circumstances. However, it did so with a lower portion of cash and a higher portion of equity to balance the interests of all stakeholders. The Committee reduced the MICP cash awards for the executives by excluding the Adjustments from the adjusted operating income calculation before it determined MICP performance. The Committee determined that the portion of the potential MICP payout attributable to the excluded Adjustments would not be paid under the MICP, but that a grant of RSUs in a similar amount would be made to such executives, with such awards vesting 50% on each of the first and second anniversaries of the date of grant.

              During its March 2021 meeting, the Compensation Committee determined the following Company and banner performance for fiscal 2020:

Metric	2020 Target	2020 Achievement	% of Target	Payout %(1)
Enterprise adjusted operating income	$1,778.6 million	$2,186.8 million	122.95%	212.5%
Dollar Tree adjusted operating income	$1,783.2 million	$1,753.3 million	98.32%	91.60%
Family Dollar adjusted operating income	$323.8 million	$783.9 million	242.09%	212.5%

(1)
Represents the maximum potential payout percentage under the MICP based on the level of adjusted operating income achieved in fiscal 2020 prior to the Committee's exercise of discretion to reduce the amount of the MICP award for certain executives.

              As shown in the preceding table, the performance level achieved for the enterprise resulted in a potential maximum cash incentive payout at 212.5%. However, as a result of the Compensation Committee's decision to exclude the Adjustments from the achieved level of adjusted operating income, the MICP payout percentage was reduced from 212.5% to 146.8% for certain executives who were subject to the enterprise adjusted operating income metric, including Messrs. Witynski, Wampler, McNeely and O'Boyle.

              Based upon the determinations described above, the Compensation Committee authorized 2020 performance bonuses (MICP cash awards and RSU awards) for the executives as follows:

Executive	Bonus Target as % of Base Salary	Amount of Target Bonus(1)	MICP Cash Bonus Awarded(2)	RSUs Awarded ($)(3)	Total Performance Bonuses Awarded(4)
Michael Witynski(5)	140%	$1,657,500	$2,433,210	$1,088,978	$3,522,188
Gary Philbin(6)	140%	$1,960,000	—	—	—
Kevin Wampler	90%	$720,000	$1,056,960	$473,040	$1,530,000
Bob Sasser(7)	—	—	—	—	—
Richard McNeely	100%	$800,000	$1,174,400	$525,600	$1,700,000
Thomas O'Boyle, Jr.	100%	$650,000	$954,200	$427,050	$1,381,250

(1)
Represents the base salary of the named executive officer multiplied by the target percentage of base salary.

(2)
Represents the amount paid to the named executive officer as a result of the Compensation Committee exercising its discretion to reduce the MICP payout percentage from 212.5% to 146.8% by excluding the Adjustments from the achieved level of adjusted operating income.

(3)
Represents the dollar amount approved by the Compensation Committee for RSU grants corresponding to the amount of the Adjustments excluded from the MICP calculation. The RSUs were granted under the Company's 2011 Omnibus Incentive Plan as of March 16, 2021, and will vest 50% on each of the first and second anniversaries of the date of grant, provided the executive remains employed with the Company through the vesting dates, unless vesting is accelerated due to death, disability or retirement. For additional information on the grant date present value of the RSU awards, see footnote 2 of the Grants of Plan-Based Awards Table.

(4)
Represents the total dollar amount of the MICP cash bonus and RSUs awarded to each executive. The amounts shown are equivalent to the amounts that the Compensation Committee could have paid in cash under the MICP to Messrs. Witynski, Wampler, McNeely and O'Boyle using an achieved 212.5% payout percentage for 2020.

(5)
In July 2020, Mr. Witynski was promoted to President and Chief Executive Officer at which time his base salary increased from $1,050,000 to $1,300,000 and his bonus target increased from 130% of his prior base salary to 150% of his new base salary. Mr. Witynski's bonus was calculated on a prorated basis using the bonus target in effect both before and after the effective date of his promotion. The prorated salary and bonus targets resulted in a blended bonus target as a percent of base salary of 140% and a total amount available for bonus of $1,657,500.

(6)
Mr. Philbin did not receive an annual bonus for 2020 because he retired in September 2020, prior to the date the bonus was paid.

(7)
Beginning in 2019, Mr. Sasser no longer participates in the annual cash bonus plan.

              In March 2019, the Compensation Committee determined that future annual incentive bonus awards would be based 100% on corporate performance beginning in fiscal 2019. The Compensation Committee in the past had determined that 85% of the annual incentive bonus would be based on corporate performance while 15% of the annual incentive bonus would be based on individual performance. The Compensation Committee believes that the change to providing annual incentive bonus awards based solely on corporate performance has enhanced corporate performance and better aligned the interests of executives with those of shareholders.

Long-Term Incentives

              The largest component of our executive compensation program has been long-term incentive awards in the form of PSU awards and performance-based LTPP awards (solely in the form of performance-based RSUs beginning in 2020) pursuant to our 2011 Omnibus Incentive Plan. We believe that long-term performance-based equity and cash incentives provide our executives with a strong link to our long-term performance and create an ownership culture to help align the interests of our executives with those of our shareholders. The Committee structured the long-term performance-based equity and cash incentives portion of executive officer compensation to be "at risk" in order to directly align our executives with the interests of shareholders. The long-term incentive awards are set at levels generally at market based upon the peer data.

              The Compensation Committee's objective in granting long-term performance-based equity and cash incentives as part of the overall compensation for executives is to achieve alignment with shareholder interests through stock ownership while also focusing on retention. Restricted stock, RSUs and PSUs provide more immediate value to executives, even in advance of stock price appreciation, with the opportunity for increased value as the stock price increases. In addition, we believe that long-term performance-based equity awards that vest over multiple years focus executives on consistent long-term growth in shareholder value and promote executive retention because the executives will only realize the value of the equity if they remain in our employment during the vesting period. Multiple year performance goals also promote consistent growth in shareholder value across a longer time horizon.

              The Compensation Committee generally grants equity-based awards on an annual basis, and at other times as the Committee deems appropriate, including for newly hired or promoted executive officers or due to special retention needs. The Compensation Committee determines the aggregate monetary grant value of executive officers' equity-based awards taking into account, among other things, our pay mix targets, the desired mix of equity-based vehicles, the executive officer's contribution to Company performance, competitive compensation levels and dilution or pool limits. The target number of RSUs is determined by dividing the target RSU award value by the fair market value of a share of Dollar Tree stock on the date of grant.

              The Compensation Committee generally has approved two distinct types of long-term incentive awards. Prior to 2019, the first type of award was a performance-based RSU that vested after achievement of a percentage of a target performance metric in the first year after grant, with time-based vesting of one-third of the award on successive anniversaries of the grant date. Once the performance threshold had been met, the amount of the payout typically was not increased to correspond with increasing levels of corporate performance. These awards were settled in stock and there was no cash component. Prior to 2020, the second type of award was a combination of performance-based RSUs and a performance cash bonus award made under our three-year LTPP program. The program provided for vesting upon the achievement of a cumulative performance goal that was measured over a three-year performance period. Once the performance threshold was met, the LTPP award was settled in both stock and cash. Historically, the Committee used Company adjusted operating income as its performance metric for both types of awards because it encourages achievement of strategic and financial performance metrics that create sustainable shareholder value, it is something over which executive officers have control and it is an important metric for evaluating the performance of retail companies.

              In March 2019, the Compensation Committee approved changes to our long-term incentive compensation program for executive officers, including our NEOs. Beginning in 2019, LTPP awards vest based on the three-year cumulative achievement of at least 85% of target adjusted EBITDA (a change from the three-year cumulative achievement of at least 83% of target adjusted operating income). All non-LTPP awards beginning in 2019 were designated as performance stock units ("PSUs") that vest upon achievement of at least 85% of target adjusted operating income (an increase from 80%) during a one year performance period, coupled with time-based vesting of one-third of the award on each successive anniversary of the grant date. The Committee also changed the design of non-LTPP awards to incorporate a "payout curve" that determines the amount of the award from threshold achievement of target adjusted operating income (75% payout) to target goal (100% payout) to maximum award (150% payout). The payout curve was added to the non-LTPP awards to incentivize performance above the threshold level of performance. The prior design of the non-LTPP awards provided a payout upon reaching the threshold level of performance, but the payout amount did not vary based on increasing levels of performance exceeding the threshold. As a result of these changes in 2019 by the Committee, our long-term performance-based incentive program for executive officers featured increased vesting thresholds to 85% of the target corporate performance metric and different performance metrics (adjusted EBITDA for the LTPP and adjusted operating income for the 2019 non-LTPP awards).

              In March 2020, the Compensation Committee approved additional changes to our long-term incentive compensation program for executive officers. Beginning in 2020, the LTPP awards were awarded in the form of 100% performance-based RSUs rather than 50% RSUs and 50% cash. The Committee also raised the threshold achievement level from 85% to 90% and the payout range is between 50% and 200% beginning with the 2020 LTPP Grants. For fiscal 2020, the Committee determined that the relative weighting of long-term incentive awards for the then Chief Executive Officer would remain the same as 2019. However, the Committee changed the relative weightings of long-term incentive awards for our other executive officers, including the current Chief Executive Officer, to 75% in PSUs and 25% in LTPP awards because of the importance of improving the Company's performance in fiscal 2020.

    2020 Performance Stock Units

              In 2020, the Compensation Committee made awards of PSUs with vesting upon achievement of at least 85% of target adjusted EBITDA for fiscal 2020, coupled with time-based vesting of one-third of the award on each successive anniversary of the grant date. The target number of PSUs was determined by dividing the target PSU award value by the fair market value of a share of Dollar Tree stock on the date of grant.

Executive	Target PSUs ($)	Target PSUs (#)
Michael Witynski	$2,550,000	34,960
Michael Witynski(1)	$1,950,000	20,584
Gary Philbin	$7,000,000	95,969
Kevin Wampler	$1,763,000	24,170
Bob Sasser	$5,500,000	75,404
Richard McNeely	$1,275,000	17,480
Thomas O'Boyle, Jr.	$1,275,000	17,480

(1)
Mr. Witynski received an additional PSU award in connection with his promotion to President and Chief Executive Officer in July 2020.

              Performance Metric.    The Compensation Committee used adjusted EBITDA as the performance metric for 2020 because it is an objective measure of performance that properly incentivizes our executive team to drive growth and profitability and to achieve strategic and financial performance metrics that create sustainable shareholder value.

              For purposes of the 2020 PSU grants, adjusted EBITDA excludes the effects relating to or resulting from: (i) Canadian currency fluctuations; (ii) changes in accounting policies, practices and pronouncements; (iii) Summit Pointe expenses to the extent different than the estimates contained in the 2020 Fiscal Budget; (iv) non-cash goodwill and intangible impairment charges; (v) expenses incurred with respect to future mergers, acquisitions, or divestitures; (vi) any loss, cost or expense related to an uninsured disaster; (vii) lease costs, expenses, asset write-offs, incentive compensation, and severance related to closed stores or distribution centers; (viii) costs related to shareholder activism and corporate governance; (ix) any future changes in laws or regulations; (x) any unbudgeted loss as a result of the resolution of legal matters in excess of $5 million in the aggregate; (xi) the negative financial impact of COVID-19; and (xii) changes in the manner shared services are allocated based upon the methodology used in the 2020 Fiscal Budget approved by the Board of Directors ("Fiscal Budget").

              Performance Goal.    The Compensation Committee established the 2020 adjusted EBITDA target for the combined enterprise. The target level was intended to be challenging, based on a review of the 2020 business plan and taking into account the market environment, past and expected future performance of peer companies and various risks. The Compensation Committee also set the threshold level of performance at 85% of the applicable target. The actual payout will vary based on increasing levels of performance that exceed the threshold level.

              Under the definition of adjusted EBITDA originally adopted by the Compensation Committee for purposes of the 2020 PSU grants, the negative financial impact of COVID-19 and losses relating to uninsured disasters were required to be added back to adjusted EBITDA. The definition was intended to exclude the impact of circumstances outside of the executives' control. These adjustments totaled $297.2 million ("Adjustments") in 2020. If these Adjustments could have been estimated at the time the Committee set the target, the Committee would have reduced the target instead of adjusting the definition of EBITDA. At the outset of the pandemic, a reasonable estimate was not possible.

              The Compensation Committee's deliberations and thought processes are summarized below:

  •
  $248.4 million of the Adjustments were for "premium" pay or bonuses, sometimes referred to as "Hero Pay," to store and distribution associates and managers. This incremental pay was in recognition of their extraordinary efforts to ensure that our stores remained open safely while providing our customers and communities with continued availability of essential goods during the pandemic. A majority of the remaining Adjustments were for personal protective equipment and other COVID-19 expenses to protect our associates and customers. The payments reflected prudent management decisions to fairly compensate our front-line workers and protect our brand, delivering essential goods during an unforeseen time of national emergency. None of the payments were the result of poor or inadequate planning or execution.

  •
  The management team exceeded consensus earnings estimates in each quarter during 2020 despite a most challenging retail environment. Sources of supply were often challenged, requiring the management team to adapt. Customers visited the physical stores less frequently and at different times, again requiring the management team to react to these new trends. The Company complied with new and costly Centers for Disease Control, state, and local mandates to protect its customers and associates.

    Moreover, the team successfully operated two different brands that faced different challenges during the pandemic. For example, Dollar Tree's critical offerings are discretionary goods such as Easter, party, and holiday goods, that were subject to a significant decrease in demand during much of 2020.

  •
  For the reasons discussed above, the Committee determined it was necessary to follow the original target amount of adjusted EBITDA and the original definition of adjusted EBITDA, and compensate the management team for extraordinary performance under trying circumstances. The payout of the PSUs was at the maximum 150%.

Performance Metric	2020 Target ($ in millions)	Actual Results ($ in millions)	% of Target	Payout %
2020 Enterprise adjusted EBITDA	$2,456.9	$2,872.7	116.92%	150%

              Performance Stock Units Earned.    The Compensation Committee determined in March 2021 that the performance goal established for the PSUs granted to each of our named executive officers was met and the following PSUs had been earned for 2020:

Executive	PSUs Earned (#)
Michael Witynski	52,440
Michael Witynski(1)	30,876
Gary Philbin	143,953
Kevin Wampler	36,255
Bob Sasser	113,106
Richard McNeely	26,220
Thomas O'Boyle	26,220

(1)
Represents the additional award granted to Mr. Witynski upon his promotion to President and Chief Executive Officer in July 2020.

    2020 LTPP Performance-Based RSUs

              In addition, the Compensation Committee made grants of performance-based RSUs under the LTPP. The Compensation Committee established the target value of the LTPP opportunity for each of our named executive officers. The target number of RSUs was determined by dividing the total target award value by the fair market value of a share of Dollar Tree stock on the date of grant.

Executive	Target RSUs ($)	Target RSUs (#)
Michael Witynski	$850,000	11,653
Michael Witynski(1)	$650,000	6,861
Gary Philbin	$1,500,000	20,564
Kevin Wampler	$587,000	8,047
Bob Sasser(2)	—	—
Richard McNeely	$425,000	5,826
Thomas O'Boyle	$425,000	5,826

(1)
Mr. Witynski received an additional LTPP award in connection with his promotion to President and Chief Executive Officer in July 2020.

(2)
Beginning in 2019, Mr. Sasser no longer participates in the Long-Term Performance Plan.

              Target Opportunities.    The Compensation Committee defined a payout curve which determines the amount to be paid depending on actual performance. The Compensation Committee set the payout for achieving the threshold level of performance at 50%, with the payout increasing from 50% for threshold performance to 100% of the target opportunity for achieving target performance. Similarly, the payout for achieving between target and maximum performance ranges from 100% of the target opportunity to 200% of the target opportunity, also with the payout increasing in a straight-line manner.

              Performance Metric.    The Compensation Committee used three-year cumulative adjusted EBITDA (2020-2022) as the performance metric because it is a long-term goal and for the reasons set forth above. Beginning with the 2021 LTPP, the Compensation Committee changed the performance metric from adjusted EBITDA to total sales in order to focus our executive team on our top-line growth.

              Performance Goal.    The Compensation Committee set the three-year cumulative adjusted EBITDA target at a level requiring achievement of significant financial performance, based on the Company's annual budget and long-term plan. The Compensation Committee also set the threshold level at 90% of the target. This award will not vest, if at all, until the completion of the 2022 fiscal year.

    2018 LTPP Performance-Based RSUs and Cash

              In 2018, the Compensation Committee made grants of performance-based RSUs and cash opportunity awards under the LTPP. The target values of the awards were divided between a target number of RSUs and a potential cash amount. The target number of RSUs was determined by dividing the target RSU award value by the fair market value of a share of Dollar Tree stock on the date of grant.

Executive	Target RSUs ($)	Target RSUs (#)	Target Long-Term Cash Opportunity ($)	Total ($)
Michael Witynski	$375,000	3,951	$375,000	$750,000
Gary Philbin	$750,000	7,903	$750,000	$1,500,000
Kevin Wampler	$450,000	4,741	$450,000	$900,000
Bob Sasser	$750,000	7,903	$750,000	$1,500,000
Richard McNeely	$150,000	1,580	$150,000	$300,000
Thomas O'Boyle, Jr.	$150,000	1,580	$150,000	$300,000

              Performance Metric.    The Compensation Committee used three-year cumulative adjusted operating income as the performance metric. For purposes of the 2018 LTPP grants, adjusted operating income excludes the effects relating to or resulting from: (i) Canadian currency fluctuations; (ii) severance, relocation, retention and reduction in workforce expenses and other expenses incurred to consolidate workforces; (iii) changes in accounting policies, practices and pronouncements; (iv) unreimbursed costs for unwinding the arrangement with Sycamore Partners (Dollar Express) for the divested stores; (v) non-cash goodwill and intangible impairment charges; (vi) expenses incurred with respect to future mergers, acquisitions, or divestitures; (vii) any loss, cost or expense due to Family Dollar litigation filed prior to the merger date that is not included in the 2018 Fiscal Budget, and (viii) changes in the manner shared services are allocated based upon the methodology used in the 2018 Fiscal Budget previously approved by the Board of Directors.

              When the adjusted operating income performance metric was established in 2018, the material effect of punitive tariffs under Section 301 and COVID-19 expenses was not foreseen. As a result, the performance metric used for the 2018 LTPP award did not contemplate an adjustment for these factors, which were responsible for the forfeiture of the 2018 award. The Committee did not, however, exercise discretion to adjust for these items retroactively.

              Performance-Based RSUs and Cash Earned.    In March 2021, the Compensation Committee determined the Company's actual performance and the corresponding performance achievement percentage relative to the 2018-2020 performance goal.

Performance Metric	Threshold	Target	Maximum	Actual Results
	($ in millions)
Three-Year adjusted operating income (2018-2020)	$5,425.4	$6,536.6	$8,8170.8	$5,294.8
% of Target	83%	100%	125%	81.0%

              The performance achievement percentage was then converted to an earning percentage as set forth below. If the overall performance achievement percentage was below the threshold, then the earning percentage would be zero (and the individual would not receive any shares in respect of the RSUs granted or performance cash). If the overall performance achievement percentage was between the threshold and maximum, the earning percentage would vary based on the level of achievement. If the earning percentage was above the maximum, the maximum earning percentage would be applied.

Achievement Level	Performance Achievement %	Earning %
Threshold	83%	25%
Target	100%	100%
Maximum	125%	200%

              The Compensation Committee and the Board approved the performance achievement relative to target performance measures. The overall three-year performance achievement percentage of 81.0%% resulted in an achievement below the threshold level required for a payout and therefore the 2018 LTPP awards were forfeited.

Timing of Long-Term Incentive Awards

              Our grant policy for equity awards establishes April 1 as the date of the annual grant each year. Awards of equity incentives to new officers are made on the last business day of the Company's fiscal month which follows the month that includes the hire date. The Compensation Committee may, in its discretion, make grants that vary from these guidelines if there is a compelling business reason, but in every case the Committee is required to complete its approval of the equity awards prior to the date of the grant. Due to the expiration of the 2011 Omnibus Incentive Plan occurring after March 17, 2021, the Compensation Committee, in its discretion, approved March 16, 2021 (as opposed to April 1) as the date of the annual equity grants for fiscal 2021. This exception to the policy was made because after March 17, 2021, the Company is unable to grant new equity awards until the new 2021 Omnibus Incentive Plan has been approved by shareholders. See Proposal 4 for additional information regarding the new plan.

              The Compensation Committee will not award equity incentives when in possession of potentially material non-public information. We believe that the beginning of April is an appropriate time during the year to make grants of equity awards and that a consistent application of our granting practices from year to year regardless of other events is also appropriate. The awards granted by the Compensation Committee are designed to create incentives for the creation of long-term shareholder value and contain delayed vesting provisions that prevent recipients from taking advantage of short-term fluctuations in the market price of our common stock. We have not planned in the past, nor do we plan in the future, to time the release of material non-public information for the purpose of affecting the value of executive compensation.

Other Compensation Policies and Practices

Recoupment ("Clawback") Policy

              In April 2018, the Compensation Committee recommended, and the Board adopted, a more robust clawback policy. Under the expanded policy, the Company will require mandatory reimbursement of excess incentive compensation from any executive officer if the Company's financial statements are restated due to material noncompliance with financial reporting requirements under the securities laws. The amount to be recovered will be the excess of incentive compensation paid to the executive based on the erroneous data over the incentive compensation that would have been paid to the executive had it been based on the restated results. Recoupment would cover any excess compensation received during the three completed fiscal years immediately preceding the date of which the Company is required to prepare the accounting restatement. This policy is in addition to our existing clawback policy covering the Company's Chief Executive Officer and Chief Financial Officer under the 2011 (and proposed 2021) Omnibus Incentive Plan.

Executive Stock Ownership Guidelines

              In March 2017, the Compensation Committee revised its executive stock ownership guidelines to make them more robust. The stock ownership guidelines were established for executive officers to encourage them to have a long-term equity stake in Dollar Tree, align their interests with shareholders and mitigate potential compensation-related risk. The executive stock ownership program encourages and expects our executive officers to attain designated stock ownership levels over a five-year period. The stock ownership guidelines for each of our named executive officers is as follows:

Current Position	No. of Shares
Chief Executive Officer	125,000
Executive Chairman	125,000
Chief Financial Officer	30,000
Chief Merchandising Officer	25,000
Chief Operating Officer	25,000

              The types of stock ownership that qualify toward the ownership guidelines under our policy include direct stock ownership, unvested PSUs, unvested RSUs and unvested restricted stock. As of March 15 2021, all of our named executive officers had stock ownership levels that exceeded the stock ownership guidelines. For additional information regarding the number of shares of stock beneficially owned by our named executive officers, see "Ownership of Common Stock" on page 95.

Policy Against Hedging Company Stock

              To further the corporate governance objective of encouraging alignment of the interests of our associates and directors with shareholders' interests in the long-term performance of the Company, the Company's Insider Trading Policy prohibits all officers, directors and employees from entering into hedging transactions and from engaging in short sales related to the Company's stock. The Policy also prohibits engaging in or trading any publicly-traded puts, calls or other derivative instruments involving the Company's securities.

No Pledges of Company Stock

              Our Insider Trading Policy prohibits officers, directors and employees from holding Dollar Tree stock in a margin account. In addition, none of our executive officers and directors engaged in transactions involving the pledging of Company stock during fiscal 2020.

Impact of Accounting and Tax Treatments on Compensation Program Design

              The Compensation Committee considers the accounting and tax impact of its overall compensation programs in order to balance the cost to the Company with the potential benefits as compensation tools.

              Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of compensation in excess of $1 million paid to "covered employees" in any fiscal year. Our "covered employees" include our Chief Executive Officer, our Chief Financial Officer, the three other most highly compensated named executive officers, and other individuals who were covered employees for fiscal 2017 or later years. For fiscal 2017 and prior fiscal years, an exception to Section 162(m) allowed certain compensation that qualified as "performance-based" to be deducted notwithstanding the $1 million limitation, and the covered employee group was more limited. As noted above, the Compensation Committee has adopted a policy of pay-for-performance, and the Compensation Committee took appropriate steps in the past to cause the performance-based compensation of covered executive officers to qualify for deductibility under Section 162(m) to the extent consistent with our best interests and the interests of our shareholders.

              The Tax Cuts and Jobs Act ("2017 Tax Reform Act"), enacted in December 2017, eliminated the performance-based compensation exception under Section 162(m) for fiscal 2018 and subsequent fiscal years, other than with respect to certain "grandfathered" compensation that is paid pursuant to a written binding contract which was in effect on November 2, 2017 and which was not materially modified after that date. Thus, performance-based awards outstanding on November 2, 2017 pursuant to a binding written agreement may be exempt from the deduction limit if applicable requirements are met. In addition, the 2017 Tax Reform Act expanded the group of "covered employees" under Section 162(m) to include our Chief Financial Officer (under prior law, the Chief Financial Officer was not a "covered employee") and mandated that once an individual is treated as a covered employee for a given year, that individual will be treated as a covered employee for all subsequent years. As a result of these changes in the tax laws, any compensation paid to our covered executive officers in excess of $1 million beginning with fiscal 2018 generally will not be deductible unless the qualified compensation arrangements were in place as of November 2, 2017. In March 2021, the American Rescue Plan Act ("ARPA") further amended Section 162(m) to enlarge the covered employee group for taxable years beginning after December 31, 2026.

              In fiscal 2020, the Committee considered the anticipated tax treatment to the Company and the covered executive officers in its review and establishment of compensation programs and payments. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible for tax purposes. Further, the Compensation Committee may determine to make changes or amendments to the Company's existing compensation programs, consistent with the Compensation Committee's overall compensation program philosophy, in order to revise aspects of our executive compensation programs that were initially designed to comply with Section 162(m) but that may no longer serve as an appropriate incentive measure for our executive officers.

              Finally, interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the control of the Compensation Committee, may affect deductibility of compensation, and there can be no assurance that compensation payable to our executive officers who are covered by Section 162(m) will be deductible in the future. The Compensation Committee will continue to monitor and assess the impact of the amendments to Section 162(m) included in the 2017 Tax Reform Act and ARPA to determine what adjustments to our executive compensation practices, if any, it considers appropriate.

              The Compensation Committee also reviews the accounting impact of the various forms of compensation, with the goal of ensuring that our compensation practices remain competitive while also being cost-effective.

Retirement, Deferred Compensation and Pension Plans

              We do not have any defined benefit or pension plans that provide for payments based on an executive's salary and/or years of service. In addition, we have not adopted a supplemental executive retirement plan or other "excess plan" that pays benefits to highly compensated executives. Instead, we offer the following two alternatives to allow executives to actively participate in funding their retirement plans.

              Executives are eligible to participate in the Dollar Tree Retirement Savings Plan. At the end of the year, the Board may approve a discretionary profit-sharing contribution to be made to all eligible employees, including executive officers. In addition, executives may elect to defer a portion of their cash compensation into 401(k) retirement accounts. As of January 1, 2019, the Board has authorized us to match 100% of 401(k) deferrals up to 5% of an individual's cash compensation.

              The Dollar Tree and Family Dollar Supplemental Deferred Compensation Plan allows certain officers and executives, including our named executive officers, the ability to defer receipt of up to 50% of their base salary and up to 100% of their bonus payments. The plan is a nonqualified plan and the Company does not fund, make any contributions to, or provide any interest rate subsidy for the plan. The plan allows executives to save for retirement in a tax-effective way at a minimal cost to us. Plan participants may invest their deferred compensation in any one or a combination of the plan's investment funds. The deferred amounts and earnings thereon are payable to participants, or designated beneficiaries, at either specified future dates, or upon separation of service or death. The future payment obligations under the plan are our general unsecured obligations. Although the amounts deferred are deposited into a trust, the trust belongs to us, rather than the executives, and is subject to the claims of our creditors.

Termination or Change in Control Arrangements

              We have change in control Retention Agreements with our executive officers, except the Chief Merchandising Officer. The Compensation Committee's intent with these agreements is to take reasonable steps to retain key management personnel and to minimize disruption to the Company in the event of a potential change in control. Under these agreements, severance benefits are payable only upon the occurrence of both a change in control of the Company and the executive's termination without "cause" or resignation for "good reason," as defined in the agreements (commonly known as a "double trigger"). The Compensation Committee believes it is appropriate to provide double-trigger severance benefits because it aligns executives' interests with the interests of shareholders without providing an undue benefit to executives who continue to be employed following a change-in control transaction.

              We also have Executive Agreements with our executive officers, except the Executive Chairman and the Chief Merchandising Officer. The Executive Agreements provide for a release and restrictive covenants to protect the Company, including a covenant not to compete, in consideration for which the Company agreed to provide a base salary continuation benefit and reimbursement of monthly health insurance premiums for a period of up to twelve months (or until the executive becomes employed if less than the applicable salary continuation period) in the event the executive's employment is terminated without "cause" (as defined in the agreement) or on account of the executive's death or disability.

              In addition, we have equity compensation plans that contain provisions that may convey benefits to our executive officers and other plan participants upon termination or a change in control. Generally, the provisions address the treatment of awards upon separation from the Company due to death, disability or retirement (age 59 1/2 with seven years of service), or due to a change in control, as defined within the plans.

              The overall structure of our change in control arrangements and other post-termination benefits is consistent with our compensation objectives to attract, motivate and retain highly talented executives. We believe these arrangements preserve morale and productivity, provide a long-term commitment to job stability and financial security, and encourage retention in the face of the potential disruptive impact of an actual or potential change in control. For additional information on our termination and change in control arrangements, and the potential payments that may be made to our named executive officers upon termination or a change in control, see "Potential Payments Upon Termination or Change in Control" beginning on page 86.

Annual Compensation of Executive Officers

              In the following table, we summarize the compensation earned during fiscal years 2020, 2019 and 2018 by our Chief Executive Officer, our Chief Financial Officer, each of our three other most highly compensated executive officers who earned more than $100,000 in total compensation for services rendered in all capacities during 2020, 2019 and 2018, and our former Chief Executive Officer who retired from this position in July 2020. We refer to these six individuals in this proxy statement as the named executive officers or NEOs.

              The compensation that we pay to our named executive officers is determined as described above in our "Compensation Discussion and Analysis" section and in the tables that follow.

Summary Compensation Table

              (For the Fiscal Years ended January 30, 2021, February 1, 2020 and February 2, 2019)

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)(3)	All Other Compensation ($)(4)	Total ($)

Michael Witynski	2020	$1,184,615	—	$7,088,690	—	$2,433,210	$61,372	$10,767,887
President and Chief	2019	857,692	—	1,949,936	—	878,303	45,756	3,731,687
Executive Officer	2018	684,615	—	1,574,486	—	763,860	45,363	3,068,324
Gary Philbin	2020	915,385	—	8,499,917	—	—	59,176	9,474,478
Former Chief	2019	1,400,000	—	7,749,958	—	1,377,475	77,188	10,604,621
Executive Officer	2018	1,400,000	—	6,749,573	—	1,182,590	66,679	9,398,842
Kevin Wampler	2020	800,000	—	2,822,924	—	1,056,960	40,064	4,719,948
Chief Financial	2019	800,000	—	1,874,843	—	498,120	42,170	3,215,133
Officer	2018	792,308	—	1,749,576	—	491,674	45,492	3,079,050
Bob Sasser	2020	1,000,000	—	5,499,968	—	—	71,434	6,571,402
Executive Chairman	2019	1,107,692	—	5,499,960	—	361,725	161,125	7,130,502
	2018	1,700,000	—	7,749,819	—	1,395,631	142,876	10,988,326
Richard McNeely	2020	800,000	—	2,225,512	—	1,174,400	41,881	4,241,793
Enterprise Chief	2019	—	—	—	—	—	—	—
Merchandising Officer	2018	—	—	—	—	—	—	—
Thomas O'Boyle, Jr.	2020	650,000	—	2,126,940	—	954,200	42,087	3,773,227
Enterprise Chief	2019	—	—	—	—	—	—	—
Operating Officer	2018	—	—	—	—	—	—	—

Footnotes to the Summary Compensation Table:

Our annual bonus plan qualifies as a "non-equity incentive plan" for purposes of this table. Earnings under our deferred compensation plan result from the executives' investments in mutual funds commonly available to investors generally. The "Change in Pension Value and Non-Qualified Deferred Compensation Earnings" columns are omitted as all amounts are zero.

(1)
Executives may defer up to 50% of their salaries and up to 100% of their annual incentive bonus under the Dollar Tree and Family Dollar Supplemental Deferred Compensation Plan. Any such deferrals are included in the appropriate column of this table and shown in the Deferred Compensation table.

(2)
Pursuant to SEC rules, this column represents the aggregate grant date fair value during the last three fiscal years of restricted stock units, performance-based restricted stock units ("RSUs") and Performance Stock Units ("PSUs") computed in accordance with FASB ASC Topic 718 related to (i) the annual spring grant "RSU awards" (and PSU awards beginning in fiscal 2019), (ii) annual Long-Term Performance Plan ("LTPP") awards with a three-year cumulative performance cycle ("LTPP awards"), (iii) out-of-cycle grants made in connection with a promotion, and (iv) for fiscal 2020, RSU awards granted in March 2021 to Messrs. Witynski, Wampler, McNeely and O'Boyle in connection with the Compensation Committee's consideration of 2020 annual performance bonus awards for certain executives. For fiscal years prior to 2020, the LTPP awards were made 50% in cash and 50% in performance-based RSUs. Beginning in 2020, the LTPP awards were awarded 100% in the form of performance-based RSUs. We are required to report the equity portion of an LTPP award at the beginning of the LTPP cycle even though, should it be earned, it will not be paid until the end of the cycle. The cash portion of an LTPP award is not reported until earned at the end of the cycle. Both the cash and equity portions of the LTPP awards are earned only if performance conditions are met and the final payment amount, if any, will range from 25% to 200% of the stated target for pre-2020 awards and between 50% and 200% beginning with the 2020 LTPP awards. The amounts shown in this column assume performance at target, except that RSU awards granted in March 2021 in connection with the Compensation Committee's consideration of 2020 annual performance bonus awards are included at grant date fair value since the awards are not subject to further performance conditions. The 2020 LTPP award is included in the table for Mr. Philbin although the award was subsequently forfeited due to his retirement during the first 12 months of the three-year performance period of this award. Fair value for the RSU and PSU awards is calculated using the closing price of our stock on the date of grant. In the event the highest level of performance is achieved, the aggregate grant date fair value for the fiscal year 2020 RSU and PSU awards would be as follows for Messrs. Witynski, Philbin, Wampler, Sasser, McNeely and O'Boyle: $9,749,682, $13,499,845, $3,818,336, $8,249,952, $2,762,383 and $2,762,383. Amounts shown in this column do not correspond to the actual value that will be realized by the named executives. Additional information regarding FASB ASC Topic 718 calculations related to these awards is included in footnote 11 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 30, 2021. See the Grants of Plan-Based Awards Table for information on awards made in 2020.

(3)
The amounts in this column represent the amount of cash that we pay under our Management Incentive Compensation Plan ("MICP"), our annual cash bonus plan, and the cash bonus that we pay under our pre-2020 LTPP awards, which are conditioned upon achieving a three-year performance goal. The amounts listed were earned in the years shown, but paid after the end of the fiscal year, upon approval by the Compensation Committee. For fiscal 2020, the Compensation Committee exercised discretion to reduce the MICP payout for certain executives, including Messrs. Witynski, Wampler, McNeely and O'Boyle, and awarded RSUs vesting 50% on each of the first and second anniversaries of the date of grant without further performance-based vesting since the original MICP performance measure for 2020 had been satisfied. The RSU awards are reported separately under the "Stock Awards" column of this table. The cash amounts paid under the 2020 MICP to Messrs. Witynski, Wampler, McNeely and O'Boyle are shown in the table. Mr. Philbin retired in September 2020 and therefore was not eligible for a bonus under the MICP. Mr. Sasser did not participate in the 2020 MICP. Cash bonuses were not paid under the 2018 LTPP awards to Messrs. Witynski, Philbin, Wampler, Sasser, McNeely and O'Boyle because the Compensation Committee determined that the minimum threshold performance target was not met for the 2018 LTPP and therefore, the awards were forfeited.

(4)
"All Other Compensation" includes the amounts paid to named executives shown in the following table. Perquisites include car allowances related to travel, financial and tax planning, executive physicals, executive term life insurance, relocation and imputed income related to personal use of the corporate aircraft, none of which individually exceeded $25,000, except the value of Mr. Sasser's personal use of the corporate aircraft which was imputed to him as personal income for fiscal years 2019 and 2018 in the amount of $101,379 and $84,980, respectively, and the value of Mr. Philbin's personal use of the corporate aircraft that was imputed to him as personal income for fiscal year 2020 in the amount of $31,372. The Company discontinued tax gross-ups on all perquisites, except for business-related relocation expenses. A car allowance is intended to compensate executives for the use of their personal vehicles in conducting Company business. However, as we do not require our executives to account for their business or personal use, we include the entire amounts in our disclosures. Pursuant to our corporate aircraft policy approved by the Board of Directors, the Chief Executive Officer and the Executive Chairman are permitted use Dollar Tree's aircraft for non-business purposes for up to 80 hours each per fiscal year. In exceptional circumstances, they may, in their discretion offer available seating to others. The Company, in turn, will impute to the Chief Executive Officer and Executive Chairman the value of such personal use as taxable income. This value shall be determined under the Standard Industry Fare Level formula (or other method) approved by the Internal Revenue Service.

NEO	Perquisites	401k Match	Total

Michael Witynski	$48,180	$13,192	$61,372
Gary Philbin	51,419	7,757	59,176
Kevin Wampler	27,352	12,712	40,064
Bob Sasser	59,060	12,374	71,434
Richard McNeely	30,430	11,451	41,881
Thomas O'Boyle, Jr.	28,835	13,252	42,087

Grants of Plan-Based Awards Table

		Compensation Committee	Estimated Future Payouts Under Non-Equity Incentive Plans			Estimated Future Payouts Under Equity Incentive Plans			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option

Name	Grant Date	Action Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Awards ($)(5)

Michael Witynski	—	(2)	$414,375	$1,657,500	$3,522,188	—	—	—	—	—	$—	$—
	4/1/2020	3/11/2020	—	—	—	26,220(3)	34,960(3)	52,440(3)	—	—	—	2,549,982
	4/1/2020	3/11/2020	—	—	—	5,827(4)	11,653(4)	23,306(4)	—	—	—	849,970
	8/28/2020	7/15/2020				15,438(3)	20,584(3)	30,876(3)	—	—	—	1,949,922
	8/28/2020	7/15/2020				3,431(4)	6,861(4)	13,722(4)	—	—	—	649,943
Gary Philbin	—	(2)	490,000	1,960,000	4,165,000	—	—	—	—	—	—	—
	4/1/2020	3/11/2020	—	—	—	71,977(3)	95,969(3)	143,954(3)	—	—	—	6,999,979
	4/1/2020	3/11/2020	—	—	—	10,282(4)	20,564(4)	41,128(4)				1,499,938
Kevin Wampler	—	(2)	180,000	720,000	1,530,000	—	—	—	—	—	—	—
	4/1/2020	3/11/2020	—	—	—	18,128(3)	24,170(3)	36,255(3)	—	—	—	1,762,960
	4/1/2020	3/11/2020	—	—	—	4,024(4)	8,047(4)	16,094(4)	—	—	—	586,948
Bob Sasser	—	(2)	—	—	—	—	—	—	—	—	—	—
	4/1/2020	3/13/2020	—	—	—	56,553(3)	75,404(3)	113,106(3)	—	—	—	5,499,968
Richard McNeely	—	(2)	200,000	800,000	1,700,000	—	—	—	—	—	—	—
	4/1/2020	3/13/2020	—	—	—	13,110(3)	17,480(3)	26,220(3)	—	—	—	1,274,991
	4/1/2020	3/13/2020	—	—	—	2,913(4)	5,826(4)	11,652(4)	—	—	—	424,948
Thomas	—	(2)	162,500	650,000	1,381,250	—	—	—	—	—	—	—
O'Boyle, Jr.	4/1/2020	3/13/2020	—	—	—	13,110(3)	17,480(3)	26,220(3)	—	—	—	1,274,991
	4/1/2020	3/13/2020	—	—	—	2,913(4)	5,826(4)	11,652(4)	—	—	—	424,948

Footnotes to the Grants of Plan-Based Awards Table:

(1)
The date of grant for the relevant award is established by the Compensation Committee during a regularly scheduled meeting or by written consent.

(2)
Our Management Incentive Compensation Plan is considered a "non-equity incentive plan." MICP targets are established by the Compensation Committee early in the fiscal year and amounts payable are determined and paid in the following year, when annual results are available, upon approval by the Compensation Committee. For 2020, bonuses were targeted at 150% of salary for the President and Chief Executive Officer, 140% of salary for the former Chief Executive Officer, 100% of salary for the Chief Merchandising Officer and Chief Operating Officer and 90% of salary for the Chief Financial Officer, with corporate performance representing 100% of the goal. Mr. Witynski's 2020 bonus was calculated on a prorated basis using the bonus target in effect both before and after the effective date of his promotion. The prorated salary and bonus targets resulted in a blended bonus target as a percent of base salary of 140% and a total target amount available for bonus of $1,657,500 as shown in the table. The Executive Chairman did not participate in the 2020 annual cash bonus incentive program. Bonuses authorized by the Compensation Committee are paid after the relevant fiscal year unless deferred by the executive under our Dollar Tree and Family Dollar Supplemental Deferred Compensation Plan. On March 10, 2021, the Compensation Committee determined that the MICP performance goal for fiscal year 2020 had been achieved. However, the Compensation Committee exercised discretion to reduce the MICP payout for certain executives, including Messrs. Witynski, Wampler, McNeely and O'Boyle, and awarded RSUs without further performance-based vesting since the original MICP performance measure for 2020 had been satisfied. The RSUs, which were granted on March 16, 2021 under the 2011 Omnibus Incentive Plan, vest 50% on each of the first two anniversaries of the date of grant, provided the executive remains employed with the Company through the vesting dates, unless vesting is accelerated due to death, disability or retirement. The aggregate grant date fair values of the RSU awards to Messrs. Witynski, Wampler, McNeely and O'Boyle were $1,088,873, $473,016, $525,573 and $427,001, respectively. Mr. Philbin retired from the Company in September 2020 and therefore, was not eligible for a payout under the 2020 MICP. See "Annual Cash Bonus Incentives" in our Compensation Discussion and Analysis for a detailed discussion of our MICP and fiscal year 2020 awards.

(3)
Represents awards of PSUs that will vest in approximately three equal installments over three years only upon the determination by the Compensation Committee that the Company achieved its fiscal 2020 performance target goal and upon the executives remaining with the Company through the vesting dates, unless vesting is accelerated due to death, disability or retirement. The amount of the payment, if earned, will range from 75% to 150% of the target depending upon the level of performance achieved. The Compensation Committee determined in March 2021 that the PSUs awarded in 2020 achieved the established performance goal for the fiscal year ended January 30, 2021.

(4)
The Compensation Committee approved the LTPP awards 100% in the form of RSUs with three-year performance-based total target award values for each of our named executive officers. The percentage of the RSUs that vest will be based on the level at which the Company achieves its three-year cumulative performance goal for the performance period from February 2, 2020 through January 28, 2023. The amount of the payment earned will range from 50% to 200% and will be paid in 2023 when the achievement level is available and determined by the Committee.

(5)
This column shows the full grant date fair value under FASB ASC Topic 718 of PSU and LTPP awards. For the PSU and LTPP awards awarded on April 1, 2020 (and August 28, 2020 for Mr. Witynski's promotional award), the fair value is calculated using the closing price of our stock on the grant date which was $72.94 and $94.73, respectively. Additional information regarding FASB ASC Topic 718 calculations related to these awards is included in footnote 11 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 30, 2021.

Outstanding Equity Awards at Fiscal Year End Table

              The following table provides information on the holdings of stock option and stock awards by the named executives at the end of the fiscal year. This table includes unexercised and unvested option awards, PSU awards, unvested performance-based RSU awards and unvested LTPP awards. Each equity grant is shown separately for each named executive. The vesting schedule for each grant is shown in the footnotes following this table, based on the award date. The market value of the stock awards is based on the closing market price of our stock as of January 29, 2021, which was $101.66. For additional information about the option awards and stock awards, see the description of equity incentive compensation in the Compensation Discussion and Analysis.

		Option Awards(1)					Stock Awards

Name	Award Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Michael Witynski	3/30/2018	—	—	—	—	—	4,214(2)	428,395	—	—
	3/30/2018	—	—	—	—	—	—	—	3,951(3)	401,659
	4/1/2019	—	—	—	—	—	8,947(2)	909,552	—	—
	4/1/2019	—	—	—	—	—	—	—	4,338(3)	441,001
	4/1/2020	—	—	—	—	—	—	—	34,960(2)	3,554,034
	4/1/2020	—	—	—	—	—	—	—	11,653(3)	1,184,644
	8/28/2020	—	—	—	—	—	—	—	20,584(2)	2,092,569
	8/28/2020	—	—	—	—	—	—	—	6,861(3)	697,489
Gary Philbin	3/30/2018	—	—	—	—	—	21,074(2)	2,142,383	—	—
	3/30/2018	—	—	—	—	—	—	—	7,903(3)	803,419
	4/1/2019	—	—	—	—	—	38,167(2)	3,880,057	—	—
	4/1/2019	—	—	—	—	—	—	—	7,231(3)	735,103
	4/1/2020	—	—	—	—	—	—	—	95,969(2)	9,756,209
	4/1/2020	—	—	—	—	—	—	—	20,564(3)	2,090,536
Kevin Wampler	3/30/2018	—	—	—	—	—	4,565(2)	464,078	—	—
	3/30/2018	—	—	—	—	—	—	—	4,741(3)	481,970
	4/1/2019	—	—	—	—	—	7,633(2)	775,971	—	—
	4/1/2019	—	—	—	—	—	—	—	4,579(3)	465,501
	4/1/2020	—	—	—	—	—	—	—	24,170(2)	2,457,122
	4/1/2020	—	—	—	—	—	—	—	8,047(3)	818,058
Bob Sasser	3/30/2018	—	—	—	—	—	24,587(2)	2,499,514	—	—
	3/30/2018	—	—	—	—	—	—	—	7,903(3)	803,419
	4/1/2019	—	—	—	—	—	29,988(2)	3,048,580	—	—
	4/1/2020	—	—	—	—	—	—	—	75,404(2)	7,665,571
Richard McNeely	3/30/2018	—	—	—	—	—	2,634(2)	267,772	—	—
	3/30/2018	—	—	—	—	—	—	—	1,580(3)	160,623
	4/1/2019	—	—	—	—	—	5,070(2)	515,416	—	—
	4/1/2019	—	—	—	—	—	—	—	1,928(3)	196,000
	4/1/2020	—	—	—	—	—	—	—	17,480(2)	1,777,017
	4/1/2020	—	—	—	—	—	—	—	5,826(3)	592,271
Thomas O'Boyle	3/30/2018	—	—	—	—	—	—	—	1,580(3)	160,623
	4/1/2019	—	—	—	—	—	—	—	1,687(3)	171,500
	6/3/2019	—	—	—	—	—	562(2)	57,133	—	—
	4/1/2020	—	—	—	—	—	—	—	17,480(2)	1,777,017
	4/1/2020	—	—	—	—	—	—	—	5,826(3)	592,271

Footnotes to Outstanding Equity Awards Table:

(1)
The Company did not grant stock options to our named executive officers in fiscal years 2018 through 2020.

(2)
The PSUs awarded during the 2020 fiscal year are based on the achievement of certain performance goals for the fiscal year ending January 30, 2021 and will vest in three approximately equal installments over three years provided the named executive officers remain continuously employed with the Company through the vesting dates, unless vesting is accelerated due to death, disability or retirement. The amount of the payment, if earned, will range from 75% to 150% of the target depending upon the level of performance achieved. The Compensation Committee determined in March 2021 that the PSUs awarded in 2020 achieved the established performance goal for the fiscal year ended January 30, 2021.

  The Compensation Committee determined in March 2020 and March 2019 that the PSUs awarded in 2019 and the performance-based RSUs awarded in 2018 achieved the established performance goal in fiscal years ended February 1, 2020 and February 2, 2019, respectively. These awards will vest in three approximately equal installments over three years provided the named executive officers remain continuously employed with the Company through the vesting dates, unless vesting is accelerated due to death, disability or retirement. Mr. Philbin's outstanding PSU awards are fully vested as a result of the Committee's determination that the applicable performance goals were achieved and the satisfaction of service-based requirements upon his retirement in September 2020.

(3)
The LTPP awards granted on April 1, 2020 (and the promotional award granted to Mr. Witynski on August 28, 2020) are based on the achievement of a three-year cumulative performance goal based on adjusted EBITDA for the performance period beginning on February 2, 2020 and ending on January 28, 2023. The amount of payment, if earned, will range from 50% to 200% of stated target and will be paid in 2023, when the achievement level is available and approved by the Committee. Mr. Philbin forfeited his 2020 LTPP award upon retirement because he was not employed by the Company for at least the first 12 months of the three-year performance period of the award.

  The LTPP awards granted on April 1, 2019 are based on the achievement of a three-year cumulative performance goal based on adjusted EBITDA for the performance period beginning on February 3, 2019 and ending on January 29, 2022. The amount of payment, if earned, will range from 25% to 200% of stated target and will be paid in 2022, when the achievement level is available and approved by the Committee. Due to retirement, Mr. Philbin's 2019 LTPP award is subject to a prorated payout at the time the achievement level is available and approved by the Committee in 2022.

  The LTPP awards granted on March 30, 2018 are based on the achievement of a three-year cumulative performance goal based on adjusted operating income for the performance period beginning on February 4, 2018 and ending on January 30, 2021. The amount of payment, if earned, will range from 25% to 200% of stated target and will be paid in 2021, when the achievement level is available and approved by the Committee. The Compensation Committee determined in March 2021 that the threshold level of performance had not been satisfied which resulted in the forfeiture of the 2018 LTPP awards.

Option Exercises and Stock Vested Table

              In the table below, we list information on the exercise of options and the vesting of restricted stock units during the fiscal year ended January 30, 2021. The value realized on exercise of options represents the spread between the sale price and the option strike price at the time of exercise. The value realized on vesting of RSUs reflects the fair market value of the shares at the time of vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Michael Witynski	—	$—	14,942	$1,142,893
Gary Philbin	—	—	58,039	4,451,415
Kevin Wampler	—	—	15,937	1,197,994
Bob Sasser	—	—	73,930	5,580,555
Richard McNeely	—	—	8,116	611,738
Thomas O'Boyle, Jr.	—	—	1,299	139,928

Non-Qualified Deferred Compensation

              Named executive officers may elect to defer up to 50% of their base salary and up to 100% of their annual incentive bonus to the Dollar Tree and Family Dollar Supplemental Deferred Compensation Plan, an unfunded, non-qualified deferred compensation plan ("NQDC"). Elections to defer amounts earned during the next calendar year are due by December 31 of each year and are irrevocable. Deferred amounts are held for each participant in separate individual accounts in an irrevocable rabbi trust. Executives' accounts are credited with earnings or losses based on the rate of return of mutual funds selected by the executive, which he or she may change at any time. A deferral period and payment date must be irrevocably specified at election for each separate annual deferral. This deferral period must be at least two years in length and the payment date can be any date on or after that point. Alternately, the payment can be tied to termination of employment, including retirement. The executive must also make an irrevocable election regarding payment terms, which may be either a lump sum, or in specified annual installments. Hardship withdrawals are available for unforeseeable emergency financial hardship situations, such as for an unexpected illness, accident or property loss. If a participant dies before receiving the full value of the deferral account balances, the designated beneficiary would receive the remainder of that benefit in the same payment form as originally specified (i.e., lump sum or installments). Executives are fully vested in their accounts and in the event the NQDC Plan is terminated upon a change in control of the Company, the executives' entire account balances will be distributed.

              Prior to January 1, 2017, the Dollar Tree banner executives had the ability to defer a portion of their base compensation and bonuses under the Dollar Tree, Inc. Supplemental Deferred Compensation Plan. The plan continues to exist going forward and retains all contributions and earnings previously allocated to it. Participants can continue to make investment and distribution election changes. All contributions made and earnings thereon from January 1, 2017 and forward are allocated to the Dollar Tree and Family Dollar Supplemental Deferred Compensation Plan.

              In the following table, we provide detailed information regarding accumulated amounts for our executives under our NQDC Plan.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Michael Witynski	$—	$—	$—	$—	$—
Gary Philbin	312,929	—	768,066	—	4,774,170
Kevin Wampler	—	—	64,844	—	1,162,629
Bob Sasser	—	—	—	—	—
Richard McNeely	—	—	—	—	—
Thomas O'Boyle, Jr.	—	—	—	—	—

Footnotes to the Non-Qualified Deferred Compensation Table:

(1)
Executives may defer up to 50% of their base salary and up to 100% of their annual incentive bonus into the NQDC Plan. The amounts contributed are included in their respective columns in the Summary Compensation Table.

(2)
We have not provided a match or other Company-funded contribution, although the NQDC Plan allows us to do so.

(3)
Amounts deferred into the NQDC Plan are invested into select mutual funds, according to the instructions of the participating executive. Earnings shown reflect market gains and losses and may vary from year to year depending on the performance of the underlying funds.

Potential Payments upon Termination or Change in Control

              Our Executive and Retention Agreements with certain of our named executive officers and certain awards, plans and programs in which our named executive officers participate provide for benefits or payments upon certain employment termination events, including in connection with a change in control.

              Retention Agreements. In October 2018, the Compensation Committee approved revisions to the Company's form of change in control Retention Agreement, which was originally adopted by the Compensation Committee in March 2007, to update the tax provisions applicable to severance payments under the agreement and make certain other non-material clarifying and technical changes. The revised change in control Retention Agreement is offered to Company officers with the position of Chief, President or Executive Chairman, including the named executive officers.

              Under the original and revised agreements, severance benefits are payable only upon the occurrence of both a change in control of the Company and the executive's termination without "cause" or resignation for "good reason," as defined in the agreements (commonly known as a "double trigger"). These agreements provide for a severance payment of 2.5 times the reference salary and reference bonus (as defined in the agreements) for our former Chief Executive Officer, Gary Philbin and our Executive Chairman, Bob Sasser, and 1.5 times for other executives, including Kevin Wampler and Thomas O'Boyle, Jr. These agreements also contain a clawback provision and certain restrictive covenants which apply under certain circumstances. In connection with Mr. Witynski's promotion to President and Chief Executive Officer in July 2020, his Retention Agreement was amended on August 24, 2020 to change the definition of "Multiplier" from 1.5 to 2.5 in order to provide for a severance payment of 2.5 times his reference salary and reference bonus. Mr. McNeely does not have a Retention Agreement.

              Executive Agreements. In October 2018, the Compensation Committee approved the Company's entry into an Executive Agreement with certain Company officers, including the named executive officers. The Executive Agreement provides for a release and restrictive covenants to protect the Company, including a covenant not to compete, in consideration for which the Company agreed to provide a base salary continuation benefit and reimbursement of monthly health insurance premiums for a period of up to twelve months (or until the executive becomes employed if less than the applicable salary continuation period) in the event the executive's employment is terminated without "cause" (as defined in the agreement) or on account of the executive's death or disability. An executive is not entitled to the benefits provided by the Executive Agreement if the executive retires, voluntarily resigns for any reason or receives payments under the change in control Retention Agreements. Each of our named executive officers, other than the Executive Chairman and Chief Merchandising Officer, has an Executive Agreement.

              Equity Plans. Our equity compensation plans contain provisions that may convey benefits to our executives and other plan participants upon a change in control. Generally, the provisions address the treatment of awards upon separation from the Company due to death, disability or retirement, or due to a change in control, as defined within the plans. The Company's 2011 (and proposed 2021) Omnibus Incentive Plan, the principal plan under which we currently make awards, provides that in the event of a change in control, awards do not automatically vest, although the Compensation Committee may accelerate the vesting or exercisability of an award in its sole discretion. In addition, the 2011 (and proposed 2021) Omnibus Incentive Plan provides that, unless otherwise set forth in an award agreement, separate employment agreement or retention agreement, in the event of the involuntary termination of an employee's service with the Company without "cause" within twenty-four months after a change in control of the Company, the following will occur: (i) all of the employee's outstanding options and stock appreciation rights become vested and exercisable, (ii) all restrictions and conditions of all restricted stock awards and RSUs held by the employee lapse and (iii) all performance units and any other awards held by such employee are deemed to be fully earned at the participant's target level.

              The benefits and payments arising under these agreements and plans are discussed below, except to the extent a benefit or payment is available generally to all salaried employees and does not discriminate in favor of our executive officers or to the extent already discussed under "Nonqualified Deferred Compensation" above.

►
Payments Upon Termination Due to Death or Disability

              If a named executive officer's employment with us terminates due to death or disability (as defined in the applicable agreements):

    Salary Continuation. Under the Executive Agreement, the executive receives a base salary continuation benefit together with reimbursement of monthly medical insurance premiums (if elected by the executive) for a twelve-month period.

    Annual bonus. The annual cash bonus under the Management Incentive Compensation Plan ("MICP") will not be paid.

    Stock options. Although no outstanding options are held by our executives, our form of option agreement provides that options shall become fully vested with respect to service-based vesting requirements, but any performance-based vesting will occur only if applicable performance-based criteria are certified. Options generally may be exercised for a period of one year from termination of employment due to death or disability (as defined in the applicable award agreement) unless such options have expired earlier.

    Performance-based restricted stock units (including PSUs) & LTPP awards. Service-based vesting requirements shall be deemed satisfied, but no payment is made unless and until performance-based criteria are determined to be satisfied by the Compensation Committee.

    Life Insurance. In the event of death, a named executive officer's beneficiary will receive payments under our executive life insurance program.

►
Payments Upon Termination Due to Retirement

              In the event of the retirement (as defined in the applicable governing documents) of a named executive officer:

    Annual bonus. The annual cash bonus under the MICP will not be paid.

    Stock options. Although no outstanding options are held by our executives, our form of option agreement provides that options shall become fully vested with respect to service-based vesting requirements, but any performance-based vesting will occur only if applicable performance-based criteria are certified. Options generally may be exercised for a period of three months from termination of employment for retirement unless such options have expired earlier.

    Performance-based restricted stock units (including PSUs) & LTPP awards. Service-based vesting requirements shall be deemed satisfied, but no payment is made unless and until performance-based criteria are determined to be satisfied by the Compensation Committee. In addition, for LTPP awards, upon retirement there shall be a pro rata payout based on months elapsed in the performance period at the time of retirement, with no payout at all if retirement occurs during the first year of the performance period.

►
Payments Upon a Voluntary Termination by the Executive

              In the event of voluntary termination by a named executive officer, the annual MICP bonus will not be paid and unvested stock options, unvested performance-based restricted stock units and unvested LTPP awards are cancelled. Options that have vested prior to termination remain exercisable for three months after termination, but not beyond the normal expiration date. As noted above, special provisions apply to equity awards if the voluntary termination qualifies as a retirement.

              See "Payments After a Change in Control" for a discussion of resignation by a named executive officer for good reason in connection with a change in control.

►
Payments Upon Involuntary Termination by the Company

              The payments to be made to a named executive officer upon involuntary termination vary depending upon whether termination is with or without "cause" (as defined in the applicable agreements).

    Involuntary Termination with Cause. Upon an involuntary termination with cause, a named executive officer receives no benefits under the Executive Agreement or the change in control Retention Agreement. Vested but unexercised options and unvested performance-based restricted stock units (including PSUs) and LTPP awards are immediately forfeited.

    Involuntary Termination without Cause. Upon an involuntary termination without cause, the following applies to a named executive officer (unless the termination is in connection with a change in control, which is discussed below):

  •
  The annual cash bonus under the MICP will not be paid.

  •
  A base salary continuation benefit, together with reimbursement of monthly medical insurance premiums (if elected by the executive) for twelve months, will be paid under the Executive Agreement.

  •
  The following treatment for incentive awards:

  o
  Stock options. Unvested options shall be forfeited while vested options generally may be exercised for a period of three months from termination of employment unless such options have expired earlier.

  o
  Performance-based restricted stock units (including PSUs) & LTPP awards. Unearned and unvested awards shall be forfeited and cancelled.

              See "Payments After a Change in Control" for a discussion of termination without cause of a named executive officer in connection with a change in control.

►
Payments After a Change in Control

              The Company has no agreement, plan or arrangement that provides for payments to a named executive officer in connection with a change in control of the Company unless the named executive officer's employment with us is also terminated. This is known as a "double trigger."

              If the employment of a named executive officer is:

  •
  involuntarily terminated by the Company without cause or

  •
  the executive resigns with good reason

in each case within two years following a change in control (or in certain cases during the six months before a change in control), then in addition to earned but unpaid salary, the named executive officer shall receive the following:

    Annual Bonus. Any earned but unpaid bonus under the MICP will be paid. In addition, for the year in which termination occurs—for which no MICP bonus will have been certified—a pro rata annual bonus calculated from the three-year average of previously earned cash bonuses is paid.

    Severance Payment. An amount equal to the sum of Reference Salary and Reference Bonus (as defined in the change in control Retention Agreement) times a multiplier (2.5x for both the Chief Executive Officer and the Executive Chairman and 1.5x for all other named executive officers) will be paid, except for Mr. McNeely who does not have a Retention Agreement.

    Benefit Continuation. Continued participation in the medical, dental, health and life insurance plans for an applicable period.

    Stock options, performance-based restricted stock units, PSUs and LTPP equity awards. All service-based conditions shall be deemed to have been satisfied, but no payment is made on such equity awards unless and until performance-based criteria are determined to be satisfied by the Compensation Committee, except that for Messrs. Philbin, Sasser and Wampler, the performance-based criteria shall be deemed met at the target level under grandfathered Retention Agreements.

    LTPP Performance Cash Award. The performance bonus cash portion of outstanding LTPP awards shall become vested and payable at the target amount.

              However, the benefits described above are capped to the extent any would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. In that case, the present value of the aggregate amount of all such Payments shall not exceed 2.99 times the named executive officer's "base amount" (as defined in Section 280G(b)(3) of the Code).

              The occurrence of a change in control does not otherwise impact payments to be made, if any, upon a termination of employment due to death, disability, retirement or voluntary termination by the employee (other than for good reason) or involuntary termination for cause. See the applicable sections above for an explanation of payments, if any, in those scenarios.

Potential Payout Amounts Assuming Termination as of Fiscal Year End

              The following tables reflect potential payments to each named executive officer in various termination and change in control scenarios. The following additional conditions and assumptions apply:

  •
  Amounts are based on compensation, benefit and equity levels in effect on, and assuming the applicable termination event occurred as of, the end of our fiscal year, Saturday, January 30, 2021.

  •
  For stock valuations, we have used the closing price of our stock on the NASDAQ Global Market on Friday, January 29, 2021 ($101.66).

  •
  The tables below report only amounts that are increased, accelerated or otherwise paid or owed as a result of the applicable scenario and thus exclude earned but unpaid base salary through the employment termination date and stock options, performance-based restricted stock units, LTPP awards that had vested prior to the event and any deferred compensation plan benefits. For more information, see "Nonqualified Deferred Compensation" above.

  •
  Where applicable, the tables assume that achievement of performance-based criteria in relevant awards are ultimately determined by the Compensation Committee at the target level.

  •
  Mr. Philbin is excluded from the "Potential Payments to Named Executive Officers Upon Occurrence of Double Trigger / Change in Control" table, as he was no longer serving as an executive officer at the end of our fiscal year.

  •
  The tables also exclude any amounts that are available generally to all salaried employees and do not discriminate in favor of our executive officers.

Unless otherwise indicated, the amounts shown are merely estimates. We cannot determine actual amounts to be paid until a termination or change in control scenario occurs.

Potential Payments to Named Executive Officers Upon Occurrence
of Various Termination Events, as of January 30, 2021
(excluding Change in Control)

              Below are amounts payable to our named executive officers upon various termination events. The table below excludes certain terminations in connection with a change in control (which are shown on the table on page 92). There are no payouts upon voluntary termination by the executive or involuntary termination for cause and these termination events are not shown in the table. Except for performance-based awards where actual performance achievement has been determined previously by the Compensation Committee, the table below assumes that the performance-based criteria of applicable awards are ultimately determined by the Committee at the target level. Gary Philbin retired from the Company in September 2020 and therefore the amounts shown in the table for Mr. Philbin relate only to the event of his retirement.

Name	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination without Cause ($)

Michael Witynski
Salary continuation(1)	1,318,161	1,318,161	n/a	1,318,161
Award vested due to event:(2)
Performance-based RSUs and PSUs	8,073,423	8,073,423	8,073,423	—
LTPP award (RSUs)	2,724,793	2,724,793	1,322,557	—
LTPP award (cash bonus)	825,000	825,000	675,150	—
Life insurance proceeds(3)	525,000	n/a	n/a	n/a
Total	13,466,377	12,941,377	10,071,130	1,318,161

Gary Philbin
Salary continuation(1)	—	—	n/a	—
Award vested due to event:(2)(4)
Performance-based RSUs and PSUs	—	—	23,964,953	—
LTPP awards (RSUs)	—	—	408,673	—
LTPP awards (cash bonus)	—	—	417,000	—
Life insurance proceeds(3)	—	n/a	n/a	n/a
Total	—	—	24,790,626	—

Kevin Wampler
Salary continuation(1)	814,354	814,354	n/a	814,354
Award vested due to event:(2)
Performance-based RSUs and PSUs	4,170,187	4,170,187	4,170,187	—
LTPP awards (RSUs)	1,765,529	1,765,529	1,064,872	—
LTPP awards (cash bonus)	925,000	925,000	766,825	—
Life insurance proceeds(3)	700,000	n/a	n/a	n/a
Total	8,375,070	7,675,070	6,001,884	814,354

Bob Sasser
Salary continuation(1)	—	—	n/a	—
Award vested due to event(2)
Performance-based RSUs and PSUs	13,213,665	13,213,665	13,213,665	—
LTPP awards (RSUs)	803,419	803,419	803,419	—
LTPP awards (cash bonus)	750,000	750,000	750,000	—
Life insurance proceeds(3)	700,000	n/a	n/a	n/a
Total	15,467,084	14,767,084	14,767,084	—

Richard McNeely
Salary continuation(1)	—	—	n/a	—
Award vested due to event:(2)
Performance-based RSUs and PSUs	3,085,778	3,085,778	3,085,778	—
LTPP award (RSUs)	948,894	948,894	488,581	—
LTPP award (cash bonus)	350,000	350,000	283,400	—
Life insurance proceeds(3)	450,000	n/a	n/a	n/a
Total	4,834,672	4,384,672	3,857,759	—

Thomas O'Boyle, Jr.
Salary continuation(1)	678,467	678,467	n/a	678,467
Award vested due to event:(2)
Performance-based RSUs and PSUs	2,261,151	2,261,151	2,261,151	—
LTPP award (RSUs)	924,394	924,394	472,240	—
LTPP award (cash bonus)	325,000	325,000	266,725	—
Life insurance proceeds(3)	—	n/a	n/a	n/a
Total	4,189,012	4,189,012	3,000,116	678,467

(1)
Represents the aggregate amount of the base salary continuation benefit and reimbursement of monthly medical insurance premiums during the salary continuation period assuming the executive elected to receive such reimbursement for its maximum duration. The severance benefit is not payable upon retirement.

(2)
Under performance-based RSUs, PSUs and LTPP awards, service-based vesting requirements shall be deemed satisfied upon the executive's death, disability or retirement, but no payment is made until achievement of performance-based criteria is determined by the Compensation Committee. In addition, in the case of retirement, the LTPP payout is pro rata with the time elapsed under the performance period, with no payout for a retirement before the end of the first year of the performance period. Although no outstanding options are held by our executives, our form of option agreement provides that options shall become fully vested with respect to service-based vesting requirements in the event of the executive's death, disability or retirement, but any performance-based vesting will occur only if applicable performance-based criteria are certified.

(3)
In the event of death, a named executive officer's beneficiary will receive payments under our executive life insurance program.

(4)
Mr. Philbin's outstanding PSU awards are fully vested as a result of the Committee's determination that the applicable performance goals were achieved and the satisfaction of service-based requirements upon his retirement in September 2020. Mr. Philbin's 2018 LTPP was forfeited because the Compensation Committee determined that the threshold level of performance had not been satisfied. His 2019 LTPP award is subject to a prorated payout at the time the Committee determines the achievement of the applicable performance goal in March 2022. Mr. Philbin forfeited his 2020 LTPP award upon retirement because he was not employed by the Company for at least the first 12 months of the three-year performance period of the award.

Potential Payments to Named Executive Officers Upon Occurrence
of "Double Trigger" / Change in Control, as of January 30, 2021

              Where a named executive officer is involuntarily terminated by the Company without cause or resigns with good reason, in each case within two years following a change in control (or in certain cases during the six months before a change in control), then the named executive officer shall receive the following amounts. Please note that the table assumes that (i) a qualifying change in control has occurred and (ii) performance-based criteria of applicable awards are ultimately determined by the Compensation Committee at the target amount.

		Bonus(2)		Award Vested Due to Event(3)

Name	Severance Payment(1)	Earned but Unpaid MICP	Pro-Rata Calculated Bonus	Options & Perf-based RSUs and PSUs	LTPP Award (RSUs)	LTPP Award (cash bonus)	Total

Michael Witynski	$6,461,313	$2,433,210	$—	$8,073,423	$2,724,793	$825,000	$20,517,739
Kevin Wampler	2,019,386	1,056,960	—	4,170,187	1,765,529	925,000	9,937,062
Bob Sasser	5,167,045	—	—	13,213,665	803,419	750,000	19,934,129
Richard McNeely(4)	—	—	—	3,085,778	948,894	350,000	4,384,672
Thomas O'Boyle, Jr.	1,471,671	954,200	—	2,261,151	924,394	325,000	5,936,416

(1)
The Retention Agreement provides severance in the amount of 1.5x to 2.5x the sum of the reference salary and reference bonus amounts. This column also includes the cost of continued health benefits provided under the agreement.

(2)
Under the Retention Agreement, if there are amounts earned but unpaid under our MICP, then these shall be paid out, together with a pro rata calculated bonus for the fiscal year in which termination occurs. Because this table assumes termination occurs as of the last day of the fiscal year, it shows actual MICP amounts earned for the completed fiscal year. At such date, there would be no pro rata bonus allocable to the new fiscal year.

(3)
These three columns reflect the value of unvested options, performance-based RSUs, PSUs and LTPP awards that become payable under the scenario described.

(4)
Mr. McNeely does not have a Retention Agreement and therefore would not be eligible to receive a severance payment or MICP bonus upon a change in control.

PAY RATIO DISCLOSURE

              Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act, we present below the required ratio of the annual total compensation of our Chief Executive Officer for fiscal 2020, as reported in the Summary Compensation Table of this proxy statement, to the annual total compensation of our median employee (excluding the Chief Executive Officer). In addition, we are providing a supplemental pay ratio that excludes part-time, temporary and seasonal employees, which we believe provides a more representative comparison of the Chief Executive Officer's annual total compensation to the median employee's annual total compensation.

Pay Ratio Methodology

              In determining the median employee, we included all U.S. employees who were employed by the Company on January 30, 2021, the date we selected to identify our employees for purposes of the pay ratio calculation. We excluded all 3,590 associates who are employed in Canada, as they represent less than five percent (5%) of our total workforce. We then compiled compensation information for the period beginning on February 2, 2020 through January 30, 2021. Out of a total population of 204,056 employees, 135,673 were part-time employees and 7,800 were either temporary or seasonal workers.

              The SEC's rules for identifying the median employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, we chose to use regular salary and wages, as reflected in our payroll records, as our consistently applied compensation measure. We excluded bonuses and equity from our calculation, as these compensation components are not widely distributed among our workforce.

              We annualized the compensation for all permanent employees who worked for the Company less than the full year (such as new hires during the year and employees on an unpaid leave of absence during the measurement period). We did not annualize the compensation for temporary or seasonal positions and we did not make full-time equivalent adjustments for employees. With respect to part-time workers who worked less than the measurement period, we calculated wages using the hourly rate for each associate and a reasonable estimate of the average number of hours worked by our part-time workforce. We did not make any cost-of-living adjustments in identifying the median employee.

              Based on our methodology, we determined that our median employee in fiscal 2020 was a part-time hourly store associate located in the United States with annual total compensation in the amount of $15,816.

Required Pay Ratio

              Since the Company had two Chief Executive Officers that served during the measurement period, the Company decided to include the total annual compensation of Mr. Witynski, our current Chief Executive Officer who began serving in this role in July 2020. For purposes of calculating Mr. Witynski's total annual compensation, we annualized his salary and bonus and included other components of his compensation in the same amounts as disclosed in the Summary Compensation Table. By using an annualized salary in the amount of $1,300,000 and an annual MICP bonus in the amount of $2,862,600, Mr. Witynski's total annual compensation for purposes of the pay ratio was $11,312,662, which is higher than the compensation reported in the Summary Compensation Table.

The median employee's total annual compensation for fiscal 2020 was $15,816, resulting in an estimated pay ratio of 715:1.

              The pay ratio reported by other companies may not be comparable because companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own ratios. We consider both the required and supplemental pay ratios to be reasonable estimates based on the methodology we used to determine our median employee.

Supplemental Pay Ratio

              In addition to the pay ratio required by the SEC's rules, we are also providing a supplemental pay ratio that excludes all part-time, temporary and seasonal employees of the Company from the determination of our median employee and the calculation of the annual total compensation of our median employee. Our large population of 143,473 part-time, temporary and seasonal workers out of a total population of 204,056 employees of the Company has the effect of lowering the annual total compensation for our median employee. We believe that a pay ratio that uses only full-time employees as of January 30, 2021 (excluding the Chief Executive Officer) for purposes of determining our median employee provides a more representative comparison of the Chief Executive Officer's annual total compensation to the median employee's annual total compensation.

              We identified the median employee for purposes of the supplemental pay ratio using the same methodology as the required pay ratio. Applying this methodology to our full-time employees at January 30, 2021, we determined that our median employee in fiscal 2020 was a full-time, hourly Assistant Manager located in the United States with total annual compensation in the amount of $32,357. As a result, the ratio of the total annual compensation of the Chief Executive Officer in the amount of $11,312,662 for fiscal 2020, which is higher than the compensation reported in the Summary Compensation Table, to the median full-time employee's total annual compensation for fiscal 2020, was estimated to be 350:1.

              We are committed to good corporate governance practices and we believe our compensation program and philosophy are designed to attract and retain good talent, motivate our associates and recognize individual achievements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review of Transactions with Related Parties

              Under our Code of Ethics, directors, officers and employees are required to disclose for approval any transactions, activities, interests or relationships that may create a conflict of interest (including financial transactions, investments and receipt of corporate gifts). The Audit Committee annually reviews related party transactions involving directors and executive officers, matters relating to possible conflicts of interest and other issues related to ethical business practices. The Company adheres to the foregoing policy for potential related party transactions, but such policy is not in written form. Approval of any related party transactions is evidenced by Audit Committee resolutions in accordance with our practice of approving transactions in this manner.

Related Party Transactions

              Since February 2, 2020, the beginning of our last fiscal year, there have been no transactions, or any currently proposed transaction, between the Company and its officers, directors or other related persons that require disclosure under Item 404(a) of Regulation S-K, as adopted by the Securities and Exchange Commission.

OWNERSHIP OF COMMON STOCK

              The table below shows the number of shares of our common stock beneficially owned on March 15, 2021 by:

  •
  each of the directors and nominees for director;

  •
  each of the named executive officers;

  •
  all directors and executive officers as a group; and

  •
  each other person who has reported beneficial ownership of more than five percent of the outstanding common stock.

              The address of each director and executive officer of Dollar Tree is c/o Dollar Tree, Inc., 500 Volvo Parkway, Chesapeake, Virginia 23320. Percentage computations are based on 233,421,645 shares of our stock outstanding as of March 15, 2021.

	Beneficial Ownership(1)

Directors and Named Executive Officers	Shares		Percent

Arnold S. Barron	26,006	(2)	*
Gregory M. Bridgeford	16,125	(3)	*
Thomas W. Dickson	4,175	(4)	*
Lemuel E. Lewis	85,064	(5)	*
Jeffrey G. Naylor	17,470	(6)	*
Winnie Y. Park	—
Bob Sasser	174,934	(7)	*
Thomas A. Saunders III	2,280,149	(8)	1.0%
Stephanie P. Stahl	6,617	(9)	*
Carrie A. Wheeler	1,947	(10)	*
Thomas E. Whiddon	19,287	(11)	*
Michael A. Witynski	9,479	(12)	*
Carl P. Zeithaml	32,499	(13)	*
Richard McNeely	266	(14)	*
Thomas R. O'Boyle, Jr.	846	(15)	*
Kevin S. Wampler	137,717	(16)	*
All current directors and executive officers as a group (22 persons)	2,831,096		1.2%

	Beneficial Ownership(1)

Other 5% Shareholders	Shares		Percent

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	24,382,264	(17)	10.4%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	19,165,246	(18)	8.1%

*
less than 1%

(1)
As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed as of any date to have "beneficial ownership" of any security that such person has a right to acquire within 60 days after such date. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. Deferred shares acquired by our directors through a deferred compensation plan are assumed to be issuable in a lump sum within 60 days if the director were to terminate service within such time.

(2)
Includes 23,836 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days. Includes 2,170 owned by a family member, over which Mr. Barron may indirectly exercise investment or voting power.

(3)
Includes 15,326 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days.

(4)
Includes 4,175 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days.

(5)
Includes 59,450 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days.

(6)
Includes 2,803 issuable upon the exercise of stock options and 5,667 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days.

(7)
Includes 13,583 shares owned by an irrevocable trust for the benefit of a family member of which Mr. Sasser is a trustee and 13,583 shares owned by an irrevocable trust for the benefit of a family member of which Mr. Sasser's spouse is a trustee. Excludes 167,681 shares underlying unvested performance-based restricted stock units and PSUs.

(8)
Includes 63,756 shares owned by irrevocable trusts for the benefit of certain Saunders family members, of which Mr. Saunders is a trustee, and 13,504 shares issuable upon exercise of stock options.

(9)
Includes 6,617 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if she were to conclude her Board service within 60 days.

(10)
Includes 1,947 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if she were to conclude her Board service within 60 days.

(11)
Includes 1,484 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days.

(12)
Excludes 119,329 shares underlying unvested performance-based restricted stock units and PSUs.

(13)
Includes 31,700 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days.

(14)
Excludes 41,678 shares underlying unvested performance-based restricted stock units and PSUs.

(15)
Excludes 34,295 shares underlying unvested performance-based restricted stock units and PSUs.

(16)
Excludes 61,079 shares underlying unvested performance-based restricted stock units and PSUs.

(17)
Includes shares held or controlled by The Vanguard Group and its affiliates, including Vanguard Fiduciary Trust Company, and Vanguard Investments Australia, Ltd. Based on a Schedule 13G/A filed on February 10, 2021 by The Vanguard Group for the period ended December 31, 2020, The Vanguard Group reported sole voting power with respect to 0 shares, shared voting power with respect to 398,595 shares, sole dispositive power with respect to 23,340,564 and shared dispositive power with respect to 1,041,700 shares.

(18)
Includes shares held or controlled by BlackRock, Inc. and its subsidiaries, including BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, FutureAdvisor, Inc. BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited and BlackRock Fund Managers Ltd. Based on a Schedule 13G/A filed on January 29, 2021 by BlackRock, Inc. for the period ended December 31, 2020. BlackRock reported sole voting power with respect to 16,831,103 shares and sole dispositive power with respect to 19,165,246 shares.

Delinquent Section 16(a) Reports

              Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, directors and shareholders also are required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

              To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required to be filed during fiscal 2020, we believe that for fiscal 2020, all required reports were filed on a timely basis under Section 16(a) of the Exchange Act with the exception of Mr. Sasser, who had one late report on Form 5 due to an inadvertent administrative error relating to five gift transactions made to certain family trusts, and Mr. Barron, who had one report on a Form 4 that was inadvertently filed late.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

              Dollar Tree's Board of Directors is soliciting your proxy to vote your shares at the 2021 annual meeting of shareholders.

              The principal executive offices of Dollar Tree are located at, and our mailing address is, 500 Volvo Parkway, Chesapeake, Virginia, 23320; telephone: (757) 321-5000.

When is the annual meeting?

              The annual meeting of shareholders will be held on Thursday, June 10, 2021 at 8:00 a.m. Eastern Time.

How can a shareholder participate in the annual meeting?

              This year we have adopted a virtual format for our annual shareholder meeting due to the ongoing public health impact of the Coronavirus disease (COVID-19) pandemic. This means that there will be no physical location for the annual meeting and the meeting will be accessible to shareholders only through the Internet. You may participate in the meeting by logging in at www.virtualshareholdermeeting.com/DLTR2021 and entering the control number found on your proxy card, voting instruction form or notice.

              All shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. During the annual meeting, shareholders will be able to listen, vote and submit questions from a remote location using an internet-connected device.

              A shareholder of record participating in the annual meeting through the meeting web portal will be able to vote during the meeting. If you have voted your shares prior to the start of the annual meeting, your vote has been received by the Company's inspector of elections and there is no need to vote those shares during the annual meeting, unless you wish to revoke or change your vote. If a shareholder has a question about one of the matters on the agenda to be voted on by the shareholders at the annual meeting, such question may be submitted in advance of the meeting at www.proxyvote.com after logging in with your control number. Questions may also be submitted during the annual meeting through www.virtualshareholdermeeting.com/DLTR2021 at the time the matters are before the annual meeting for consideration.

              We encourage you to access the annual meeting before it begins. Online check-in will start shortly before the meeting on June 10, 2021. If you have difficulty accessing the meeting, please call the toll free number provided on the meeting website at www.virtualshareholdermeeting.com/DLTR2021 for technical assistance.

How are proxy materials being provided to shareholders?

              We are providing access to our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each shareholder. A Notice of Internet Availability of Proxy

Materials is being mailed on or about April 30, 2021, to all shareholders entitled to vote at the annual meeting. The Notice tells you how to:

  •
  View our proxy materials for the annual meeting, including this proxy statement and the Dollar Tree 2020 Annual Report, on the Internet and vote; and

  •
  Instruct us to send proxy materials to you by mail or email.

Who is entitled to vote at the annual meeting?

              You are entitled to vote if you were a shareholder of record of our common stock as of the close of business on April 9, 2021. Holders of record have one vote for each share held at the close of business on the record date. At that time, there were 234,009,610 shares of Dollar Tree, Inc. common stock outstanding.

What is the difference between a shareholder of record and a beneficial owner of shares held in "street name?"

              If your shares are registered directly in your name with the Company's transfer agent, Computershare, you are a shareholder of record. If your shares are held in an account at a brokerage firm, bank or similar institution, then you are the beneficial owner of shares held in "street name." The institution holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to instruct the institution on how to vote the shares held in your account.

How can I cast my vote?

              As described below, there are several methods shareholders may use to cast their votes, including voting by mail using a proxy card or voting instruction form. Due to potential delays or disruptions in United States postal service deliveries that may occur prior to the annual meeting resulting from the COVID-19 pandemic, we encourage shareholders to cast their votes for the annual meeting either by Internet or by telephone rather than by mail.

Shareholder of Record

              If you are a shareholder of record, you may vote by mail (if you request a paper copy of our proxy materials) or over the telephone or the Internet.

  •
  To vote during the annual meeting, you must follow the instructions available on the meeting website at www.virtualshareholdermeeting.com/DLTR2021.

  •
  To vote by mail using the proxy card (if you request a paper copy), simply complete, sign, date and return the proxy card promptly in the postage-paid envelope provided.

  •
  To vote by Internet, go to www.proxyvote.com and follow the steps outlined on the secured website.

  •
  To vote by telephone, dial toll free, 1-800-690-6903 within the US, US territories and Canada any time on a touch tone telephone. Follow the instructions provided by the recorded message.

  •
  If you vote your shares more than one time by any method, your shares will be voted in accordance with the vote that is received on the latest date.

Visit www.proxyvote.com You will need the 16 digit identification number included in your proxy card or notice.	Call 1-800-690-6903 You will need the 16 digit identification number included in your proxy card or notice.	Return your dated and signed proxy card in the postage-paid envelope provided.

Beneficial Owner

              If your shares are held in a stock brokerage account or by a bank or other similar institution, follow the voting instructions on the voting instruction form that you receive from them.

  •
  To vote by mail, simply complete, sign, date and promptly return the voting instruction form in the envelope provided by your bank, broker or other nominee.

  •
  To vote by Internet or by telephone, please follow the instructions on the voting instruction form that you received.

  •
  If you vote your shares more than one time by any method, your shares will be voted in accordance with the vote that is received on the latest date.

              Shareholders who are beneficial owners of shares held in a stock brokerage account or by a bank or other nominee are not able to vote at the annual meeting unless they request and receive a legal proxy from the recordholder of the shares and follow the instructions for voting on the annual meeting website at www.virtualshareholdermeeting.com/DLTR2021.

What are the Board's voting recommendations?

PLEASE VOTE		BOARD RECOMMENDATION
1	The Company's eleven director nominees for the Board of Directors	FOR all nominees
2	Approval, on an advisory basis, of the compensation of our named executive officers	FOR
3	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year 2021	FOR
4	Approval of the Company's 2021 Omnibus Incentive Plan	FOR

How will my shares be voted if I submit a proxy card but do not specify how I want to vote?

              If you submit a validly executed proxy card or voting instruction form but do not specify how you want to vote your shares with respect to a particular proposal, then your shares will be voted in line with the Board's recommendation with respect to the proposal, i.e., (i) "FOR" the election of your Board's eleven nominees, (ii) "FOR" the advisory resolution approving the compensation paid to the Company's named executive officers, (iii) "FOR" the ratification of KPMG LLP as the Company's independent registered public accounting firm, and (iv) "FOR" the approval of the Company's 2021 Omnibus Incentive Plan. Should any of our Board's nominees be unable or unwilling to stand for election at the time of the annual meeting, the proxies named on the proxy card may vote for a replacement nominee recommended by the Board of Directors, or the Board may reduce the number of directors to be elected at the annual meeting. At this time, the Board knows of no reason why any of the Board's nominees would not be able to serve as a director if elected.

              As of the date of this proxy statement, the Board of Directors knows of no business other than that set forth above to be transacted at the annual meeting, but if other matters requiring a vote do arise, it is the intention of the proxies named on the proxy card to vote in accordance with their best judgment on such matters.

Can I change my voting instructions before the meeting?

              You may revoke your proxy by sending in a signed proxy card with a later date, providing subsequent telephone or Internet voting instructions, providing a written notice of revocation to the Corporate Secretary of Dollar Tree, Inc. at the address on page 98 prior to the annual meeting or voting during the annual meeting through the meeting website. If your shares are held in "street name," please follow the directions given by the institution that holds your shares to change or revoke your voting instructions.

What constitutes a quorum?

              A quorum is necessary for the transaction of business at the annual meeting. A quorum exists when holders of a majority of the total number of issued and outstanding shares of common stock that are entitled to vote at the annual meeting are present through the annual meeting website or by proxy.

Who will count the votes?

              A representative of Broadridge Financial Services, will act as the Inspector of Election, determine the presence of a quorum and tabulate the votes cast by proxy or electronically during the meeting.

What is the effect of abstentions and broker non-votes?

              The inspector will treat valid proxies marked "abstain" or proxies required to be treated as broker "non-votes" as present for purposes of determining whether there is a quorum at the annual meeting. A broker "non-vote" occurs when you fail to provide your broker with voting instructions on a particular proposal and the broker does not have discretionary authority to vote your shares on that particular proposal because the proposal is not a "routine" matter under the applicable rules. Abstentions and broker "non-votes" with respect to the matters to be voted on at the 2021 annual meeting will have no effect on the outcome of the vote on such matters.

              Unless your broker receives appropriate instructions from you, your broker may not use discretionary authority to vote your shares on any of the matters to be considered at the 2021 annual meeting other than the ratification of our independent registered public accounting firm. Therefore, we strongly urge you to vote your shares.

How can I obtain an additional proxy card?

              If you lose or misplace your proxy or voting instruction card, please contact your account representative at the broker, bank or similar institution through which you hold your shares. If your shares are not held in a brokerage or similar account, or your account representative is unable to assist, send an email to the Corporate Secretary Office at CorpSecy@DollarTree.com.

Where and when will I be able to find the voting results?

              You can find the official voting results on our Form 8-K filed with the Securities and Exchange Commission within four business days after the annual meeting.

Who pays for the costs of the proxy solicitations?

              The cost of soliciting proxies will be borne by us. Proxies may be solicited by officers, directors and regular employees of our Company or our affiliates, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, electronic means, telegram or messenger. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and annual reports to the beneficial owners of shares in accordance with the schedule of charges approved by the National Association of Securities Dealers, Inc. We have engaged Innisfree M&A Incorporated to assist with the solicitation of proxies for the annual meeting for a fee not to exceed $20,000, plus reimbursement for out-of-pocket expenses. We have also agreed to indemnify Innisfree M&A Incorporated against certain liabilities relating to, or arising out of, its engagement.

YOUR VOTE IS EXTREMELY IMPORTANT. Even if you plan to attend the annual meeting, please vote your shares by completing, signing and dating the proxy card or voting instruction form and returning it in the postage-prepaid envelope or vote by telephone or the Internet by following the instructions provided on the proxy card or voting instruction form. For additional information, see "How can I cast my vote?" above.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Directors and Nominees

              At the 2021 annual meeting of shareholders, the terms of all thirteen directors are expiring: Arnold S. Barron, Gregory M. Bridgeford, Thomas W. Dickson, Lemuel E. Lewis, Jeffrey G. Naylor, Winnie Y. Park, Bob Sasser, Thomas A. Saunders III, Stephanie P. Stahl, Carrie A. Wheeler, Thomas E. Whiddon, Michael A. Witynski and Carl P. Zeithaml.

              The Board has re-nominated all current directors for appointment as directors to serve for a one-year term, except for Thomas A. Saunders III and Carl P. Zeithaml who are retiring from the Board when their terms expire at the 2021 annual meeting. The size of the Board will be reduced from 13 directors to 11 directors effective as of the annual meeting. All nominees have indicated their willingness to serve as directors. If a nominee becomes unable to stand for re-election, the persons named in our proxy will vote for any substitute nominee proposed by the Board of Directors.

              Pursuant to the Company's bylaws, a director nominee will be elected by a majority of votes cast in uncontested director elections. In contested elections, the plurality voting standard will apply.

              In addition, we have a corporate governance policy requiring each director nominee to submit a resignation letter contingent in part on his or her failure to receive a majority of the votes cast. See "Majority Voting in Uncontested Election of Directors" beginning on page 28 for more on this policy.

Vote Required

              Our directors are elected by a "majority" vote in uncontested elections such as this election. Each director nominee shall be elected by a vote of the majority of the votes cast with respect to the director nominee. A majority of votes cast means that the number of shares cast "FOR" a director's election must exceed the number of votes cast "AGAINST" such director's election. Abstentions and broker non-votes will have no effect on the outcome of the election.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE COMPANY'S NOMINEES FOR DIRECTOR.

PROPOSAL NO. 2 ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

              As described in the Compensation Discussion and Analysis, the Company is committed to a pay-for-performance policy. To that end, our executive compensation program is designed to: (1) align executive pay with shareholders' interests; (2) recognize individual initiative and achievements; (3) attract, motivate and retain highly qualified executives; and (4) unite the executive management team to a common objective. We expect a significant portion of an executive's total compensation to be at risk, tied to both our annual and long-term performance.

              Please read our Compensation Discussion and Analysis beginning on page 47 and the tables and narrative that follow for additional details about our executive compensation program.

              This proposal, commonly known as a "Say on Pay" proposal, gives our shareholders the opportunity to express their views on the compensation paid to our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's named executive officers and the philosophy, policies and practices as disclosed in this proxy statement. Accordingly, the Company is asking its shareholders to vote "FOR" the following resolution at the annual meeting:

              "RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion set forth in this proxy statement."

Vote Required

              The advisory vote on the executive compensation program will be passed if the votes cast "FOR" the proposal exceed the votes cast "AGAINST" it. The vote is advisory and will not be binding upon our Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions that our shareholders express in their votes and to the extent there is any significant vote against the proposal, we will consider the shareholders' concerns in making future executive compensation decisions.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION PROGRAM.

PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

              Our Audit Committee, which consists entirely of independent directors, has selected KPMG LLP ("KPMG") to serve as our independent registered public accounting firm for fiscal year 2021. KPMG has served as our independent registered public accounting firm since 1987. You are being asked to ratify the appointment by our Audit Committee of KPMG as our independent registered public accounting firm for fiscal year 2021.

              As a matter of good governance, the Board is submitting the selection of KPMG to its shareholders for ratification. If our shareholders do not ratify the selection of KPMG, the Audit Committee will reconsider whether or not to retain KPMG in the future. However, the Audit Committee is not bound by a vote either for or against the firm. A representative of KPMG will be present at the 2021 annual meeting of shareholders. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

              The table below shows the aggregate fees billed by KPMG for professional services rendered in connection with the audit of our annual financial statements set forth in our Annual Report on Form 10-K for the fiscal years ended January 30, 2021 and February 1, 2020; the audit of our internal control over financial reporting as of January 30, 2021 and February 1, 2020; and the review of our unaudited quarterly financial statements set forth in our Quarterly Reports on Form 10-Q for each of our fiscal quarters during 2020 and 2019, as well as fees paid to KPMG for audit-related work and other services:

	Fiscal 2020	Fiscal 2019
Audit fees	$3,322,910	$3,318,741
Audit-related fees(a)	28,000	28,000
Tax fees	—	—
All other fees(b)	7,500	—
Total fees	3,358,410	3,346,741

(a)
Audit-related fees consist of fees for services related to the audit of financial statements of our employee benefit plan.

(b)
All other fees for fiscal 2020 relate to fees paid for access to KPMG's online learning portal.

              We did not engage our principal accountants to provide any professional services in connection with operating our information systems or designing or implementing hardware or software that aggregates source data underlying the financial statements or generates information.

              All audit work performed by KPMG is approved in advance by our Audit Committee, including the amount of fees due and payable to them for such work. In addition, our Audit Committee also approves all non-audit related work performed by KPMG in advance of the commencement of such work. Our Audit Committee has delegated to the Chair of the Committee the right to approve such non-audit related assignments between meetings of the Committee, and the Chair then reports on all such approvals at the next meeting of the Committee, which considers ratification of such approvals by the Committee Chair. In fiscal 2020, all services provided by KPMG were approved by our Audit Committee in advance of the performance of work by KPMG.

              The Audit Committee of our Board has determined that the non-audit services rendered by our independent accountants during our most recent fiscal year are compatible with maintaining their independence.

Report of the Audit Committee

              The Audit Committee's main purpose (in accordance with its written charter adopted by the Board of Directors) is to assist the Board of Directors in fulfilling its oversight responsibilities regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

              In connection with these responsibilities, the Audit Committee:

  •
  met with management and the head of our internal audit department to discuss the Company's risk management, control and governance processes;

  •
  discussed with counsel our compliance with NASDAQ listing requirements and other securities regulations;

  •
  met with management and KPMG LLP, our independent registered public accounting firm, to review and discuss the quarterly and annual financial statements of the Company for the fiscal year ended January 30, 2021;

  •
  discussed with KPMG LLP the matters required by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees);

  •
  discussed with KPMG LLP the quality, not just the acceptability, of our accounting principles;

  •
  received the written disclosures and the letter from KPMG LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence;

  •
  reviewed and approved KPMG LLP's fees for audit, audit-related and other services; and

  •
  discussed with KPMG LLP any relationships that may impact their objectivity and independence.

              Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 30, 2021 be included in the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE

Lemuel E. Lewis    Jeffrey G. Naylor    Winnie Y. Park    Carrie A. Wheeler    Thomas E. Whiddon

Vote Required

              Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2021 requires the affirmative vote of a majority of the votes cast at the annual meeting. Should such shareholder vote not be obtained, the appointment will not be ratified.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

PROPOSAL NO. 4 2021 OMNIBUS INCENTIVE PLAN

General

              On April 16, 2021, the Board approved the Dollar Tree, Inc. 2021 Omnibus Incentive Plan (the "Plan"), subject to shareholder approval at the Annual Meeting. The Board believes that the Plan is an important component of the Company's overall compensation program.

              The purposes of the Plan are to (i) advance the interests of the Company and its shareholders by providing incentives to attract, retain and reward persons performing services for the Company and its subsidiaries; (ii) motivate participants, by means of appropriate incentives, to contribute to the growth and profitability of the Company and its subsidiaries; (iii) provide incentive compensation opportunities that are competitive with those of similar companies; and (iv) further identify participants' interests with those of the Company's shareholders through compensation that is based on the Company's stock.

              Upon approval by the shareholders, the Plan will replace and supersede the Dollar Tree, Inc. 2011 Omnibus Incentive Plan, as amended and restated (the "Prior Plan"). As of March 17, 2021, the Prior Plan was no longer available for new grants of awards in accordance with its terms. As of April 7, 2021, there were a total of 15,631,200 shares of common stock that remained available for future awards under the Prior Plan that will no longer be available for use in connection with grants of awards under the Plan.

              As of April 7, 2021, there were 1,941,462 full value awards (i.e., restricted stock awards and restricted stock units) and 114,915 appreciation awards (i.e., stock options and stock appreciation rights) outstanding under the Prior Plan. The weighted average exercise price and remaining term of such appreciation awards under the Prior Plan were $79.82 and 4.2 years, respectively. In addition, the number of shares that may be issued in the future pursuant to the Prior Plan relating to the earned and unearned portions of outstanding performance-based awards as of April 7, 2021 was 291,223 and 576,595, respectively.

              All outstanding awards that were granted under the Prior Plan prior to March 17, 2021 continue to be governed under the terms and conditions of the Prior Plan and applicable award agreements.

              Set forth below is a summary of the Plan, which is qualified in its entirety by reference to the specific language of the Plan, a copy of which is attached to this proxy statement as Appendix A. Capitalized terms not defined herein shall have the same meanings ascribed to such terms in the Plan.

              The Board recommends that shareholders vote "FOR" the approval of the Plan.

Summary of the Plan

Types of Awards

              The Plan provides for the grant of options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, and other forms of equity-based or equity-related awards pursuant to Section 12 of the Plan ("Other Stock-Based Awards").

Plan Administration

              The Plan will be administered by the Compensation Committee of the Board, or such other committee our Board designates to administer the Plan (the "Committee"). Subject to the terms of the Plan and applicable law, the Committee has sole authority to administer the Plan, including, but not limited to, the authority to select the persons eligible to receive awards; determine the type or types of awards to be granted and the number of shares of common stock to be covered by awards; determine the terms, conditions and restrictions applicable to each award, including the exercise price and method of payment relating to an award, the method for satisfaction of any tax withholding obligation arising in connection with an award, the timing, terms and conditions of the exercisability or vesting of any award, the time of the expiration of any award, and the effect of a participant's termination of service on any award; amend, modify, extend, cancel or renew any award or to waive any restrictions or conditions applicable to any award or any shares acquired upon the exercise of the award; and accelerate, continue, extend or defer the exercisability of any award or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following a participant's termination of service.

              The Committee has the authority to prescribe, amend or rescind rules, guidelines and policies relating to the Plan or adopt sub-plans or supplements to the Plan. In addition, the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award agreement and to make all other determinations and take such other actions with respect to the Plan or any award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

              The Committee may, except to the extent prohibited by applicable law or the listing standards of the Nasdaq Global Select Market (or other applicable stock exchange), allocate all or any portion of its responsibilities and powers to any one or more of its members or to any officer selected by it. However, the Committee may not delegate its responsibilities and powers to grant awards to an individual subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent such delegation complies with the provisions of Rule 16b-3 adopted under Section 16 of the Exchange Act. In addition, the Board may exercise all or any powers of the Committee under the Plan at any time.

              All action by the Committee shall be consistent with the Articles of Incorporation and By-Laws of the Company and any applicable state corporate law. All questions of interpretation of the Plan, of any award agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any award shall be determined by the Committee and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such award. In addition, any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan, an award agreement or other agreement thereunder shall be final, binding and conclusive upon all persons having an interest therein.

Shares Authorized; Participant Limits

              Subject to adjustment as provided in the Plan, the maximum number of shares of common stock that may be delivered to participants or their beneficiaries under the Plan is 6,500,000 shares, which may consist of authorized but unissued shares, shares of stock acquired by the Company, including shares purchased on the open market or in private transactions, or any combination thereof. Not more than 750,000 shares may be granted as incentive stock options to employees. The maximum number of shares that may be subject to stock options or stock appreciation rights granted to any one person during a fiscal year may not exceed 750,000 shares. The maximum number of shares that may be subject to restricted stock awards, restricted stock units or Other Stock-Based Awards granted to any one person during a fiscal year may not exceed 750,000 shares. A non-employee director may not be granted awards in any fiscal year having a value that, together with any cash retainers or other similar cash-based payments paid during such fiscal year for services on the Board, would exceed $750,000.

              The closing price per share of Dollar Tree's common stock on the Nasdaq Global Select Market on April 20, 2021, the latest practicable date information was available prior to the printing and mailing of this proxy statement, was $116.34.

Adjustments for Certain Events

              To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Committee shall, in such manner as it deems equitable, make proportional adjustments to the maximum number of shares of common stock that may be delivered to participants under the Plan, the number of shares subject to outstanding awards, the grant or exercise prices with respect to outstanding awards, the performance targets and goals relating to outstanding awards, and the per individual limitations on the number of securities that maybe awarded under the Plan, to reflect stock dividends, recapitalizations, stock splits, reverse stock splits, reorganizations, mergers, consolidations, spin-offs, combinations or similar corporate transactions or events affecting the common stock of the Company.

Share Counting

              To the extent any shares of common stock that are subject to an outstanding award under the Plan are not delivered to a participant because, for any reason, all or part of the award is forfeited, cancelled or expires unexercised, or if shares of stock delivered to a participant pursuant to an award which is subject to forfeiture or cancellation are subsequently forfeited or cancelled by the Company, then the shares of stock allocable to the forfeited, cancelled or unexercised portion of such award shall not be deemed to have been delivered for purposes of determining the aggregate number of shares of common stock that may be delivered to participants and shall become immediately available again for new awards to be granted under the Plan.

              Shares of common stock represented by an award or portion of an award that are redeemed or withheld as part of a net exercise settlement or as part of the payment of the required exercise price or tax withholding obligations, or that are purchased by the Company using proceeds received from option exercises, shall not be available again for other awards under the Plan. Shares of common stock shall not be deemed to have been delivered pursuant to the Plan with respect to any portion of an award that by its terms may be settled solely in cash.

Minimum Vesting Period

              All awards shall be subject to a minimum vesting period of at least one (1) year (subject to earlier vesting in the event of a participant's death, disability or retirement as may be provided in an award agreement or in a participant's employment agreement or retention agreement, or as otherwise provided in the Plan in connection with a change in control), except that a shorter vesting period or immediate vesting may apply to awards granted to non-employee directors serving on the Board as a fee or retainer for service, including annual or other grants made pursuant to a director compensation policy or arrangement.

Eligible Participants

              Any employee or consultant of the Company or its subsidiaries and any director serving on the Board would be eligible to participate in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one award. Approximately 2,560 employees of the Company and its subsidiaries were eligible and expected to participate in the Plan as of April 9, 2021.

Stock Options

              The Committee may grant nonstatutory stock options and incentive stock options under the Plan. Nonstatutory stock options may be granted to employees, directors and consultants. Incentive stock options may be granted only to employees of the Company or its subsidiaries. The Committee determines the exercise price per share of common stock covered by each stock option, provided, however, that the per share exercise price may not be less than 100% of the fair market value of our common stock on the date the option is granted, and the per share exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the common stock on the date of grant. The grant of dividend equivalent rights on options is prohibited by the Plan.

              The aggregate fair market value (determined at the time an incentive stock option is granted) of the common stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all stock option plans of the Company) may not exceed $100,000, or such other amount as may be prescribed under the Code or applicable regulations and rulings from time to time.

              The Committee determines the exercisability and vesting of the options and the nature and extent of any restrictions to be imposed on the award. The maximum term for stock options granted under the Plan is also determined by the Committee, but may not be more than ten years from the date of grant, or five years from the date of grant with respect to any stock options intended to qualify as incentive stock options granted to a participant who is a 10% shareholder.

              The exercise price for the shares of stock being purchased under an option must be paid in full at the time of exercise. Payment may be made by cash or cash equivalents or, if permitted in an award agreement, by one or more of the following methods of payment: (i) by tendering, either by actual delivery or by attestation, shares of stock already owned by the participant having a value equal to the aggregate exercise price for the shares being purchased, (ii) through a broker assisted cashless exercise program to the extent available and approved by the Committee, (iii) through a "net exercise" arrangement where a number of shares with a fair market value equal to the exercise price is withheld by us in satisfaction of the exercise price; or (iv) such other methods of payment as the Committee, in its sole discretion, deems appropriate from time to time.

Stock Appreciation Rights

              The Committee may grant stock appreciation rights under the Plan. The exercise price for stock appreciation rights shall not be less than 100% of the fair market value of our shares of common stock on the grant date. The grant of dividend equivalent rights on stock appreciation rights is prohibited by the Plan.

              Stock appreciation rights shall vest and become exercisable as set forth in the award agreement. Subject to the provisions of the Plan and the applicable award agreement, the Committee will determine, at or after the grant of a stock appreciation right, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any stock appreciation right. No stock appreciation right granted under the Plan may be exercised more than ten (10) years after the date of grant.

              Upon exercise of a stock appreciation right, the holder will receive cash, shares of common stock, or a combination of both, at the discretion of the Committee, equal in value to the excess, if any, of the fair market value of a share of common stock on the date of exercise of the stock appreciation right over the exercise price of the stock appreciation right.

              Stock appreciation rights and stock options can be granted at the same time (a "tandem" grant) covering the same or different number of shares but with the same exercise price and exercisable at the same time. Upon exercise of tandem stock appreciation rights, the same number of tandem stock options are cancelled, and upon exercising tandem stock options, the same number of tandem stock appreciation rights are cancelled.

Restricted Stock Awards and Restricted Stock Units

              Subject to the provisions of the Plan, the Committee may grant restricted stock awards and restricted stock units on such terms and conditions as the Committee may determine. Restricted stock awards are restricted shares of our common stock and restricted stock units are grants representing a specified number of hypothetical shares of our common stock. Restricted stock awards and restricted stock unit awards are subject to vesting conditions based upon the satisfaction of such service requirements, conditions, restrictions or performance goals as established by the Committee and set forth in the award agreement evidencing the award.

              A restricted stock unit shall be granted with respect to one share of common stock, or have a value equal to the fair market value of one such share. Upon the lapse or satisfaction of vesting conditions applicable to an award of restricted stock units, the restricted stock units may be settled in cash, shares of common stock, or a combination of both.

              In connection with the grant of a restricted stock award, except as provided in the applicable award agreement, the holder shall be entitled to the rights of a shareholder with respect to such restricted shares, including the right to vote and receive cash dividends. However, in the event that cash dividends are paid on restricted stock, such dividend payments will be held by the Company and the participant's right to such payments shall vest and be payable only if and when the underlying restricted stock vests. A holder of restricted stock units will have no rights as a shareholder until such time as the award has vested and any other applicable conditions and/or criteria have been satisfied and shares of common stock underlying the award have been issued to the holder.

              Dividend equivalent rights generally are not paid on restricted stock units. However, the Committee has the discretion to provide in an award agreement that restricted stock units shall be entitled to dividend equivalent rights with respect to the payment of cash dividends on our common stock during the vesting period. Any such dividend equivalents that may be paid on a restricted stock unit are converted into additional restricted stock units that are credited to a participant's account and subject to the same terms and conditions, including vesting and settlement, as the restricted stock units subject to the original award, and that will not be paid unless those terms and conditions are satisfied. An award of restricted stock units generally will be proportionately adjusted to reflect any stock dividends paid on our common stock during the vesting period; provided that any additional restricted stock units resulting from such an adjustment will be subject to the same terms and conditions, including vesting and settlement, as the original award, and that will not be paid unless those terms and conditions are satisfied.

Other Stock-Based Awards

              The Committee may grant to participants other forms of equity-based or equity-related awards not described above which the Committee determines to be consistent with the purposes of the Plan and the interests of the Company and which may be granted in tandem with, or independent of, other awards under the Plan. Subject to the provisions of the Plan, the Committee has the authority to determine to whom and when Other Stock-Based Awards will be made; the number of shares of stock to be awarded under or otherwise related to such Other Stock-Based Awards; whether such Other Stock-Based Awards will be settled in cash, shares of stock or a combination of cash and shares; whether vesting will be based upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance goals; and all other terms and conditions of such awards. No dividends or dividend equivalent rights with respect to any portion of an Other Stock-Based Award shall be paid to the participant unless and until the vesting conditions to which the shares of stock underlying such portion of the Other Stock-Based Award are subject have been satisfied.

Performance-Based Awards

              The Committee may grant awards under the Plan that include the attainment of performance goals as a condition to vesting of the award. The Committee has the sole discretion to select the length of any applicable performance periods, the types of performance-based awards to be issued, the performance criteria that will be used to establish the performance goals, and the levels of achievement of the performance goals that are necessary for the award to be deemed earned for the performance period.

              The performance criteria that will be used to establish such performance goals may be based on any one of, or combination of, the performance measures selected by the Committee, including but not limited to the following, relating to the Company or its affiliates: (i) earnings per share; (ii) earnings (including EBIT or EBITDA); (iii) net earnings; (iv) total shareholder return; (v) return on equity; (vi) return on assets; (vii) return on investment; (viii) return on capital employed; (ix) operating margin; (x) gross margin; (xi) operating income; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales, comparable store sales, or revenue; (xv) revenue growth; (xvi) expenses; (xvii) improvement in or attainment of expense levels; (xviii) improvement in or attainment of working capital levels; (xix) economic value added; (xx) market share; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; and (xxiv) improvement in or attainment of sustainability metrics.

              Performance goals also may be stated in terms of an improvement in any of the performance criteria. Partial achievement of the specified criteria may result in a payment or vesting that corresponds to the degree of achievement as determined by the Committee. The performance goals and periods may vary from participant to participant and from time to time.

Prohibition on Repricing

              Without prior approval of the Company's shareholders, no amendment or modification may be made to an outstanding stock option or stock appreciation right award, including, without limitation, by reducing the exercise price or assuming and replacing or substituting any option or stock appreciation right with cash or another award, when such amendment or modification would be treated as a repricing under the rules of the stock exchange on which the Company's stock is then listed.

Tax Withholding

              The Plan authorizes the Company to deduct from any and all payments made under the Plan, or to require the participant to make adequate provision for, the amount of federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to an award. Upon the exercise, settlement, or vesting of an award, all tax withholding shall be satisfied by deduction of shares of common stock otherwise issuable to a participant upon the exercise or settlement of the award or, as applicable, by cancellation of a portion of the shares of stock that become vested under the award. The fair market value of any shares of stock withheld or cancelled under the Plan shall not exceed the amount determined by the minimum statutory withholding rates for each applicable tax jurisdiction.

Nontransferability of Awards

              An award of stock options, stock appreciation rights, restricted stock or restricted stock units under the Plan is generally nontransferable by a participant except by will or by the laws of descent and distribution or by filing a valid beneficiary designation with the Company pursuant to the Plan. In addition, awards shall not be subject to assignment, pledge, encumbrance or garnishment by creditors of the participant or the participant's beneficiaries. All rights with respect to such awards granted to a participant under the Plan shall be exercisable during his or her lifetime only by such participant or the participant's guardian or legal representative. However, to the extent permitted by the Committee in its discretion and set forth in an award agreement, an option that is not an incentive stock option may be assignable or transferable by gift or domestic relations order to a participant's "family members" as permitted by Form S-8 under the Securities Act of 1933, and a stock appreciation right granted in tandem with such an option may be assignable or transferable to the same extent as the tandem option. A transfer for value of any option or any stock appreciation right is prohibited.

Change in Control

              The Plan provides that, except as otherwise specified in an award agreement or a participant's employment or retention agreement, in the event of a change in control of the Company involving (i) a merger, consolidation, share exchange, or other transaction to which the Company is a party pursuant to which the holders of all the shares of common stock outstanding prior to such transaction do not hold, directly or indirectly, at least 50% of the outstanding shares of the surviving company after the transaction, or (ii) the sale, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to an entity that is not controlled by the Company, each outstanding award may be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor entity does not assume or substitute for the awards, the Committee may, in its sole discretion, provide for:

  •
  the participant to fully vest in and have the immediate right to exercise any outstanding options or stock appreciation rights;

  •
  all restrictions and conditions of any restricted stock award, restricted stock units and Other Stock-Based Awards held by such participant to lapse; and

  •
  any performance-related conditions of awards held by such participant to be deemed satisfied pro rata based on actual performance (or target performance if actual performance cannot be determined) and the fractional performance period.

              The Plan also provides that, in the event of any change in control (as defined in the Plan), the Committee may accelerate the vesting, exercisability and settlement of an award in its sole discretion. In addition, upon the occurrence of a change in control, the Committee may determine, in its discretion and without the consent of any participant, that any award outstanding immediately prior to the change in control and not previously exercised or settled shall be canceled in exchange for a payment in cash, stock of a corporation or other business entity that is a party to the change in control, or other property.

              In the event of the involuntary termination of an employee's service with the Company or its subsidiaries not for cause (as defined in the Plan) within twenty-four months after a change in control of the Company, the Plan provides that, unless otherwise provided in an employee's award agreement, employment agreement or retention agreement, all of such employee's outstanding options and stock appreciation rights shall become immediately vested and exercisable, all restrictions and conditions of all restricted stock awards, restricted stock units and Other Stock-Based Awards held by such employee shall lapse, and any performance-related conditions of awards held by such employee shall be deemed satisfied pro rata based on actual performance (or target performance if actual performance cannot be determined) and the fractional performance period.

Excess Parachute Payments

              Unless a separate employment or retention agreement between the Company and a participant provides otherwise, in the event that any acceleration of vesting pursuant to an award and any other payment or benefit received or to be received by a participant would subject the participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an "excess parachute payment" under Section 280G of the Code, then the amount of any acceleration of vesting called for under the award shall be reduced in order to avoid such characterization and payment of any excise tax imposed under Section 4999 of the Code.

Cancellation and Forfeiture Events

              The Committee may specify in an award agreement that the participant's rights, payments, and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include, without limitation, termination of the participant's service for cause (as defined in the Plan) or any act by a participant, whether before or after termination of service, that would constitute cause for termination of service.

Claw-Back Provisions

              To the extent required under Section 304 of the Sarbanes-Oxley Act of 2002, certain participants may be required to reimburse the Company for payments or other incentive compensation received under the Plan. In addition, all awards (including any proceeds, gains or other economic benefit actually or constructively received by the participant in respect of such awards) will be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Amendment or Termination of the Plan

              The Committee may amend, suspend or terminate the Plan at any time, provided that any payment or distribution or settlement of an award subject to Section 409A of the Code ("Section 409A") on termination of the Plan shall comply with Section 409A. However, no amendment of the Committee will become effective without shareholder approval if such approval is required for compliance with Rule 16b-3 under the Exchange Act or such other applicable laws, rules or regulations, or the rules of any stock exchange upon which the common stock may then be listed. Except to the extent necessary to conform the Plan or an award agreement to any present or future law, regulation or rule applicable to the Plan, including but not limited to Section 409A, no amendment, suspension or termination of the Plan may adversely affect any then outstanding awards without the consent of the participant.

Duration of the Plan

              No award may be granted under the Plan on or after the tenth anniversary of the date the Plan was approved by the shareholders.

Certain United States Federal Income Tax Consequences

              The following summary describes certain United States federal income tax laws and does not purport to be a complete analysis of all potential tax consequences relevant to recipients of awards under the Plan or to the Company, or to describe tax consequences based on the particular circumstances of an individual participant. It is based on federal income tax law and interpretational authorities as of the date of this proxy statement, which are subject to change at any time, and does not discuss state, local or non-U.S. tax consequences. The Company does not intend for the summary to constitute tax advice to any person.

              Stock Options.    An employee to whom an incentive stock option that qualifies under Section 422 of the Code is granted will not recognize income at the time of grant or exercise of such option. No federal income tax deduction will be allowable to the Company upon the grant or exercise of such incentive stock option. However, upon the exercise of an incentive stock option, special alternative minimum tax rules apply for the employee.

              When the employee sells shares acquired through the exercise of an incentive stock option more than one year after the date of transfer of such shares and more than two years after the date of grant of such incentive stock option, the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the option price. If the employee does not hold such shares for this period, when the employee sells such shares, the employee will recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Code and regulations thereunder, and the Company will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income.

              An employee to whom a nonstatutory option is granted will not recognize income at the time of grant of such option. When such employee exercises a nonstatutory option, the employee will recognize ordinary compensation income equal to the excess, if any, of the fair market value as of the date of a nonstatutory option exercise of the shares the employee receives, over the option exercise price. The tax basis of such shares will be equal to the exercise price paid plus the amount includable in the employee's gross income, and the employee's holding period for such shares will commence on the day after which the employee recognized taxable income in respect of such shares. Any subsequent sale of the shares by the employee will result in long- or short-term capital gain or loss, depending on the applicable holding period. Subject to applicable provisions of the Code and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of the exercise of nonstatutory options in an amount equal to the ordinary compensation income recognized by the employee. Any such compensation includable in the gross income of an employee in respect of a nonstatutory option will be subject to appropriate federal, state, local and foreign income and employment taxes.

              Restricted Stock.    Unless an election is made by the participant under Section 83(b) of the Code, the grant of an award of restricted stock will have no immediate tax consequences to the participant. Generally, upon the lapse of restrictions (as determined by the applicable restricted stock agreement between the participant and the Company), a participant will recognize ordinary income in an amount equal to the product of (x) the fair market value of a share of common stock of the Company on the date on which the restrictions lapse, less any amount paid with respect to a share of restricted stock, multiplied by (y) the number of shares of restricted stock with respect to which restrictions lapse on such date. The participant's tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The participant's holding period will commence on the date on which the restrictions lapse.

              A participant may make an election under Section 83(b) of the Code within 30 days after the date of transfer of an award of restricted stock to recognize ordinary income on the date of award based on the fair market value of common stock of the Company on such date. An employee making such an election will have a tax basis in the shares of restricted stock equal to the sum of the amount the employee recognizes as ordinary income and any amount paid for such restricted stock, and the employee's holding period for such restricted stock for tax purposes will commence on the day after the date of transfer.

              With respect to shares of restricted stock upon which restrictions have lapsed, when the employee sells such shares, the employee will recognize short- or long-term capital gain or loss depending on the holding period for such shares.

              Restricted Stock Units.    A participant to whom a restricted stock unit is granted generally will not recognize income at the time of grant (although the participant may become subject to employment taxes when the right to receive shares becomes "vested" due to retirement eligibility or otherwise). Upon delivery of shares of common stock of the Company or cash in respect of a restricted stock unit, a participant will recognize ordinary income in an amount equal to any cash received, plus the product of (x) the fair market value of a share of common stock of the Company on the date on which the common stock of the Company is delivered, multiplied by (y) the number of shares of common stock of the Company delivered.

              Other Stock-Based Awards.    With respect to Other Stock-Based Awards paid in cash or common stock, participants will generally recognize income equal to any cash and the fair market value of any shares of common stock received on the date on which the cash or stock is delivered to the recipient. The holding period in any shares of common stock generally will begin on the day after such stock is delivered. If restricted stock is delivered pursuant to an Other Stock-Based Award, the rules described above regarding income tax and holding period of restricted stock (including relating to elections under Section 83(b) of the Code) will apply.

              Section 409A.    Section 409A generally sets forth rules relating to covered deferred compensation arrangements in order to avoid the imposition of early income tax recognition, an additional 20% tax, and penalty interest upon the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the Plan may constitute deferred compensation within the meaning of Section 409A. The Plan is intended to provide for awards that comply with applicable rules governing deferred compensation under Section 409A or that satisfy an exemption therefrom. There can be no assurance, however, that the adverse tax consequences imposed under Section 409A will be avoided in all cases.

              General.    Ordinary income recognized by virtue of the exercise of nonstatutory options, the lapse of restrictions on restricted stock or restricted stock units or payments made in cash or shares of common stock of the Company are subject to applicable income and employment tax withholding as required by law.

              The Company generally will be entitled to a federal tax deduction to the extent permitted by the Code at the time and in the amount that ordinary income is recognized by participants. Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to our "covered employees," exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by the Company for federal income tax purposes. Covered employees generally refers to our Chief Executive Officer, Chief Financial Officer, our three other most highly compensated executive officers, and any other individual who was a covered employee for a fiscal year of the Company beginning after December 31, 2016.

Registration with SEC

              The Company anticipates filing a registration statement on Form S-8 with the Securities and Exchange Commission to register the shares of common stock authorized for issuance under the Plan as soon as practicable following shareholder approval of the Plan.

New Plan Benefits

              Since future awards under the Plan are at the sole discretion of the Committee, it is not possible to determine who will receive awards and in what amounts in the event the Plan is approved. However, it is anticipated that our executive officers, directors and other selected employees will receive awards under the Plan. For information on recent awards under the Prior Plan, see the compensation tables for our named executive officers beginning on page 79 and the discussion of director compensation beginning on page 37.

Vote Required

              Approval of the Plan requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. A majority of votes cast means that the number of shares cast "FOR" approval of the Plan must exceed the number of votes cast "AGAINST" approval of the Plan. Abstentions and broker non-votes shall not be considered a vote cast and will have no effect on the outcome of the vote. If the required shareholder vote is not obtained, the Plan will not be approved or implemented.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE 2021 OMNIBUS INCENTIVE PLAN.

FORWARD-LOOKING STATEMENTS

              This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this proxy statement that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as "believe," "anticipate," "expect," "intend," "plan," "view," "target" or "estimate," "may," "will," "should," "predict," "possible," "potential," "continue," "strategy," and similar expressions.

              For example, our forward-looking statements include statements regarding the timing and effect of our business strategies and initiatives on corporate performance and long-term growth; our expectations regarding capital expenditures and share repurchases; our expectations regarding the effect of changes in incentive compensation arrangements for executives; our expectations regarding the positioning of the Company for future growth and development; our expectations regarding future corporate governance practices, including without limitation Board refreshment, diversity and tenure; our plans to open Combination Stores and renovate Family Dollar stores to the H2 format; our estimates of potential amounts to be paid to executives upon a termination or change in control event; our plans and intentions with respect to shareholder engagement; and our plans, expectations, initiatives, commitments, goals and reporting relating to environmental, social and governance matters, including without limitation climate change, environmental sustainability, human capital management and diversity, equity and inclusion matters.

              A forward-looking statement is neither a prediction nor a guarantee of future results, events or circumstances. You should not place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement. These statements are subject to various risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 16, 2021, and other filings with the Securities and Exchange Commission. The Company does not intend, and undertakes no obligation to update or publicly release any revision to any such forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, a change of circumstance or otherwise.

OTHER MATTERS

Director Nominations and Shareholder Proposals for the 2022 Annual Meeting

              Our proxy access bylaw permits a shareholder, or a group of up to 20 shareholders, owning at least three percent (3%) of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director nominees which shall not exceed the greater of two (2) directors or twenty percent (20%) of the Board (rounded down), provided that the shareholders and nominees have complied with the requirements set forth in our bylaws. Notice of proxy access director nominees must be received no earlier than November 24, 2021 and no later than December 24, 2021. For additional information, please see "Shareholder Nominations for Election of Directors" beginning on page 41.

              Shareholder proposals under Rule 14a-8 for other items of business at the annual meeting of shareholders to be held in 2022 will not be included in our proxy statement for that meeting unless received by the Corporate Secretary at our principal executive offices in Chesapeake, Virginia, on or prior to close of business on December 24, 2021. Such proposals must contain the information and meet the requirements set forth in our bylaws and in Rule 14a-8 of the Securities and Exchange Commission relating to shareholder proposals.

              Notice of a shareholder proposal submitted outside of the processes of Rule 14a-8, including nominations of director candidates other than pursuant to the proxy access bylaw described above, must be received by the Corporate Secretary at our principal executive offices in Chesapeake, Virginia no earlier than November 24, 2021 and no later than December 24, 2021. If notice of such a shareholder proposal is received by us after such date, then the proxies we solicit for next year's annual meeting may confer discretionary authority to vote on any shareholder proposals that were not submitted in a timely manner, without including a description of such proposals in the proxy statement for that meeting.

Copies of Form 10-K Available

              We will provide a copy of our Annual Report on Form 10-K for our fiscal year ended January 30, 2021, as filed with the Securities and Exchange Commission, which includes our consolidated financial statements and notes to our financial statements, to any shareholder upon written request. The exhibits to the Form 10-K will be furnished upon request and upon payment of the cost of reproduction. Requests should be sent to the Corporate Secretary, at our corporate offices, 500 Volvo Parkway, Chesapeake, Virginia 23320. Our SEC filings, including exhibits, are also available online at our Company website, https://www.dollartreeinfo.com/investors/financial.

By order of the Board of Directors,

William A. Old, Jr. Corporate Secretary
Chesapeake, Virginia April 23, 2021

APPENDIX A

DOLLAR TREE, INC.
2021 OMNIBUS INCENTIVE PLAN

1.           Establishment, Purpose and Term of Plan.

              1.1    Establishment.    The Dollar Tree, Inc. 2021 Omnibus Incentive Plan (the "Plan") is hereby established effective as of April 16, 2021, being the date the Plan was adopted by the Board (the "Effective Date"). [The Plan was approved by the shareholders of the Company on June 10, 2021 (the "Approval Date").] This Plan replaces and supersedes the 2011 Omnibus Incentive Plan, as amended and restated ("2011 Plan") as of the Approval Date; provided, however, that all grants of awards that are outstanding under the 2011 Plan on the Approval Date shall continue to be governed under the terms and conditions of the 2011 Plan and applicable award agreements.

              1.2    Purpose.    The purposes of the Plan are to (i) advance the interests of the Company and its shareholders by providing incentives to attract, retain and reward persons performing services for the Member Companies; (ii) to motivate Participants, by means of appropriate incentives, to contribute to the growth and profitability of the Member Companies; (iii) provide incentive compensation opportunities that are competitive with those of similar companies; and (iv) further identify Participants' interests with those of the Company's shareholders through compensation that is based on the Company's stock. Awards under the Plan may be granted in connection with other compensatory plans or arrangements of a Member Company. The Company intends that Awards granted pursuant to the Plan be exempt from or comply with Section 409A, and the Plan shall be construed and interpreted as necessary to achieve that intent.

              1.3    Duration of Plan.    No Awards may be granted under the Plan on or after the tenth anniversary of the Approval Date. Any Awards that are outstanding on the tenth anniversary of the Approval Date shall remain valid in accordance with their terms and the Plan shall continue to apply to such Awards.

2.           Definitions and Construction.

              2.1    Definitions.    Whenever used herein, the following capitalized terms shall have their respective meanings set forth below:

                (a)   "Affiliate" means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the term "control" (including the term "controlled by") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise.

                (b)   "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, or Other Stock-Based Award granted under the Plan.

                (c)   "Award Agreement" means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

                (d)   "Board" means the Board of Directors of the Company.

                (e)   "Cause" means, unless such term or an equivalent term is otherwise defined in an Award Agreement or in a Participant's employment agreement or retention agreement, any of the following: (i) the Participant's theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Member Company documents or records that has a material adverse effect on a Member Company; (ii) the Participant's material failure to abide by a Member Company's code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant's unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Member Company (including, without limitation, the Participant's improper use or disclosure of a Member Company's confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Member Company's reputation or business; (v) the Participant's repeated failure or inability to perform any reasonable assigned duties after written notice from a Member Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Member Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant's conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude which has a material adverse effect on a Member Company or which impairs the Participant's ability to perform his or her duties with a Member Company.

                (f)    "Change in Control" means, unless such term or an equivalent term is otherwise defined in an Award Agreement or in a Participant's employment agreement or retention agreement, the occurrence of any of the following:

                           (i)  The sale, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to an entity that is not controlled by the Company; or

                          (ii)  The liquidation or dissolution of the Company; or

                         (iii)  any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company; or

                         (iv)  A merger, consolidation, share exchange, or other transaction to which the Company is a party pursuant to which the holders of all the shares of Stock outstanding prior to such transaction do not hold, directly or indirectly, at least 50% of the outstanding shares of the surviving company after the transaction; or

                          (v)  during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director) who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Incumbent Directors"), cease for any reason to constitute a majority thereof.

              Notwithstanding the foregoing, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, then if and to the extent required for compliance with Section 409A, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A and Treasury Regulations § 1.409A-3(i)(5)(v), (vi) & (vii).

                (g)   "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

                (h)   "Committee" means a committee appointed by the Board pursuant to Section 3 of the Plan.

                (i)    "Company" means Dollar Tree, Inc., a Virginia corporation, or any successor corporation thereto.

                (j)    "Consultant" means a natural person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Member Company.

                (k)   "Director" means a member of the Board.

                (l)    "Disability" means, unless otherwise provided in an Award Agreement or in a Participant's employment agreement or retention agreement, the Participant has been determined to be disabled under the long-term disability insurance policy of the Company or the Company determines that a qualified medical professional has opined that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; provided, however, if the Participant is eligible for Retirement, then "Disability" shall mean as defined under Code Section 409A(a)(2)(C) and the regulations promulgated thereunder, and the Participant shall be deemed to have a Disability on the earliest date that the Participant is determined to have a Disability either by the Company or as otherwise permitted under Treasury Regulation § 1.409A-3(i)(4)(iii).

                (m)  "Dividend Equivalent Right" means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

                (n)   "Employee" means any natural person treated as a common law employee in the personnel records of a Member Company. The Company shall determine in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the terms of the Plan as of the time of the Company's determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual's status as an Employee. Service as a Director or payment of a director's fee by a Member Company shall not be sufficient to constitute "employment" by a Member Company.

                (o)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                (p)   "Fair Market Value" means, as of any date, the value of a share of Stock determined as follows:

                           (i)  If the principal market for the Stock is a national securities exchange or the NASDAQ Stock Market, then the "Fair Market Value" as of that date shall be the closing sale price of the Stock on the principal exchange or market on which the Stock is then listed or admitted to trading on such date.

                          (ii)  If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the NASDAQ Stock Market, the average between the highest bid and lowest asked prices for the Stock on such day as reported on FINRA's OTC Bulletin Board Service or by the OTC Markets Group Inc. or a comparable service or organization (as selected by the Committee).

                         (iii)  If the day is not a business day, and as a result, paragraphs (i) and (ii) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the immediately preceding business day. If paragraphs (i) and (ii) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee subject to the applicable requirements, if any, of Section 409A of the Code.

                (q)   "Incentive Stock Option" means an Option intended to qualify (as set forth in the Award Agreement) as an incentive stock option within the meaning of Section 422(b) of the Code.

                (r)    "Insider" means an Officer, a Director of the Company or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

                (s)   "Insider Trading Policy" means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company's equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

                (t)    "Member Company" or "Member Companies" means the Company, any Parent Corporation or Subsidiary Corporation and, to the extent designated by the Board, any Affiliate and any successor corporation or entity.

                (u)   "Net-Exercise" means a procedure by which the Participant will be issued a number of whole shares of Stock upon the exercise of an Option determined in accordance with the following formula:

          N = X(A-B)/A, where

        "N" = the number of shares of Stock to be issued to the Participant upon exercise of the Option;

        "X" = the total number of shares with respect to which the Participant has elected to exercise the Option;

        "A" = the Fair Market Value of one (1) share of Stock determined on the exercise date; and

        "B" = the exercise price per share (as defined in the Participant's Award Agreement)

                (v)   "Non-Employee Director" means a Director who, as of the day following each year's date of the annual shareholders meeting, is not an Employee of a Member Company or an Affiliate.

                (w)  [Reserved.]

                (x)   "Nonstatutory Stock Option" means an Option not intended to be (as set forth in the Award Agreement), or which does not qualify as, an incentive stock option within the meaning of Section 422(b) of the Code.

                (y)   "Officer" means any person designated by the Board as an officer of the Company or a Member Company.

                (z)   "Option" means a right granted under Section 6 of the Plan to purchase Stock pursuant to the terms and conditions of the Plan.

                (aa) "Other Stock-Based Award" means an Award granted pursuant to Section 12 of the Plan.

                (bb) "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

                (cc) "Participant" means any eligible person under Section 5 of the Plan who has one or more outstanding Awards.

                (dd) "Performance Criteria" means one or more criteria that the Committee shall select and define for purposes of setting performance goals for a Performance Period. The Performance Criteria that will be used to establish such performance goals may be based on any one of, or combination of, the performance measures selected by the Committee, including but not limited to the following, relating to a Member Company or Affiliate or any combination of one or more Member Companies or Affiliates: (i) earnings per share; (ii) earnings (including EBIT or EBITDA); (iii) net earnings; (iv) total shareholder return; (v) return on equity; (vi) return on assets; (vii) return on investment; (viii) return on capital employed; (ix) operating margin; (x) gross margin; (xi) operating income; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales, comparable store sales, or revenue; (xv) revenue growth; (xvi) expenses; (xvii) improvement in or attainment of expense levels; (xviii) improvement in or attainment of working capital levels; (xix) economic value added; (xx) market share; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; and (xxiv) improvement in or attainment of sustainability metrics. Performance goals may be stated in terms of an improvement in any of the foregoing. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement only as specified in writing by the Committee.

                (ee) "Performance Period" means one or more fiscal years of the Company, or such other specific period of time set by the Committee, over which the attainment of one or more performance goals will be measured for the purpose of determining a designated Participant's right to and the payment of an Award.

                (ff)   "Restricted Stock Award" means an Award of Stock subject to such restrictions and Vesting Conditions as established by the Committee pursuant to Section 8 of the Plan.

                (gg) "Restricted Stock Unit" means a right granted to a Participant pursuant to Section 9 of the Plan to receive the value of a share of Stock on a date determined in accordance with the provisions of Section 9 of the Plan and the Participant's Award Agreement. For the avoidance of doubt, the term Restricted Stock Unit shall include those rights granted under any Restricted Stock Unit Agreement, Performance Stock Unit Agreement and Long-Term Performance Plan Award Agreement (to the extent denominated in Restricted Stock Units), as approved by the Committee or the Board.

                (hh) "Retirement" means an Employee's separation from Service or a Director's resignation or retirement from the Board (i) on or after the date such Participant attains the age of fifty-nine and a half (59 1/2) and (ii) following at least seven (7) years of service; provided, however, that the Retirement of an Employee shall not include a termination for Cause even if the foregoing requirements for Retirement are otherwise met.

                (ii)    "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

                (jj)    "Section 409A" means Section 409A of the Code and any successor provision.

                (kk) "Section 409A Deferred Compensation" means compensation provided pursuant to the Plan that constitutes deferred compensation subject to and not exempted from the requirements of Section 409A.

                (ll)    "Securities Act" means the Securities Act of 1933, as amended.

                (mm)  "Service" means a Participant's employment or service with the Member Companies, whether in the capacity of an Employee, a Director or a Consultant. Unless otherwise determined by the Committee, a Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides service to the Member Companies or a transfer between Member Companies, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided that for purposes of determining whether an Option is an Incentive Stock Option, an Employee's Service will be treated as terminating three (3) months after such Employee went on a leave (or for an Employee with a Disability, one (1) year after such Employee went on leave), unless such Employee's right to return to active employment is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant's Award Agreement. A Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Member Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of and reason for such termination.

                (nn) "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.4 of the Plan.

                (oo) "Stock Appreciation Right" means an Award, granted alone or in tandem with an Option, that pursuant to Section 7 of the Plan is designated as a Stock Appreciation Right.

                (pp) "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

                (qq) "Vesting Conditions" mean those conditions established in accordance with the Plan prior to the satisfaction of which shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant's termination of Service.

              2.2    Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

3.           Administration.

              3.1    Committee.    The authority to operate and administer the Plan shall be vested in a committee appointed by the Board. The initial Committee will be the Compensation Committee of the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers of the Committee at any time.

              The Committee shall consist solely of two or more members of the Board who are "non-employee directors" as defined under Rule 16b-3, and meet such independence, or other required listing standards, of any applicable securities exchange that is the principal trading market for the Stock or such other requirements of applicable law as the Board determines in its discretion from time to time are necessary for the Committee to administer of the Plan. In the event the Board determines that a member of the Committee was not an "independent director" under applicable stock exchange listing standards, and/or was not a "non-employee director" as defined in Rule 16b-3, as applicable, on the date of grant, such determination shall not invalidate the Award and the Award shall remain valid in accordance with its terms.

              3.2    Powers of the Committee.    In addition to any other powers set forth in the Plan and subject to the provisions and limitations of the Plan, the Committee shall have the full and final power and authority, in its discretion:

                (a)   To select from the persons eligible under Section 5.1 of the Plan those who will receive Awards under the Plan;

                (b)   To determine the type of Award granted, the time or times at which Awards shall be granted and the number of shares of Stock to be subject to each Award;

                (c)   To determine the Fair Market Value of shares of Stock pursuant to the terms of the Plan;

                (d)   To determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares of Stock acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares of Stock pursuant to any Award; (ii) the method of payment for shares purchased pursuant to any Award; (iii) the method for satisfaction of any tax withholding obligation arising in connection with an Award, including by the withholding or delivery of shares of Stock; (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto; (v) the time of the expiration of any Award, (vi) the effect of the Participant's termination of Service on any of the foregoing; and (vii) all other terms, conditions and restrictions applicable to any Award or shares of Stock acquired pursuant thereto not inconsistent with the terms of the Plan;

                (e)   To determine whether an Award will be settled in shares of Stock, cash, or in any combination thereof;

                (f)    To approve from time to time the form of any documents, including but not limited to one or more forms of Award Agreement as it deems advisable for use in the operation and administration of the Plan;

                (g)   To amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired upon the exercise thereof;

                (h)   To accelerate, continue, extend or defer the exercisability of any Award or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following a Participant's termination of Service;

                (i)    To prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

                (j)    To correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

              In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the Articles of Incorporation and By-Laws of the Company and any applicable state corporate law. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan, an Award Agreement or other agreement thereunder shall be final, binding and conclusive upon all persons having an interest therein.

              3.3    Delegation By Committee.    Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any Officer selected by it; provided it may not delegate authority to grant Awards to Insiders except to the extent such delegation complies with Rule 16b-3. To the extent the Committee delegates authority to any Officer, or any sub-committee containing one or more Officers, to grant Awards to Employees, who are not Insiders, such Officer shall not participate in any decision regarding any grant of an Award to himself or herself. Any allocation or delegation of authority by the Committee may be revoked by the Committee at any time.

              3.4    Information to be Furnished to Committee.    The Company and Member Companies shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Member Companies as to a Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

4.           Shares Subject to Plan.

              4.1    Maximum Number of Shares Issuable.    Subject to adjustment as provided in Sections 4.2 and 4.4 of the Plan, the aggregate number of shares of Stock that may be delivered under the Plan to Participants and their beneficiaries shall be 6,500,000 shares of Stock. The shares of Stock with respect to which Awards may be made shall consist of currently authorized but unissued shares, shares of Stock acquired by the Company, including shares purchased on the open market or in private transactions, or any combination thereof.

              4.2    Share Counting.    To the extent any shares of Stock that are subject to or underlie an outstanding Award are not delivered to a Participant or beneficiary because, for any reason, all or part of an Award is forfeited, cancelled or expires unexercised, or if shares of Stock delivered to a Participant or beneficiary pursuant to an Award which is subject to forfeiture or cancellation are forfeited or cancelled by the Company, then the shares of Stock allocable to the forfeited, cancelled or unexercised portion of such Award shall not be deemed to have been delivered for purposes of determining the aggregate number of shares of Stock under Section 4.1 of the Plan that may be delivered to Participants and their beneficiaries and shall become immediately available again for new Awards to be granted under the Plan.

              Shares of Stock represented by an Award or portion of an Award that are redeemed or withheld as part of a Net Exercise settlement or as part of the payment of the required exercise price or tax withholding obligations, or that are purchased by the Company using proceeds received from Option exercises, shall not be available again for other Awards under the Plan. Shares of Stock shall not be deemed to have been delivered pursuant to the Plan with respect to any portion of an Award that by its terms may be settled solely in cash.

              4.3    Limitations.    The following limitations are imposed on the applicable Awards granted under the Plan:

                (a)   The maximum aggregate number of shares of Stock available to grant Incentive Stock Options to Employees shall be 750,000 shares. To the extent required under the Code, the maximum number of shares of Stock available to grant Incentive Stock Options shall not be adjusted as required under Section 4.2 of the Plan.

                (b)   The maximum number of shares available to grant Options or Stock Appreciation Rights to any one individual shall be 750,000 shares during any one fiscal year period. If an Option is granted in tandem with a Stock Appreciation Right, such that the exercise of the Option or Stock Appreciation Right with respect to a share of Stock cancels the tandem Stock Appreciation Right or Option right, respectively, with respect to such share, the tandem Option and Stock Appreciation Right with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (b).

                (c)   No more than 750,000 shares of Stock may be subject to Restricted Stock Awards, Restricted Stock Units and Other Stock-Based Awards granted to any one individual during any one fiscal year period. If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferral period shall be disregarded.

                (d)   Notwithstanding any other provision of the Plan to the contrary, no Non-Employee Director shall be granted Awards in any fiscal year having a value that, together with any cash retainers or other similar cash-based payments paid during such fiscal year for services on the Board, would exceed $750,000. For the avoidance of doubt, such limit shall include the value of any Awards that are received in lieu of all or a portion of any cash retainers or other similar cash-based payments. The limits set forth in Sections 4.3(b) and 4.3(c) of the Plan shall not apply to Non-Employee Directors.

                (e)   The foregoing limitations will be adjusted proportionately in connection with any adjustments described in Section 4.4 of the Plan.

              4.4    Adjustments for Changes in Capital Structure.    The existence of the Plan, any Award or any Award Agreement shall not affect or restrict the right or power of the Company or its shareholders to make or authorize a corporate transaction or event such as a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination or other similar corporate transaction or event affecting the Stock with respect to which Awards have been or may be issued under the Plan (any such transaction or event, a "Transaction"). To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any change to the Stock effected without receipt of consideration through a Transaction, then the Committee shall, in such manner as the Committee deems equitable: (A) make a proportionate adjustment in (a) the maximum number and type of securities as to which Awards may be granted under this Plan, (b) the number and type of securities subject to outstanding Awards, (c) the grant or exercise price with respect to any such Award, (d) the performance targets and goals appropriate to any outstanding Awards, and (e) the per individual limitations on the number of securities that maybe awarded under the Plan (any such adjustment, an "Antidilution Adjustment"); provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such Options to violate Section 422(b) of the Code or any successor provision; with respect to all Options, no such adjustment shall be authorized to the extent that such adjustment violates the provisions of Treasury Regulation 1.424-1; with respect to all Awards, no adjustment shall be authorized to the extent such adjustment would violate Section 409A or any successor provisions; and the number of shares of Stock subject to any Award denominated in shares shall always be a whole number; or (B) cause any Award outstanding as of the effective date of the Transaction to be cancelled in consideration of a cash payment or alternate Award (whether from the Company or another entity that is a participant in the Transaction) or a combination thereof made to the holder of such cancelled Award substantially equivalent in value to the fair market value of such cancelled Award. The determination of fair market value shall be made by the Committee or the Board, as the case may be, in their sole discretion. Any fractional share resulting from an adjustment pursuant to this Section 4.4 shall be rounded down to the nearest whole number, and the exercise price per share shall be rounded up to the nearest whole cent. In no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as effected without receipt of consideration by the Company. Any adjustments made hereunder shall be binding on all persons having an interest herein.

              4.5    Minimum Vesting Provisions.    Notwithstanding any other provision of the Plan, Awards shall be subject to a minimum vesting period of at least one (1) year (subject to earlier vesting in the event of a Participant's death, Disability or Retirement as may be provided in an Award Agreement or in a Participant's employment agreement or retention agreement, or as provided in Section 14 of the Plan in connection with a Change in Control), except that a shorter vesting period or immediate vesting may apply to Awards granted to Non-Employee Directors serving on the Board as a fee or retainer for service, including annual or other grants made pursuant to a director compensation policy or arrangement.

5.           Eligibility.

              5.1    Persons Eligible for Awards.    Employees, Consultants and Directors are eligible to receive Awards under the Plan. Notwithstanding the foregoing, Incentive Stock Options may be granted solely to Employees. In the case of the grant of an Incentive Stock Option, a person who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or a Parent Corporation or any Subsidiary Corporation shall not be eligible to hold such Incentive Stock Option unless (i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Stock on the date of grant, and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of the previous sentence, in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

              5.2    Participation in Plan.    Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section 5.2 shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

6.           Stock Options.

              Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. The provisions of the various Award Agreements entered into under the Plan need not be identical. The Award Agreement shall also specify whether the Option is an Incentive Stock Option or a Nonstatutory Stock Option. If an Option is not designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. No Option shall provide for Dividend Equivalent Rights. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

              6.1    Exercise Price.    Except as otherwise provided in Section 5.1 of the Plan, the exercise price for each Option shall be established in the discretion of the Committee; provided, however, that the exercise price per share for an Option shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Repricing of Options after the date of grant shall not be permitted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such

Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 424(a) of the Code.

              6.2    Exercisability and Term of Options.    Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, Performance Criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Committee in an Award Agreement, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions. Notwithstanding the foregoing, no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Stock until at least six months following the date of grant of the Option.

              6.3    $100,000 Limitation.    To the extent that the aggregate Fair Market Value of shares of Stock (at the time of grant) with respect to which Incentive Stock Options are exercisable for the first time by an Employee in any one calendar year exceeds One Hundred Thousand Dollars ($100,000), the Options or portion of such Options that exceed such limitation (applied in the order in which the Options are granted) shall be treated as Nonstatutory Stock Options notwithstanding any contrary provision in the Award Agreement(s).

              6.4    Payment of Exercise Price.    Except as otherwise provided below, the full exercise price for the shares of Stock being exercised must be paid in cash or by check or cash equivalents on the date of exercise. The Committee may approve and set forth in an Award Agreement additional forms of payment, which may include any one, or a combination of, the following:

                  (a)    Tender or Attestation of Shares.    All or part of the exercise price of an Option may be paid by tendering, either by actual delivery or by attestation, shares of Stock already owned by the Participant. The Committee shall determine in its sole discretion from time to time the acceptable methods of tendering or attesting to shares of Stock to pay all or part of the exercise price of an Option. For purposes of determining the amount of the exercise price satisfied through tender or attestation of shares, the shares shall be valued on the date the shares are tendered or attested to in the method approved by the Committee.

                  (b)    Broker Assisted Cashless Exercise.    To the extent the Company has established and maintains a cashless exercise program with a securities brokerage firm, a Participant may exercise an Option through a cashless exercise in accordance with the policies and procedures established from time to time in the sole discretion of the Committee. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a cashless exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

                  (c)    Net Exercise.    By delivering to the Company a properly executed notice, in the form approved by the Committee from time to time in its sole discretion, electing a Net Exercise.

                  (d)    Other Methods.    The exercise price may be paid using such other methods of payment as the Committee, in its sole discretion, deems appropriate from time to time.

              6.5    Effect of Termination of Service.

                  (a)    Option Exercisability.    Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee in an Award Agreement, an Option shall terminate immediately upon the Participant's termination of Service to the extent that it is then unvested and shall be exercisable after the Participant's termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section 6.5 and thereafter shall terminate:

                      (i)    Disability.    If the Participant's Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant's guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Award Agreement evidencing such Option.

                      (ii)    Death.    If the Participant's Service terminates because of the death of the Participant, then the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant's Service terminated, may be exercised by the Participant's legal representative or other person who acquired the right to exercise the Option by reason of the Participant's death at any time prior to the expiration of twelve (12) months after the date on which the Participant's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Award Agreement evidencing such Option.

                      (iii)    Termination for Cause.    Notwithstanding any other provision of the Plan to the contrary, if the Participant's Service is terminated for Cause or if, following the Participant's termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or such act.

                      (iv)    Other Termination of Service.    If the Participant's Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant's Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Award Agreement evidencing such Option.

                  (b)    Extension if Exercise Prevented by Law.    Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.5(a) of the Plan is prevented by the provisions of Section 14 of the Plan, the Option shall remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the date of expiration of the Option's term as set forth in the Award Agreement evidencing such Option.

              6.6    Transferability of Options.    Except as otherwise provided in this Section 6.6, during the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant's guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiaries, except transfer by will or by the laws of descent and distribution or by beneficiary form filed with the Company pursuant to Section 19.5 of the Plan. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option that is not an Incentive Stock Option shall be assignable or transferable by gift or domestic relations order to a Participant's "family members" as permitted in the General Instructions to Form S-8 under the Securities Act. For the avoidance of doubt, a transfer for value of any Option is prohibited.

7.           Stock Appreciation Rights.

              Subject to the terms and conditions of the Plan, Stock Appreciation Rights shall be evidenced by Award Agreements specifying the terms and conditions for such Award in such form as the Committee shall from time to time establish. The provisions of the various Award Agreements entered into under the Plan need not be identical. The Award Agreement for a Stock Appreciation Right will set forth the exercise price, term of the Stock Appreciation Right, the conditions of exercise, vesting and such other terms and conditions as the Committee shall determine in its sole discretion. A Stock Appreciation Right may be granted alone, in addition to other Awards or in tandem with an Option. No Stock Appreciation Award shall provide for Dividend Equivalent Rights. Award Agreements evidencing Stock Appreciation Rights may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

              7.1    Exercise Price.    The exercise price of each Stock Appreciation Right shall be established by the Committee or shall be determined by a method established by the Committee at the time the Stock Appreciation Right is granted; except that the exercise price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant. Repricing of Stock Appreciation Rights after the date of grant shall not be permitted.

              7.2    Term.    No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

              7.3    Exercise of Stock Appreciation Right.    Stock Appreciation Rights shall be exercised by providing written or electronic notice to the Company based on such terms and conditions as shall be set forth in the Award Agreement in the sole discretion of the Committee.

              7.4    Payment Under Stock Appreciation Right.    Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying together (a) and (b) below:

                (a)   The difference between the Fair Market Value of a share of Stock on the date of exercise and the Fair Market Value of a share of Stock on the date of grant of the Stock Appreciation Right.

                (b)   The number of shares of Stock with respect to which the Stock Appreciation Right is being exercised.

              At the discretion of the Committee, settlement upon exercise of all or part of a Stock Appreciation Right may be paid in cash, in shares of Stock, or in any combination of both.

              7.5    Tandem with Options.    A Stock Appreciation Right granted in tandem with an Option may be granted at the same time as the Option and shall cover the same or a different number of shares of Stock as the tandem Option but shall have the same exercise price and be exercisable at the same time and to the same extent as the tandem Option. Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be cancelled automatically to the extent of the number of the shares of Stock exercised in the tandem Stock Appreciation Right, and if an Option granted in tandem with a Stock Appreciation Right is exercised, the tandem Stock Appreciation Right shall be cancelled automatically to the extent of the number of shares of Stock exercised in the tandem Option.

              7.6    Termination of Service.    In the event of a Participant's termination of Service, the Participant may exercise his or her Stock Appreciation Right to the extent set forth in the Award Agreement, but in no event after the date the term of such Stock Appreciation Right expires. If, after termination of Service, a Participant does not exercise his or her Stock Appreciation Right within the time period specified in the Award Agreement or by the applicable expiration date, the Stock Appreciation Right shall terminate.

              7.7    Transferability of Stock Appreciation Rights.    Except as otherwise provided in this Section 7.7, during the lifetime of the Participant, a Stock Appreciation Right shall be exercisable only by the Participant or the Participant's guardian or legal representative. A Stock Appreciation Right shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiaries, except transfer by will or by the laws of descent and distribution or by beneficiary form filed with the Company pursuant to Section 19.5 of the Plan. Notwithstanding the foregoing, a Stock Appreciation Right that is granted in tandem with an Option that is not an Incentive Stock Option, which Option permits limited assignability or transferability under Section 6.6 of the Plan, shall be assignable or transferable to the same extent as such tandem Option. For the avoidance of doubt, a transfer for value of any Stock Appreciation Right is prohibited.

8.           Restricted Stock Awards.

              Restricted Stock Awards shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more performance goals. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

              8.1    Vesting and Restrictions on Transfer.    Shares of Stock issued pursuant to any Restricted Stock Award shall be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance goals as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than as permitted under Sections 4.4 or 14 of the Plan or in the applicable Award Agreement. The Committee, in its discretion, may provide in an Award Agreement that upon the occurrence of one or more events or conditions that all or part of the Vesting Conditions shall be satisfied early and that the transfer restrictions shall lapse with respect to all or part of the shares of Stock subject to the Award. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Insider Trading Policy. Upon request by the Company, each Participant shall execute any agreement evidencing the transfer restrictions under this Section 8 prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates or appropriate legends evidencing any such transfer restrictions.

              8.2    Voting Rights; Dividends and Distributions.    Except as provided in this Section 8.2, Section 8.3 of the Plan, and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a shareholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4 of the Plan, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant's Restricted Stock Award shall be immediately subject to the same Vesting Conditions and transfer restrictions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made. To the extent that any portion of a Restricted Stock Award is contingent on the achievement of one or more Vesting Conditions, then any cash dividends payable with respect to shares of Stock subject to the Restricted Stock Award shall be held by the Company and shall not be paid to the Participant unless such shares of Stock become vested under the terms of the Restricted Stock Award.

              8.3    Effect of Termination of Service.    Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or Disability), then the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Award which remain subject to Vesting Conditions as of the date of the Participant's termination of Service.

              8.4    Nontransferability of Restricted Stock Award Rights.    Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant's beneficiaries, except transfer by will or the laws of descent and distribution or by a valid beneficiary designation filed with the Company pursuant to Section 19.5 of the Plan. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

9.           Restricted Stock Unit Awards.

              Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. The Company may settle payment under a Restricted Stock Unit in cash, shares of Stock or a combination of both. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

              9.1    Terms of Grant; Performance Goals.    Restricted Stock Unit Awards may be granted upon such terms and conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more performance goals.

              9.2    Purchase Price.    No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of settling a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Member Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Member Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

              9.3    Vesting.    Restricted Stock Unit Awards may be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance goal as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. The Committee, in its discretion, may provide in an Award Agreement that upon the occurrence of one or more events or conditions that all or part of the Vesting Conditions shall be satisfied early. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Insider Trading Policy.

              9.4    Voting Rights, Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which the Award is terminated, cancelled or forfeited. Such Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded down to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of the Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4 of the Plan, appropriate adjustments shall be made in the Participant's Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award. No Dividend Equivalent Rights with respect to any portion of a Restricted Stock Unit Award shall be paid to the Participant unless and until the Vesting Conditions to which the shares of Stock underlying such portion of the Restricted Stock Unit Award are subject have been satisfied.

              9.5    Effect of Termination of Service.    Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or Disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant's termination of Service.

              9.6    Settlement of Restricted Stock Unit Awards.    Unless otherwise set forth by the Committee in an Award Agreement, on the date on which Vesting Conditions lapse or are otherwise satisfied with respect to Restricted Stock Units, the Company shall issue to a Participant one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 4.4 of the Plan) or the cash equivalent of the Fair Market Value of such share of Stock for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any.

              9.7    Nontransferability of Restricted Stock Unit Awards.    The right to receive shares or payment pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiaries, except transfer by will or by the laws of descent and distribution or by filing a valid beneficiary designation with the Company pursuant to Section 19.5 of the Plan. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

10.         [Reserved.]

11.         [Reserved.]

12.        Other Stock-Based Awards.    The Committee shall have authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Committee determines to be consistent with the purposes of the Plan and the interests of the Company and which may be granted in tandem with, or independent of, other Awards under the Plan. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee may determine, including, without limitation, vesting based upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of shares of Stock to be awarded under or otherwise related to such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, shares of Stock or a combination of cash and shares; and all other terms and conditions of such Other Stock-Based Awards. No dividends or Dividend Equivalent Rights with respect to any portion of an Other Stock-Based Award shall be paid to the Participant unless and until the Vesting Conditions to which the shares of Stock underlying such portion of the Other Stock-Based Award are subject have been satisfied.

13.         Standard Forms of Award Agreements.

              13.1    Award Agreements.    Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. Any Award Agreement may consist of an appropriate form of notice of grant and a form of agreement incorporated therein by reference, or such other form or forms, including electronic media, as the Committee may approve from time to time.

              13.2    Authority to Vary Terms.    The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan, the Code, or applicable law.

14.         Change in Control.

              14.1    Assumption or Substitution.    Except as otherwise specified in an Award Agreement or in a Participant's employment agreement or retention agreement, in the event of a Change in Control as described in Section 2.1(f)(i) and (iv) of the Plan, each outstanding Award may be assumed or an equivalent option or award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation does not assume or substitute for the Awards, and unless otherwise specified in an Award Agreement or in a Participant's employment agreement or retention agreement, the Committee may, in its sole discretion, (I) provide for (a) the Participant to fully vest in and have the immediate right to exercise the Option or Stock Appreciation Right as to all of the shares of Stock, including shares as to which it would not otherwise be vested or exercisable, (b) all restrictions and conditions of any Restricted Stock Award, Restricted Stock Units and Other Stock-Based Awards held by such Participant to lapse, and (c) any performance-related conditions of Awards held by such Participant to be deemed satisfied pro rata based on actual performance (or target performance if actual performance cannot be determined) and the fractional performance period; or (II) provide for cash-out of the Awards under Section 14.3 of the Plan. If the successor corporation does not assume or substitute for the Awards, the Committee shall notify the Participant in writing or electronically of the changes in the applicable Awards.

              For the purposes of this Section 14.1, an Award shall be considered assumed if, following the transaction or sale of assets, the award confers the right to purchase or receive on the same terms and conditions as the Award, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Stock in the Change in Control.

              14.2    Accelerated Vesting.    In the event of a Change in Control, the Committee may accelerate the vesting, exercisability and settlement of an Award in its sole discretion. In the event of the involuntary termination of an Employee's Service with a Member Company not for Cause within twenty-four months after a Change in Control of the Company, the following shall occur: (i) all of such Employee's outstanding Options and Stock Appreciation Rights shall become immediately vested and exercisable, (ii) all restrictions and conditions of all Restricted Stock Awards, Restricted Stock Units and Other Stock-Based Awards held by such Employee shall lapse and (iii) any performance-related conditions of Awards held by such Employee shall be deemed satisfied pro rata based on actual performance (or target performance if actual performance cannot be determined) and the fractional performance period; provided, however, that the foregoing provision shall not apply to the extent that the terms and conditions of an Employee's Award Agreement, employment agreement or retention agreement, as applicable, include provisions relating to accelerated vesting, exercisability and/or settlement of Awards upon a Change in Control, and in such case the

Employee's rights relating to the effect of a Change in Control on the Award shall be determined solely by reference to the provisions of such agreements.

              14.3    Cash-Out of Awards.    The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of a corporation or other business entity that is a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Committee's good faith estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

              14.4    Federal Excise Tax Under Section 4999 of the Code.    Unless otherwise set forth by the express terms of an employment or retention agreement between a Participant and a Member Company, in the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an "excess parachute payment" under Section 280G of the Code, then the amount of any acceleration of vesting called for under the Award shall be reduced in order to avoid such characterization and payment of any excise tax imposed under Section 4999 of the Code.

15.         Tax Withholding.

              15.1    Tax Withholding in General.    The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Member Companies with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Member Companies' tax withholding obligations have been satisfied by the Participant.

              15.2    Withholding in Shares.    The Company shall deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to the tax withholding obligations of the Member Companies. Upon the exercise, settlement, or vesting of an Award, all tax withholding shall be satisfied by deduction of shares of Stock otherwise issuable to a Participant upon the exercise or settlement of the Award or, as applicable, by cancellation of a portion of the shares of Stock that become vested under the Award. The Fair Market Value of any shares of Stock withheld or cancelled under this Section 15.2 shall not exceed the amount determined by the minimum statutory withholding rates for each applicable tax jurisdiction.

16.         Compliance with Securities Law.

              The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

17.         Compliance with Section 409A.

              All Options and Stock Appreciation Rights granted under the Plan are intended to be exempt from Section 409A as stock rights granted with an exercise price not less than the Fair Market Value of a share of Stock on the date of grant of the Option or Stock Appreciation Right and the Plan and any Award Agreement or other document evidencing a grant of an Option or Stock Appreciation Right shall be interpreted as necessary to comply with Section 409A. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, any Award or portion of an Award that is or becomes subject to Section 409A shall comply with the following:

              17.1    Awards Subject to Section 409A.    Awards subject to Section 409A may include, but are not limited to:

                (a)   Any Nonstatutory Stock Option that permits the deferral of compensation other than the deferral of recognition of income until the exercise or transfer of the Option or the time the shares acquired pursuant to the exercise of the option first become substantially vested.

                (b)   Any Restricted Stock Unit or Other Stock-Based Award that provides by its terms that payment will be made or the Award settled upon or after the occurrence of any event that will or may occur later than the end of the Short-Term Deferral Period.

              Subject to U.S. Treasury Regulations promulgated pursuant to Section 409A ("Section 409A Regulations") or other applicable guidance, the term "Short-Term Deferral Period" means the period ending on the later of (i) the 15th day of the third month following the end of the Company's fiscal year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Participant's taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term "substantial risk of forfeiture" shall have the meaning set forth in Section 409A Regulations or other applicable guidance.

              17.2    Fixed Payment Dates.    Except as otherwise permitted or required by Section 409A Regulations or other applicable guidance, no payment or other distribution in settlement of an Award or portion of an Award subject to Section 409A may commence earlier than:

                (a)   The Participant's "separation from service" (as defined by Section 409A Regulations, including the definition of "service recipient" under Treasury Regulation § 1.409A-1(h)(3));

                (b)   The date the Participant becomes "disabled" (as defined by Section 409A Regulations);

                (c)   The Participant's death;

                (d)   A specified time (or pursuant to a fixed schedule) that is specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award;

                (e)   A change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company (as defined by Section 409A Regulations); or

                (f)    The occurrence of an "unforeseeable emergency" (as defined by Section 409A Regulations).

              17.3    Specified Employees.    To the extent that a Participant is a "Specified Employee" (as defined by Section 409A Regulations) of the Company, distribution pursuant to Section 17.2(a) in settlement of an Award subject to Section 409A shall be made on the first day of the seventh month after the Participant's separation from service (the "Delayed Payment Date") or, if earlier, the date of the Participant's death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date. The amount of any payment under an Award that is based on the Fair Market Value of a share of Stock shall be determined at the time the Award vests pursuant to the applicable Award Agreement and not at the time of the Delayed Payment Date. No interest shall be paid by the Company on any amount accumulated during the period ending on the Delayed Payment Date.

              17.4    No Acceleration of Distributions.    Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan pursuant to any Award or portion of an Award subject to Section 409A, except as provided by Section 409A and Section 409A Regulations.

              17.5    Interpretation.    To the extent any Award granted under the Plan is subject to, or becomes subject to, Section 409A, the terms of the Plan and the Award Agreement shall be interpreted as necessary to comply with Section 409A and this Section 17.

18.         Amendment or Termination of Plan.

              The Committee may amend, suspend or terminate the Plan at any time; provided, however, that any payment or distribution upon settlement of an Award subject to Section 409A upon termination of the Plan shall comply with Section 409A Regulations and all applicable guidance issued hereunder; provided, further, no amendment of the Plan by the Committee shall become effective without approval by the Company's shareholders if such approval is required for compliance with Rule 16b-3 or such other applicable federal or state laws, regulations or rules, or the rules of any stock exchange or market system upon which the Stock may then be listed. No amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant; provided, however, that notwithstanding any provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code and all applicable guidance promulgated thereunder.

19.         Miscellaneous Provisions.

              19.1    Forfeiture Events; Recoupment.

                (a)   The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

                (b)   If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

                (c)   All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

              19.2    Provision of Information.    Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company's shareholders.

              19.3    Rights as Employee, Consultant or Director.    No person, even though eligible pursuant to Section 5 of the Plan, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Member Company to terminate the Participant's Service at any time. To the extent that an Employee of a Member Company other than the

Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee's employer or that the Employee has an employment relationship with the Company.

              19.4    Rights as a Shareholder.    A Participant shall have no rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.4 or another provision of the Plan.

              19.5    Beneficiary Designations.    A Participant's beneficiary shall be the person, persons, or entity designated by the Participant on a properly completed beneficiary designation form submitted to the Company. Such designation may be changed by the Participant without the consent of any previously designated beneficiary. A beneficiary designation will not become effective unless it is made on a form approved by the Company and is received by the Company prior to the Participant's death.

              19.6    Delivery of Title to Shares.    Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

              19.7    Fractional Shares.    The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award. In lieu of issuing such fraction of a share of Stock, the Company will be entitled to pay a Participant the Fair Market Value of such fractional share on the business day immediately following the date the Award is exercised or vests.

              19.8    Retirement and Welfare Plans.    Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards shall be included as "compensation" for purposes of computing the benefits payable to any Participant under any Member Company's retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing such benefits.

              19.9    Severability.    If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

              19.10    No Constraint on Corporate Action.    Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company's or another Member Company's right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Member Company to take any action which such entity deems to be necessary or appropriate.

              19.11    Unfunded Obligation.    Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes. No Member Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Member Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of any Member Company. The Participants shall have no claim against any Member Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

              19.12    Choice of Law.    Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the Commonwealth of Virginia, without regard to its conflict of law rules.

              19.13    No Repricing.    Notwithstanding anything in this Plan to the contrary, without prior approval of the Company's shareholders, no amendment or modification may be made to an outstanding Option or Stock Appreciation Award, including, without limitation, by reducing the exercise price or assuming and replacing or substituting any Option or Stock Appreciation Right with cash or another Award, when such amendment or modification would be treated as repricing under the rules of the stock exchange on which the Company's Stock is listed; provided, however, that appropriate adjustments to Options and Stock Appreciation Awards may be made as permitted under Section 4.4 of the Plan.

20.        Shareholder Approval.    The Plan is subject to approval of the Company's shareholders within twelve (12) months of the Effective Date.

VOTE BY INTERNET Use the Internet to transmit your voting instructions and for electronic delivery of information. Prior To The Meeting - Go to www.proxyvote.com DOLLAR TREE, INC. 500 VOLVO PKWY CHESAPEAKE, VIRGINIA 23320 Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Vote by 11:59 P.M. Eastern Time on June 9, 2021. During The Meeting - Go to www.virtualshareholdermeeting.com/DLTR2021 You may vote during the meeting by following the instructions available on the meeting website. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 9, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D52644-P49972 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DOLLAR TREE, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Arnold S. Barron 1b. Gregory M. Bridgeford The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain ! ! ! 1c. Thomas W. Dickson 2. To approve, by a non-binding advisory vote, the compensation of the Company's named executive officers. 1d. Lemuel E. Lewis 3. To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year 2021. ! ! ! ! ! ! 1e. Jeffrey G. Naylor 1f. Winnie Y. Park 4. To approve the Company's 2021 Omnibus Incentive Plan. 1g. Bob Sasser NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. 1h. Stephanie P. Stahl 1i. Carrie A. Wheeler 1j. Thomas E. Whiddon 1k. Michael A. Witynski Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D52645-P49972 DOLLAR TREE, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS For the Annual Meeting of Shareholders on June 10, 2021 The undersigned hereby appoints Bob Sasser and William A. Old, Jr., jointly and severally, each with full power of substitution, as proxies, to represent the undersigned and to vote at the 2021 Annual Meeting of Shareholders of DOLLAR TREE, INC. to be held on Thursday, June 10, 2021 at 8:00 a.m. Eastern Time, through a live webcast at www.virtualshareholdermeeting.com/DLTR2021, and at any adjournment or postponement thereof, all of the shares of Dollar Tree common stock that the undersigned is entitled to vote on each of the proposals listed on the reverse side and any other matters that may properly come before the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” the election of all director candidates nominated by the Board of Directors on the reverse side, “FOR” proposals 2, 3 and 4 on the reverse side, and, in the discretion of the persons named as proxies, with respect to any other matters that may properly come before the Dollar Tree Annual Meeting or any adjournment or postponement thereof. This proxy revokes all previous proxies. Continued and to be signed on reverse side